UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ION Geophysical Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ION GEOPHYSICAL CORPORATION
2105 CityWest Boulevard, Suite 400
Houston, Texas 77042-2839
(281) 933-3339

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2013

To ION's Stockholders:

        The 2013 Annual Meeting of Stockholders of ION Geophysical Corporation will be held in the office of the company located at 2105 CityWest Boulevard, Houston, Texas, on Wednesday, May 22, 2013, at 10:30 a.m., local time, for the following purposes:

          1.     Elect the three directors named in the attached proxy statement to our Board of Directors, each to serve for a three-year term;

          2.     Vote to approve our 2013 Long-Term Incentive Plan;

          3.     Advisory (non-binding) vote to approve the compensation of our named executive officers;

          4.     Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for 2013; and

          5.     Consider any other business that may properly come before the annual meeting, or any postponement or adjournment of the meeting.

        ION's Board of Directors has set April 1, 2013, as the record date for the meeting. This means that owners of ION common stock at the close of business on that date are entitled to receive this notice of meeting and vote at the meeting and any adjournments or postponements of the meeting. For your reference, directions to the meeting location are included in the proxy statement.

        Your vote is very important, and your prompt cooperation in voting your proxy is greatly appreciated. Whether or not you plan to attend the meeting, please sign, date and return your enclosed proxy card as soon as possible so that your shares can be voted at the meeting.

By Authorization of the Board of Directors,

David L. Roland Senior Vice President, General Counsel and Corporate Secretary

April 16, 2013
Houston, Texas

Important Notice Regarding the Availability of Proxy Materials
For the Annual Stockholders' Meeting to be held on May 22, 2013

The proxy statement, proxy card and our 2012 annual report to stockholders are available at www.iongeo.com under "Investor Relations — Investor Materials —
Annual Reports."

        The Annual Meeting of Stockholders of ION Geophysical Corporation will be held on May 22, 2013, at the offices of the company located at 2105 CityWest Boulevard, Houston, Texas, beginning at 10:30 a.m., local time.

        The matters intended to be acted upon are:

    1.
    Elect the three directors named in the attached proxy statement to our Board of Directors, each to serve for a three-year term;

    2.
    Vote to approve our 2013 Long-Term Incentive Plan;

    3.
    Advisory (non-binding) vote to approve the compensation of our named executive officers;

    4.
    Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for 2013; and

    5.
    Consider any other business that may properly come before the annual meeting, or any postponement or adjournment of the meeting.

        The Board of Directors recommends voting in favor of the nominees listed in the proxy statement, the approval of our 2013 Long-Term Incentive Plan, the compensation of our named executive officers and the ratification of the appointment of Ernst & Young LLP.

        The following proxy materials are being made available at the website location specified above:

    1.
    The proxy statement for the 2013 Annual Meeting of Stockholders and the 2012 annual report to stockholders; and

    2.
    The form of proxy card being distributed to stockholders in connection with the 2013 Annual Meeting of Stockholders.

        Directions to the annual meeting are also provided in the accompanying proxy statement under "About the Meeting — Where will the Annual Meeting be held?"

ION GEOPHYSICAL CORPORATION
2105 CityWest Boulevard, Suite 400
Houston, Texas 77042-2839
(281) 933-3339

April 16, 2013

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2013

        Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2013 Annual Meeting of Stockholders of ION Geophysical Corporation ("ION"). The meeting will be held at 2105 CityWest Boulevard, Houston, Texas, on May 22, 2013, at 10:30 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

        The mailing address of our principal executive offices is 2105 CityWest Boulevard, Suite 400, Houston, Texas 77042-2839. We are mailing the proxy materials to our stockholders beginning on or about April 16, 2013.

        All properly completed and returned proxies for the annual meeting will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

        Only owners of record of our outstanding shares of common stock on April 1, 2013 are entitled to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of common stock on the record date is entitled to one vote for each share of common stock held. On April 1, 2013, there were 157,512,832 shares of common stock issued and outstanding.

        When used in this proxy statement, "ION Geophysical," "ION," "Company," "we," "our," "ours" and "us" refer to ION Geophysical Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

ABOUT THE MEETING

What is a proxy?

        A proxy is your legal designation of another person to vote the stock you own on your behalf. That other person is referred to as a "proxy." Our Board of Directors has designated R. Brian Hanson and James M. Lapeyre, Jr. as proxies for the 2013 Annual Meeting of Stockholders. By completing and returning the enclosed proxy card, you are giving Mr. Hanson and Mr. Lapeyre the authority to vote your shares in the manner you indicate on your proxy card.

Who is soliciting my proxy?

        Our Board of Directors is soliciting proxies on its behalf to be voted at the 2013 Annual Meeting. All costs of soliciting the proxies will be paid by ION. Copies of solicitation materials will be furnished to banks, brokers, nominees and other fiduciaries and custodians to forward to beneficial owners of ION's common stock held by such persons. ION will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation materials. In addition to solicitations by mail, some of ION's directors, officers and other employees, without extra compensation, might supplement this solicitation by telephone, personal interview or other communication. ION has also retained Georgeson Inc. to assist with the solicitation of proxies from banks, brokers, nominees and other holders, for a fee not to exceed $10,500 plus reimbursement for out-of-pocket expenses. We may also ask our proxy solicitor to solicit proxies on our behalf by telephone for a fixed fee of $6 per phone call and $3.50 per telephone vote, plus reimbursement for expenses.

What is a proxy statement?

        A proxy statement is a document that the regulations of the Securities and Exchange Commission ("SEC") require us to give you when we ask you to sign a proxy card designating individuals as proxies to vote on your behalf.

What is the difference between a "stockholder of record" and a stockholder who holds stock in "street name"?

        If your shares are registered directly in your name, you are a stockholder of record. If your shares are registered in the name of your broker, bank or similar organization, then you are the beneficial owner of shares held in street name.

What different methods can I use to vote?

        Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

        (a)    In Writing:    All stockholders can vote by written proxy card.

        (b)    By Telephone and Internet:    Owners of shares held in street name may generally vote by telephone or the Internet, in which case their bank or broker will enclose the voting instruction form with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

        (c)    In Person:    All stockholders may vote in person at the meeting. If your shares are held in street name and you wish to vote in person, you will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the meeting.

Where will the Annual Meeting be held?

        ION's 2013 Annual Meeting of Stockholders will be held on the 4th Floor of 2105 CityWest Boulevard in Houston, Texas.

        Directions:    The site for the meeting is located on CityWest Boulevard off of Beltway 8, near the intersection of Beltway 8 and Briar Forest Drive. Traveling south on the Beltway 8 feeder road after Briar Forest Drive, turn right on Del Monte Drive. Enter Garage Entrance 3 on your immediate left. Advise the guard that you are attending the ION Annual Meeting. You may be required to show your driver's license or other photo identification. The guard will then direct you where to park in the visitors section of the parking garage. The guard can also direct you to 2105 CityWest Boulevard, which is directly south of the garage. Once in the building, check in with the security desk and then take the elevators to the 4th floor.

What is the effect of not voting?

        It depends on how ownership of your shares is registered. If you are a stockholder of record, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not be treated as a vote for or against a proposal. Depending on the circumstances, if you own your shares in street name, your broker or bank may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the question immediately following, in the absence of your voting instruction, your broker may or may not vote your shares.

If I don't vote, will my broker vote for me?

        If you own your shares in street name and you do not vote, your broker may vote your shares in its discretion on proposals determined to be "routine matters" under the rules of the New York Stock Exchange ("NYSE"). With respect to "non-routine matters," however, your broker may not vote your shares for you. Where a broker cannot vote your shares on non-routine matters because he has not received any instructions from you regarding how to vote, the number of unvoted shares on those matters is reported as "broker non-votes." These "broker non-vote" shares are counted toward the quorum requirement, but, generally speaking, they do not affect the determination of whether a matter is approved. See " — How are abstentions and broker non-votes counted?" below. The election of directors, the vote to approve the 2013 Long-Term Incentive Plan (the "2013 LTIP") and the advisory vote on executive compensation are not considered to be routine matters under current NYSE rules, so your broker will not have discretionary authority to vote your shares held in street name on those matters. The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered to be a routine matter on which brokers will be permitted to vote your shares without instructions from you.

What is the record date and what does it mean?

        The record date for the 2013 Annual Meeting of Stockholders is April 1, 2013. The record date is established by the Board of Directors as required by Delaware law (the state in which we are incorporated). Holders of common stock at the close of business on the record date are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

How can I revoke a proxy?

        A stockholder can revoke a proxy prior to the vote at the Annual Meeting by (a) giving written notice to the Corporate Secretary of ION, (b) delivering a later-dated proxy or (c) voting in person at the meeting. If you hold shares through a bank or broker, you must contact that bank or broker in order to revoke any prior voting instructions.

What constitutes a quorum?

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock constitutes a quorum. We need a quorum of stockholders to hold a validly convened Annual Meeting. If you have signed and returned your proxy card, your shares will be counted toward the quorum. If a quorum is not present, the chairman may adjourn the meeting, without notice other than by announcement at the meeting, until the required quorum is present. As of the record date, 157,512,832 shares of common stock were outstanding. Thus, the presence of the holders of common stock representing at least 78,756,417 shares will be required to establish a quorum.

What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

        In voting on the election of three director nominees to serve until the 2016 Annual Meeting of Stockholders, stockholders may vote in one of the following ways:

        (a)   in favor of all nominees,

        (b)   withhold votes as to all nominees or

        (c)   withhold votes as to a specific nominee.

        Directors will be elected by a plurality of the votes of the shares of common stock present or represented by proxy at the meeting. This means that director nominees receiving the highest number of "for" votes will be elected as directors. Votes "for" and "withheld" are counted in determining whether a plurality has been cast in favor of a director. Under ION's Corporate Governance Guidelines, any director nominee who receives a greater number of votes "withheld" from his election than votes "for" such election shall promptly tender to the Board of Directors his resignation following certification of the results of the stockholder vote. For a more complete explanation of this requirement and process, please see "Item 1 — Election of Directors — Board of Directors and Corporate Governance — Majority Voting Procedure for Directors" below.

        You may not abstain from voting for purposes of the election of directors. Stockholders are not permitted to cumulate their votes in the election of directors.

        The Board recommends a vote "FOR" all of the nominees.

What are my voting choices when casting a vote to approve the 2013 LTIP?

        In casting a vote to approve the 2013 LTIP, stockholders may vote in one of the following ways:

        (a)   in favor of the plan,

        (b)   against the plan or

        (c)   abstain from voting.

        The vote to approve the 2013 LTIP requires a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% of the outstanding shares of our common stock.

        The Board recommends a vote "FOR" this proposal.

What are my voting choices when casting an advisory vote to approve the compensation of our named executive officers?

        In casting an advisory vote to approve the compensation of our named executive officers, stockholders may vote in one of the following ways:

        (a)   in favor of the advisory vote to approve our executive compensation,

        (b)   against the advisory vote to approve our executive compensation or

        (c)   abstain from voting.

        The advisory vote to approve the compensation of our named executive officers will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

        The Board recommends a vote "FOR" this proposal.

What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm — or independent auditors — and what vote is needed to ratify their appointment?

        In voting to ratify the appointment of Ernst & Young LLP as independent auditors for 2013, stockholders may vote in one of the following ways:

        (a)   in favor of ratification,

        (b)   against ratification or

        (c)   abstain from voting on ratification.

        The proposal to ratify the appointment of Ernst & Young LLP will require the affirmative vote of a majority of the votes cast on the proposal by holders of common stock in person or represented by proxy at the meeting.

        The Board recommends a vote "FOR" this proposal.

Will any other business be transacted at the meeting? If so, how will my proxy be voted?

        We do not know of any business to be transacted at the Annual Meeting other than those matters described in this proxy statement. We believe that the periods specified in ION's Bylaws for submitting proposals to be considered at the meeting have passed and no proposals were submitted. However, should any other matters properly come before the meeting, and any adjournments or postponements of the meeting, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

What if a stockholder does not specify a choice for a matter when returning a proxy?

        Stockholders should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted "FOR" the election of all director nominees, "FOR" the approval of the 2013 LTIP, "FOR" the non-binding advisory vote to approve our company's executive compensation and "FOR" the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for 2013.

How are abstentions and broker non-votes counted?

        Abstentions are counted for purposes of determining whether a quorum is present at the Annual Meeting. A properly executed proxy card marked "withhold" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        With respect to (i) the proposal regarding the advisory vote on executive compensation and (ii) the proposal to ratify the appointment of the independent auditors, an abstention from voting on either such proposal will be counted as present in determining whether a quorum is present but will not be counted in determining the total votes cast on such proposal. Thus, abstentions will have no effect on the outcome of the vote on these proposals.

        With respect to the proposal to approve the 2013 LTIP, an abstention from voting will be counted as present in determining whether a quorum is present, and will count as a vote cast on the proposal according to NYSE guidance. Therefore, if you abstain from voting on the proposal to approve the 2013 LTIP, the abstention will have the same effect as a vote against the proposal.

        Broker non-votes will have no effect on the outcome of the vote on any of the proposals.

What is the deadline for submitting proposals to be considered for inclusion in the 2014 proxy statement and for submitting a nomination for director of ION for consideration at the Annual Meeting of Stockholders in 2014?

        Stockholder proposals requested to be included in ION's 2014 proxy statement must be received by ION not later than December 20, 2013. A proper director nomination may be considered at ION's 2014 Annual Meeting of Stockholders only if the proposal for nomination is received by ION not later than December 20, 2013. Proposals and nominations should be directed to David L. Roland, Senior Vice President, General Counsel and Corporate Secretary, ION Geophysical Corporation, 2105 CityWest Boulevard, Suite 400, Houston, Texas 77042-2839.

Will I have electronic access to the proxy materials and Annual Report?

        The notice of Annual Meeting, proxy statement and 2012 Annual Report to Stockholders are also posted on ION's Internet website in the Investor Relations section at www.iongeo.com.

How can I obtain a copy of ION's Annual Report on Form 10-K?

        A copy of our 2012 Annual Report on Form 10-K (without schedules or exhibits) forms a part of our 2012 Annual Report to Stockholders, which is enclosed with our proxy statement. You may obtain an additional copy of our 2012 Form 10-K at no charge by sending a written request to David L. Roland, Senior Vice President, General Counsel and Corporate Secretary, ION Geophysical Corporation, 2105 CityWest Boulevard, Suite 400, Houston, Texas 77042-2839. Our Form 10-K is also available (i) through the Investor Relations section of our website at www.iongeo.com and (ii) with exhibits on the SEC's website at http://www.sec.gov.

        Please note that the contents of these and any other websites referenced in this proxy statement are not incorporated into this filing. Further, our references to the URLs for these and other websites listed in this proxy statement are intended to be inactive textual references only.

 ITEM 1 — ELECTION OF DIRECTORS

        Our Board of Directors consists of eight members. The Board is divided into three classes. Members of each class are elected for three-year terms and until their respective successors are duly elected and qualified, unless the director dies, resigns, retires, is disqualified or is removed. Our stockholders elect the directors in a designated class annually. Directors in Class II, which is the class of directors to be elected at this meeting, will serve on the Board until our Annual Meeting in 2016.

        The current Class II directors are David H. Barr, Franklin Myers and S. James Nelson, Jr., and their terms will expire when their successors are elected and qualified at the 2013 Annual Meeting. At its meeting on February 11, 2013, the Board approved the recommendation of the Governance Committee that Messrs. Barr, Myers and Nelson be nominated to stand for reelection at the Annual Meeting to hold office until our 2016 Annual Meeting and until their successors are elected and qualified.

        We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of Directors.

The Board of Directors recommends a vote "FOR" the election of David H. Barr, Franklin Myers and S. James Nelson, Jr.

        The biographies of each of the nominees and continuing directors below contains information regarding the person's service as a director, business experience, education, director positions and the experiences, qualifications, attributes or skills that caused the Governance Committee and the Board to determine that the person should serve as a director for the Company:

Class II Director Nominees for Re-Election for Term Expiring in 2016

DAVID H. BARR	Director since 2010

        From May 2011 until December 2012, Mr. Barr, age 63, served as the President and Chief Executive Officer of Logan International Inc., a Calgary-based Toronto Stock Exchange (TSX)-listed manufacturer and provider of oilfield tools and services. In 2009, Mr. Barr retired from Baker Hughes Incorporated, an oilfield services and equipment provider, after serving for 36 years in various manufacturing, marketing, engineering and product management functions. At the time of his retirement, Mr. Barr was Group President — Eastern Hemisphere, responsible for all Baker Hughes products and services for Europe, Russia/Caspian, Middle East, Africa and Asia Pacific. From 2007 to 2009, he served as Group President — Completion & Production, and from 2005 to 2007, as Group President — Drilling and Evaluation. Mr. Barr served as President of Baker Atlas, a division of Baker Hughes Inc., from 2000 to 2005, and served as Vice President, Supply Chain Management for the Cameron division of Cameron International Corporation from 1999 to 2000. Prior to 1999, he held positions of increasing responsibility within Baker Hughes Inc. and its affiliates, including Vice President — Business Process Development and various leadership positions with Hughes Tool Company and Hughes Christensen. Mr. Barr initially joined Hughes Tool Company in 1972 after graduating from Texas Tech University with a Bachelor of Science degree in mechanical engineering. Mr. Barr also currently serves on the Board of Directors and Compensation Committee of Logan International Inc., on the Board of Directors and Compensation Committee of Probe Holdings, Inc. (a designer and manufacturer of oilfield technology and tools) and on the Board of Directors and Compensation and Human Resources and Safety and Social Responsibility Committees of Enerplus Corporation (a NYSE- and TSX-listed independent oil and gas exploration and production company). He formerly served on the Board of Directors and Audit, Remuneration and Governance Committees of Hunting PLC, a London Stock Exchange-listed provider of energy services. Mr. Barr is a member of the Compensation and Governance Committees of our Board of Directors.

        Mr. Barr's more than 36 years of experience in the oilfield equipment and services industry provides a uniquely valuable industry perspective for our Board. While at Baker Hughes, Mr. Barr obtained experience within a wide range of company functions, from engineering to group President. His breadth of experience enables him to better understand and inform the Board regarding a range of issues and decisions involved in the operation of our business, including development of business strategy.

FRANKLIN MYERS	Director since 2001

        Mr. Myers, age 60, has served as an advisory director of Quantum Energy Partners, a private equity firm for the global energy industry, since February 2013. From 2009 to 2012, he was an Operating Advisor with Paine & Partners, LLC, a private equity firm focused on leveraged buyout transactions. Prior to joining Paine & Partners, Mr. Myers was employed by Cameron International Corporation, an international manufacturer of oil and gas flow control equipment, as Senior Vice President, General Counsel and Corporate Secretary (from 1995 to 1999), President of the Cooper Energy Services Division (from 1998 until 2001), Senior Vice President (from 2001 to 2003), Senior Vice President and Chief Financial Officer (from 2003 to 2008) and Senior Advisor (from 2008 to 2009). Prior to joining Cameron, he was Senior Vice President and General Counsel of Baker Hughes Incorporated, an oilfield services and equipment provider, and an attorney and partner with the law firm of Fulbright & Jaworski L.L.P. in Houston, Texas. Mr. Myers also currently serves on the Boards of Directors of Comfort Systems USA, Inc. (a NYSE-listed provider of heating, ventilation and air conditioning services), HollyFrontier Corporation (a NYSE-listed independent oil refining and marketing company) and Forum Energy Technology, Inc. (a NYSE-listed oilfield equipment manufacturing company). Mr. Myers is Chairman of the Compensation Committee, co-Chairman of the Finance Committee and a member of the Governance Committee of our Board of Directors. He holds a Bachelor of Science degree in industrial engineering from Mississippi State University and a Juris Doctorate degree with Honors from the University of Mississippi.

        Mr. Myers' extensive experience as both a financial and legal executive makes him uniquely qualified as a valuable member of our Board and the Chairman of our Compensation Committee. While at Cameron, Baker Hughes and Fulbright & Jaworski, Mr. Myers was responsible for numerous successful finance and acquisition transactions, and his expertise gained through those experiences have proven to be a significant resource for our Board. In addition, Mr. Myers' service on Boards of Directors of other NYSE-listed companies enables Mr. Myers to observe and advise on favorable governance practices pursued by other public companies.

S. JAMES NELSON, JR.	Director since 2004

        Mr. Nelson, age 71, joined our Board of Directors in 2004. In 2004, Mr. Nelson retired from Cal Dive International, Inc. (now named Helix Energy Solutions Group, Inc.), a marine contractor and operator of offshore oil and gas properties and production facilities, where he was a founding shareholder, Chief Financial Officer (prior to 2000), Vice Chairman (from 2000 to 2004) and a Director (from 1990 to 2004). From 1985 to 1988, Mr. Nelson was the Senior Vice President and Chief Financial Officer of Diversified Energies, Inc., a NYSE-traded company with $1 billion in annual revenues and the former parent company of Cal Dive. From 1980 to 1985, Mr. Nelson served as Chief Financial Officer of Apache Corporation, an oil and gas exploration and production company. From 1966 to 1980, Mr. Nelson was employed with Arthur Andersen & Co. where, from 1976 to 1980, he was a partner serving on the firm's worldwide oil and gas industry team. Mr. Nelson also currently serves on the Board of Directors and Audit Committees of Oil States International, Inc. (a NYSE-listed diversified oilfield services company) and W&T Offshore, Inc. (a NYSE-listed oil and natural gas exploration and production company). From 2010 until October 2012, Mr. Nelson also served on the Board of Directors and Audit and Compensation Committees of the general partner of Genesis Energy LP, an American Stock Exchange-listed operator of oil and natural gas pipelines and provider of services to refineries and industrial gas users. From 2005 until the company's sale in 2008, he served as a member of the Board of Directors and Audit and Compensation Committees of Quintana Maritime, Ltd., a provider of dry bulk cargo shipping services based in Athens, Greece. Mr. Nelson, who is also a Certified Public Accountant, is Chairman of the Audit Committee and co-Chairman of the Finance Committee of our Board of Directors. He holds a Bachelor of Science degree in accounting from Holy Cross College and a Master of Business Administration degree from Harvard University.

        Mr. Nelson is an experienced financial leader with the skills necessary to lead our Audit Committee. His service as Chief Financial Officer of Cal Dive International, Inc., Diversified Energies, Inc. and Apache Corporation, as well as his years with Arthur Andersen & Co., make him a valuable asset to ION, both on our Board of Directors and as the Chairman of our Audit Committee, particularly with regard to financial and accounting matters. In addition, Mr. Nelson's service on audit committees of other companies enables Mr. Nelson to remain current on audit committee best practices and current financial reporting developments within the energy industry.

Class III Incumbent Directors — Term Expiring in 2014

MICHAEL C. JENNINGS	Director since 2010

        Mr. Jennings, age 47, is the President, Chief Executive Officer and Chairman of the Board of Directors of HollyFrontier Corporation, a NYSE-listed independent oil refining and marketing company. Prior to joining HollyFrontier, Mr. Jennings was the President, Chief Executive Officer and Chairman of the Board of Frontier Oil Corporation, an independent oil refining and marketing company. Mr. Jennings joined HollyFrontier in July 2011 when Frontier Oil merged with Holly Corporation to form HollyFrontier. Prior to his appointment to President and Chief Executive Officer of Frontier in January 2009, Mr. Jennings served as Frontier's Executive Vice President and Chief Financial Officer. From 2000 until joining Frontier in 2005, Mr. Jennings was employed by Cameron International Corporation as Vice President and Treasurer. From 1998 until 2000, he was Vice President Finance & Corporate Development of Unimin Corporation, a producer of industrial minerals. From 1995 to 1998, Mr. Jennings was employed by Cameron International Corporation as Director, Acquisitions and Corporate Finance. Mr. Jennings also serves on the Board of Directors of Holly Energy Partners, a NYSE-listed master limited partnership partially owned by HollyFrontier Corporation. Mr. Jennings is a member of the Audit and Finance Committees of our Board of Directors. He holds a Bachelor of Arts degree in economics and government from Dartmouth College and a Master of Business Administration degree in finance and accounting from the University of Chicago.

        Mr. Jennings' experience in the global oil refining, marketing and oilfield services businesses enables him to advise the Board on customer and industry issues and perspectives. Given his extensive experience in executive, financial, treasury and corporate development matters, Mr. Jennings is able to provide the Board with expertise in corporate leadership, financial management, corporate planning and strategic development, thereby supporting the Board's efforts in overseeing and advising on strategic and financial matters.

JOHN N. SEITZ	Director since 2003

        Mr. Seitz, age 61, is a founder and Vice Chairman of the Board of Endeavour International Corporation, an exploration and development company with activities in the North Sea and selected North American basins. From 2003 until 2006, Mr. Seitz served as co-CEO of Endeavour. From 1977 to 2003, Mr. Seitz held positions of increasing responsibility at Anadarko Petroleum Company, serving most recently as a Director and as President and Chief Executive Officer. Mr. Seitz is a Trustee of the American Geological Institute Foundation and serves on the Board of Managers of Constellation

Energy Partners LLC, a company focused on the acquisition, development and exploitation of oil and natural gas properties and related midstream assets. He also currently serves on the Board of Directors of Gulf United Energy, Inc., an OTC-listed independent energy company with interests in oil and natural gas properties in Peru and Colombia. Mr. Seitz is a member of the Compensation and Governance Committees of our Board of Directors. Mr. Seitz holds a Bachelor of Science degree in geology from the University of Pittsburgh, a Master of Science degree in geology from Rensselaer Polytechnic Institute and is a Certified Professional Geoscientist in Texas. He also completed the Advanced Management Program at the Wharton School of Business.

        Mr. Seitz' extensive experience as a leader of global exploration and production companies such as Endeavour and Anadarko has proven to be an important resource for our Board when considering industry and customer issues. In addition, Mr. Seitz' geology background and expertise assists the Board in better understanding industry trends and issues.

Class I Incumbent Directors — Term Expiring in 2015

R. BRIAN HANSON	Director since 2012

        Mr. Hanson, age 48, has been our President and Chief Executive Officer since January 1, 2012. He joined ION in May 2006 as our Executive Vice President and Chief Financial Officer and was appointed our President and Chief Operating Officer in August 2011. Prior to joining ION, Mr. Hanson served as the Executive Vice President and Chief Financial Officer of Alliance Imaging, Inc., a NYSE-listed provider of diagnostic imaging services to hospitals and other healthcare providers, from July 2004 until November 2005. From 1998 to 2003, Mr. Hanson held a variety of positions at Fisher Scientific International, Inc., a NYSE-listed manufacturer and supplier of scientific and healthcare products and services, including Vice President Finance of the Healthcare group from 1998 to 2002 and Chief Operating Officer from 2002 to 2003. From 1986 until 1998, Mr. Hanson served in various positions with Culligan Water Conditioning, an international manufacturer of water treatment products and producer and retailer of bottled water products, most recently as Vice President of Finance and Chief Financial Officer. Mr. Hanson received a Bachelor's degree in engineering from the University of New Brunswick and a Master of Business Administration degree from Concordia University in Montreal.

        Mr. Hanson's day-to-day leadership and involvement with our company provides him with personal knowledge regarding our operations. In addition, Mr. Hanson's financial experience and skills and technical background enable the Board to better understand and be informed with regard to our company's operations and prospects and financial condition.

HAO HUIMIN	Director since 2011

        Mr. Hao, age 49, has been employed by China National Petroleum Corporation ("CNPC"), China's largest oil company, and its affiliates in various positions of increasing responsibility since 1984. Since 2006, Mr. Hao has been Chief Geophysicist of BGP Inc., China National Petroleum Corporation ("BGP"). BGP is a subsidiary of CNPC and is the world's largest land seismic contractor. From 2004 to 2006, Mr. Hao was Vice President of BGP, and from 2002 to 2004, he managed the marine department at BGP. Between 1984 and 2002, Mr. Hao served in various management positions at Dagang Geophysical Company, a seismic contractor company owned by CNPC. Mr. Hao is a member of the Finance Committee of our Board of Directors. He holds a Bachelor of Science degree in geophysical exploration from China Petroleum University and Masters of Business Administration degrees from the University of Houston and Nankai University in China.

        Mr. Hao has over 20 years of experience in geophysical technology research and development, particularly in seismic data processing and seismic data acquisition system research and development management. Mr. Hao's position with BGP and his extensive knowledge of the global seismic industry enables our Board to receive current input and advice reflecting the perspectives of our seismic contractor customers. In addition, our land equipment joint venture with BGP and the ever-increasing importance of China in the global economy and the worldwide oil and gas industry has elevated our commercial involvement with China and Chinese companies. Mr. Hao's insights with regard to issues relating to China provide our Board with an invaluable resource.

        Mr. Hao was appointed to our Board of Directors under the terms of an agreement with BGP in connection with BGP's purchase of 23,789,536 shares of our common stock in March 2010. Under the agreement, BGP is entitled to designate one individual to serve as a member of our Board unless BGP's ownership of our common stock falls below 10%. In January 2011, Mr. Hao replaced Guo Yueliang, BGP's initial appointee to our Board.

JAMES M. LAPEYRE, JR.	Director since 1998

        Mr. Lapeyre, age 60, served as Chairman of our Board of Directors from 1999 until January 1, 2012, and again from January 1, 2013 until present. During 2012, Mr. Robert P. Peebler held the role of Executive Chairman and Mr. Lapeyre served as Lead Independent Director. Mr. Lapeyre has been President of Laitram L.L.C., a privately-owned, New Orleans-based manufacturer of food processing equipment and modular conveyor belts, and its predecessors since 1989. Mr. Lapeyre joined our Board of Directors when we bought the DigiCOURSE marine positioning products business from Laitram in 1998. Mr. Lapeyre is Chairman of the Governance Committee and a member of the Audit and Compensation Committees of our Board of Directors. He holds a Bachelor of Art degree in history from the University of Texas and Master of Business Administration and Juris Doctorate degrees from Tulane University.

        Mr. Lapeyre's status as a significant stockholder of our company enables our Board to have direct access to the perspective of our stockholders and ensures that the Board will take into consideration the interests of our stockholders in all Board decisions. In addition, Mr. Lapeyre has extensive knowledge regarding the marine products and technology that we acquired from Laitram in 1998.

Board of Directors and Corporate Governance

        Governance Initiatives.    ION is committed to excellence in corporate governance and maintains clear practices and policies that promote good corporate governance. We review our governance practices and update them, as appropriate, based upon Delaware law, rules and listing standards of the NYSE, SEC regulations and practices recommended by our outside advisors.

        Examples of our corporate governance initiatives include the following:

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  Seven of our eight Board members are independent of ION and its management. R. Brian Hanson, our President and Chief Executive Officer, is not independent because he is an employee of ION.

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  All members of the principal standing committees of our Board — the Audit Committee, the Governance Committee and the Compensation Committee — are independent.

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  The independent members of our Board and each of the principal committees of our Board meet regularly without the presence of management. The members of the Audit Committee meet regularly with representatives of our independent registered public accounting firm without the presence of management. The members of the Audit Committee also meet regularly with our manager of internal audit without the presence of other members of management.

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  Our Audit Committee has at least one member who qualifies as a "financial expert" in accordance with Section 407 of the Sarbanes-Oxley Act of 2002.

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  The Board has adopted written Corporate Governance Guidelines to assist its members in fulfilling their responsibilities.

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  Under our Corporate Governance Guidelines, Board members are required to offer their resignation from the Board if they retire or materially change the position they held when they began serving as a director on the Board.

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  We comply with and operate in a manner consistent with regulations prohibiting loans to our directors and executive officers.

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  Members of our Disclosure Committee, consisting of management employees and senior finance and accounting employees, review all quarterly and annual reports before filing with the SEC.

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  We have a dedicated hotline and website available to all employees to report ethics and compliance concerns, anonymously if preferred, including concerns related to accounting, accounting controls, financial reporting and auditing matters. The hotline and website are administered and monitored by an independent hotline monitoring company. The Board has adopted a policy and procedures for the receipt, retention and treatment of complaints and employee concerns received through the hotline or website. The policy is available on our website at http://ir.iongeo.com/phoenix.zhtml?c=101545&p=irol-govhighlights.

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  On an annual basis, each director and each executive officer is obligated to complete a questionnaire that requires disclosure of any transactions with ION in which the director or executive officer, or any member of his immediate family, has a direct or indirect material interest.

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  We have included as Exhibits 31.1 and 31.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC, certificates of our Chief Executive Officer and Chief Financial Officer, respectively, certifying as to the quality of our public disclosure. In addition, in 2012, we submitted to the NYSE a certificate of our Chief Executive Officer certifying that he is not aware of any violation by ION of the NYSE corporate governance listing standards.

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  Our internal audit controls function maintains critical oversight over the key areas of our business and financial processes and controls, and provides reports directly to the Audit Committee.

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  We have a compensation recoupment (clawback) policy that applies to our current and former executive officers. The policy is available on our website at http://ir.iongeo.com/phoenix.zhtml?c=101545&p=irol-govhighlights.

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  We have stock ownership guidelines for our non-employee directors and senior management.

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  Our employment contracts with our Chief Executive Officer, Chief Financial Officer and other employees do not contain a "single-trigger" change of control severance provision or entitle the employee to tax gross-up benefits.

        Majority Voting Procedure for Directors.    Our Corporate Governance Guidelines require a mandatory majority voting, director resignation procedure. Any director nominee in an uncontested election who receives a greater number of votes "withheld" from his election than votes "for" such election is required to promptly tender to the Board of Directors his resignation following certification of the stockholder vote. Upon receipt of the resignation, the Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance Committee's recommendation within 120 days following certification of the stockholder vote. The Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director's resignation. Thereafter, the Board will promptly disclose its decision whether to accept the Director's resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K furnished to the SEC.

        Code of Ethics.    We have adopted a Code of Ethics that applies to all members of our Board of Directors and all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and all other senior members of our finance and accounting departments. We require all employees to adhere to our Code of Ethics in addressing legal and ethical issues encountered in conducting their work. The Code of Ethics requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, promote full and accurate financial reporting and otherwise act with integrity and in ION's best interest. Every year our management employees and senior finance and accounting employees affirm their compliance with our Code of Ethics and other principal compliance policies. New employees sign a written certification of compliance with these policies upon commencing employment.

        We have made our Code of Ethics, corporate governance guidelines, charters for the principal standing committees of our Board and other information that may be of interest to investors available on the Investor Relations section of our website at http://ir.iongeo.com/phoenix.zhtml?c=101545&p=irol-govhighlights. Copies of this information may also be obtained by writing to us at ION Geophysical Corporation, Attention: Senior Vice President, General Counsel and Corporate Secretary, 2105 CityWest Boulevard, Suite 400, Houston, Texas 77042-2839. Amendments to, or waivers from, our Code of Ethics will also be available on our website and reported as may be required under SEC rules; however, any technical, administrative or other non-substantive amendments to our Code of Ethics may not be posted.

        Please note that the preceding Internet address and all other Internet addresses referenced in this proxy statement are for information purposes only and are not intended to be a hyperlink. Accordingly, no information found or provided at such Internet addresses or at our website in general is intended or deemed to be incorporated by reference herein.

        Lead Independent Director.    James M. Lapeyre, Jr. serves as our Chairman of the Board of Directors. Under NYSE corporate governance listing standards, Mr. Lapeyre has also been designated as our Lead Independent Director and presiding non-management director to lead non-management directors meetings of the Board. Our non-management directors meet at regularly scheduled executive sessions without management, over which Mr. Lapeyre presides. The powers and authority of the Lead Independent Director also includes the following:

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  Advise and consult the Chief Executive Officer, senior management and the Chairperson of each Committee of the Board, as to the appropriate information, agendas and schedules of Board and Committee meetings;

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  Advise and consult with the Chief Executive Officer and senior management as to the quality, quantity and timeliness of the information submitted by the Company's management to the independent directors;

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  Recommend to the Chief Executive Officer and the Board the retention of advisers and consultants to report directly to the Board;

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  Call meetings of the Board or executive sessions of the independent directors;

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  Develop the agendas for and preside over executive sessions of the Board's independent directors;

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  Serve as principal liaison between the independent directors, and the Chief Executive Officer and senior management, on sensitive issues, including the review and evaluation of the Chief Executive Officer; and

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  Coordinate with the independent directors in respect of each of the foregoing.

Certain of the duties and powers described above are to be conducted in conjunction with our Chairman of the Board if the Lead Independent Director is not also the Chairman of the Board.

        Communications to Board and Lead Independent Director.    Stockholders and other interested parties may communicate with the Board and our Lead Independent Director or non-management independent directors as a group by writing to "Chairman of the Board" or "Lead Independent Director," c/o Corporate Secretary, ION Geophysical Corporation, 2105 CityWest Boulevard, Suite 400, Houston, Texas 77042-2839. Inquiries sent by mail will be reviewed by our Corporate Secretary and, if they pertain to the functions of the Board or Board committees or if the Corporate Secretary otherwise determines that they should be brought to the intended recipient's attention, they will be forwarded to the intended recipient. Concerns relating to accounting, internal controls, auditing or compliance matters will be brought to the attention of our Audit Committee and handled in accordance with procedures established by the Audit Committee.

        Our Corporate Secretary's review of these communications will be performed with a view that the integrity of this process be preserved. For example, items that are unrelated to the duties and responsibilities of the Board, such as personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, service or product complaints, requests for donations, business solicitations or advertisements, will not be forwarded to the directors. In addition, material that is considered to be hostile, threatening, illegal or similarly unsuitable will not be forwarded. Except for these types of items, the Corporate Secretary will promptly forward written communications to the intended recipient. Within the above guidelines, the independent directors have granted the Corporate Secretary discretion to decide what correspondence should be shared with ION management and independent directors.

        2012 Meetings of the Board and Stockholders.    During 2012, the Board of Directors held ten meetings and the four standing committees of the Board of Directors held a total of 16 meetings. Overall, the rate of attendance by our directors at such meetings exceeded 93%. No director attended less than 69% of these meetings. We do not require our Board members to attend our Annual Meeting of Stockholders; however, seven of our directors were present at our Annual Meeting held in May 2012.

        Independence.    In determining independence, each year the Board determines whether directors have any "material relationship" with ION. When assessing the "materiality" of a director's relationship with ION, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm's length in the ordinary course of business and whether the services are being provided substantially on the same terms to ION as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. Factors that the Board may consider when determining independence for purposes of this determination include (1) not being a current employee of ION or having been employed by ION within the last three years; (2) not having an immediate family member who is, or who has been within the last three years, an executive officer of ION; (3) not personally receiving or having an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 per year in direct compensation from ION other than director and committee fees; (4) not being employed or having an immediate family member employed within the last three years as an executive officer of another company of which any current executive officer of ION serves or has served, at the same time, on that company's compensation committee; (5) not being an employee of or a current partner of, or having an immediate family member who is a current partner of, a firm that is ION's internal or external auditor; (6) not having an immediate family member who is a current employee of such an audit firm who personally works on ION's audit; (7) not being or having an immediate family member who was within the last three years a partner or employee of such an audit firm and who personally worked on ION's audit within that time; (8) not being a current employee, or having an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, ION for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company's consolidated gross revenues; or (9) not being an executive officer of a charitable organization to which, within the preceding three years, ION has made charitable contributions in any single fiscal year that has exceeded the greater of $1 million or 2% of such organization's consolidated gross revenues.

        Our Board has affirmatively determined that, with the exception of R. Brian Hanson, who is our President and Chief Executive Officer and an employee of ION, no director has a material relationship with ION within the meaning of the NYSE's listing standards, and that each of our directors (other than Mr. Hanson) is independent from management and from our independent registered public accounting firm, as required by NYSE listing standard rules regarding director independence.

        Our Chairman and Lead Independent Director, Mr. Lapeyre, is an executive officer and significant shareholder of Laitram, L.L.C., a company with which ION has ongoing contractual relationships, and Mr. Lapeyre and Laitram together owned approximately 6.4% of our outstanding common stock as of March 1, 2013. Our Board has determined that these contractual relationships have not interfered with Mr. Lapeyre's demonstrated independence from our management, and that the services performed by Laitram for ION are being provided at arm's length in the ordinary course of business and substantially on the same terms to ION as those prevailing at the time from unrelated parties for comparable transactions. In addition, the services provided by Laitram to ION resulted in payments by ION to Laitram in an amount less than 2% of Laitram's 2012 consolidated gross revenues. As a result of these factors, our Board has determined that Mr. Lapeyre, along with each of our other non-management directors, is independent within the meaning of the NYSE's director independence standards. For an explanation of the contractual relationship between Laitram and ION, please see " — Certain Transactions and Relationships" below.

        Our director, Mr. Hao, is employed as Chief Geophysicist of BGP. For an explanation of the relationships between BGP and ION, please see " — Certain Transactions and Relationships" below.

        During 2012, our Board approved our making a charitable matching donation to the University of Kansas Foundation in 2013 to fund either a scholarship in engineering for the benefit of a graduate student of a KIPP (Knowledge Is Power Program) charter school, a series of open-enrollment college-preparatory public charter schools in underserved communities, or another form of scholarship or financial aid on terms to be approved by our President and Chief Executive Officer. The donation would be in an amount equal to the amount of a donation made to the University of Kansas Foundation by Robert P. Peebler, in his individual capacity, not to exceed $250,000. Mr. Peebler served as our Executive Chairman during 2012, and from 2003 until December 2011 served as our Chief Executive Officer. We expect to pay the full matching donation before the end of 2013. See
" — Certain Transactions and Relationships" below.

        Risk Oversight.    Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in setting ION's business strategy is a key part of its assessment of the company's appetite for risk and also a determination of what constitutes an appropriate level of risk for the company. The Board also regularly reviews information regarding the company's credit, liquidity and operations, as well as the risks associated with each. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from ION's internal auditors.

In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with ION's business strategies. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

        Board Leadership.    Our current Board leadership structure consists of a Chairman of the Board (who is not our current CEO), a Lead Independent Director (who is also our Chairman of the Board) and strong independent committee chairs. The Board believes this structure provides independent Board leadership and engagement and strong independent oversight of management while providing the benefit of having our Chairman and Lead Independent Director lead regular Board meetings as we discuss key business and strategic issues. Mr. Lapeyre, a non-employee independent director, serves as our Chairman of the Board and Lead Independent Director. Mr. Hanson has served as our CEO since January 1, 2012. We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the Chairman provides guidance to the CEO and sets the agenda for Board meetings and presides over the meetings of the full Board. Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the CEO is required to devote to his position, as well as the commitment required to serve as our Chairman. The Board believes that having separate positions is the appropriate leadership structure for our company at this time and demonstrates our commitment to good corporate governance.

        Political Contributions and Lobbying.    Our Code of Ethics prohibits company contributions to political candidates or parties. In addition, we do not advertise in or purchase political publications, allow company assets to be used by political parties or candidates, use corporate funds to purchase seats at political fund raising events, or allow company trademarks to be used in political or campaign literature. ION is a member of certain trade associations that may use a portion of their membership dues for lobbying and/or political expenditures.

Committees of the Board

        The Board of Directors has established four standing committees to facilitate and assist the Board in the execution of its responsibilities. The four standing committees are the Audit Committee, the Compensation Committee, the Governance Committee and the Finance Committee. Each standing committee operates under a written charter, which sets forth the functions and responsibilities of the committee. A copy of the charter for each of the Audit Committee, the Compensation Committee and the Governance Committee can be viewed on our website at http://ir.iongeo.com/phoenix.zhtml?c=101545&p=irol-govhighlights. A copy of each charter can also be obtained by writing to us at ION Geophysical Corporation, Attention: Corporate Secretary, 2105 CityWest Boulevard, Suite 400, Houston, Texas 77042-2839. The Audit Committee, Compensation Committee, Governance Committee and Finance Committee are composed entirely of non-employee directors. In addition, the Board establishes temporary special committees from time to time on an as-needed basis. During 2012, the Audit Committee met five times, the Compensation Committee met three times, the Governance Committee met five times, and the Finance Committee met three times.

        The current members of the four standing committees of the Board of Directors are identified below.

Director	Compensation Committee	Audit Committee	Governance Committee	Finance Committee
James M. Lapeyre, Jr.	*	*	Chair
David H. Barr	*		*
R. Brian Hanson
Hao Huimin				*
Michael C. Jennings		*		*
Franklin Myers	Chair		*	Co-Chair
S. James Nelson, Jr.		Chair		Co-Chair
John N. Seitz	*		*

*
Member

Audit Committee

        The Audit Committee is a separately-designated standing audit committee as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee oversees matters relating to financial reporting, internal controls, risk management and compliance. These responsibilities include appointing, overseeing, evaluating and approving the fees of our independent auditors, reviewing financial information that is provided to our stockholders and others, reviewing with management our system of internal controls and financial reporting process, and monitoring our compliance program and system.

        The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the definition of "independent" as established under the NYSE corporate governance listing standards and Rule 10A-3 under the Exchange Act. In addition, the Board of Directors has determined that Mr. Nelson, the Chairman of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations, and that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and Rule 10A-3.

Compensation Committee

        General.    The Compensation Committee has responsibility for the compensation of our executive officers, including our Chief Executive Officer, and the administration of our executive compensation and benefit plans. The Compensation Committee also has authority to retain or replace outside counsel, compensation and benefits consultants or other experts to provide it with independent advice, including the authority to approve the fees payable and any other terms of retention. All actions regarding executive officer compensation require Compensation Committee approval. The Compensation Committee completes a comprehensive review of all elements of compensation at least annually. If it is determined that any changes to any executive officer's total compensation are necessary or appropriate, the Compensation Committee obtains such input from management as it determines to be necessary or appropriate. All compensation decisions with respect to executives other than our Chief Executive Officer are determined in discussion with, and frequently based in part upon the recommendation of, our Chief Executive Officer. The Compensation Committee makes all determinations with respect to the compensation of our Chief Executive Officer, including, but not limited to, establishing performance objectives and criteria related to the payment of his compensation, and determining the extent to which such objectives have been established, obtaining such input from the committee's independent compensation advisors as it deems necessary or appropriate.

        As part of its responsibility to administer our executive compensation plans and programs, the Compensation Committee, usually near the beginning of the calendar year, establishes the parameters of the annual incentive plan awards, including the performance goals relative to our performance that will be applicable to such awards and the similar awards for our other senior executives. It also reviews our performance against the objectives established for awards payable in respect of the prior calendar year, and confirms the extent, if any, to which such objectives have been obtained, and the amounts payable to each of our executive officers in respect of such achievement.

        The Compensation Committee also determines the appropriate level and type of awards, if any, to be granted to each of our executive officers pursuant to our equity compensation plans, and approves the total annual grants to other key employees, to be granted in accordance with a delegation of authority to our corporate human resources officer.

        The Compensation Committee reviews, and has the authority to recommend to the Board for adoption, any new executive compensation or benefit plans that are determined to be appropriate for adoption by ION, including those that are not otherwise subject to the approval of our stockholders. It reviews any contracts or other transactions with current or former elected officers of the corporation. In connection with the review of any such proposed plan or contract, the Compensation Committee may seek from its independent advisors such advice, counsel and information as it determines to be appropriate in the conduct of such review. The Compensation Committee will direct such outside advisors as to the information it requires in connection with any such review, including data regarding competitive practices among the companies with which ION generally compares itself for compensation purposes.

        Compensation Committee Interlocks and Insider Participation.    The Board of Directors has determined that each member of the Compensation Committee satisfies the definition of "independent" as established under the NYSE corporate governance listing standards. No member of the committee is, or was during 2012, an officer or employee of ION. Mr. Lapeyre is President and Chief Executive Officer and a significant equity owner of Laitram, L.L.C, which has had a business relationship with ION since 1999. During 2012, we paid Laitram and its affiliates a total of approximately $4.1 million, which consisted of approximately $3.2 million for manufacturing services, $0.6 million for rent and other pass-through third party facilities charges, and $0.3 million for reimbursement of costs related to providing administrative and other back-office support services in connection with our Louisiana marine operations. See " — Certain Transactions and Relationships" below. During 2012:

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  No executive officer of ION served as a member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of ION; and

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  No executive officer of ION served as a director of another entity, one of whose executive officers served on the Compensation Committee of ION.

Governance Committee

        The Governance Committee functions as the Board's nominating and corporate governance committee and advises the Board of Directors with regard to matters relating to governance practices and policies, management succession, and composition and operation of the Board and its committees, including reviewing potential candidates for membership on the Board and recommending to the Board nominees for election as directors of ION. In addition, the Governance Committee reviews annually with the full Board and our Chief Executive Officer the succession plans for senior executive officers and makes recommendations to the Board regarding the selection of individuals to occupy these positions. The Board of Directors has determined that each member of the Governance Committee satisfies the definition of "independent" as established under the NYSE corporate governance listing standards.

        In identifying and selecting new director candidates, the Governance Committee considers the Board's current and anticipated strengths and needs and a candidate's experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the company's business environment, willingness to devote adequate time and effort to Board responsibilities, and other relevant factors. The Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates, but, in general, expects that qualified candidates will have ample experience and a proven record of business success and leadership. The committee also seeks an appropriate balance of experience and expertise in accounting and finance, technology, management, international business, compensation, corporate governance, strategy, industry knowledge and general business matters. In addition, the committee seeks a diversity of experience, professions, skills, geographic representation and backgrounds. The committee may rely on various sources to identify potential director nominees, including input from directors, management and others the committee feels are reliable, and professional search firms.

        Our Bylaws permit stockholders to nominate individuals for director for consideration at an annual stockholders' meeting. A proper director nomination may be considered at our 2014 Annual Meeting only if the proposal for nomination is received by ION not later than December 20, 2013. All nominations should be directed to David L. Roland, Senior Vice President, General Counsel and Corporate Secretary, ION Geophysical Corporation, 2105 CityWest Boulevard, Suite 400, Houston, Texas 77042-2839.

        The Governance Committee will consider properly submitted recommendations for director nominations made by a stockholder or other sources (including self-nominees) on the same basis as other candidates. For consideration by the Governance Committee, a recommendation of a candidate must be submitted timely and in writing to the Governance Committee in care of our Corporate Secretary at our principal executive offices. The submission must include sufficient details regarding the qualifications of the potential candidate. In general, nominees for election should possess (1) the highest level of integrity and ethical character, (2) strong personal and professional reputation, (3) sound judgment, (4) financial literacy, (5) independence, (6) significant experience and proven superior performance in professional endeavors, (7) an appreciation for board and team performance, (8) the commitment to devote the time necessary, (9) skills in areas that will benefit the Board and (10) the ability to make a long-term commitment to serve on the Board.

Finance Committee

        The Finance Committee has responsibility for overseeing all areas of corporate finance for ION. The Finance Committee is responsible for reviewing with ION management, and has the power and authority to approve on behalf of the Board, ION's strategies, plans, policies and actions related to corporate finance, including, but not limited to, (a) capital structure plans and strategies and specific equity or debt financings, (b) capital expenditure plans and strategies and specific capital projects, (c) strategic and financial investment plans and strategies and specific investments, (d) cash management plans and strategies and activities relating to cash flow, cash accounts, working capital, cash investments and treasury activities, including the establishment and maintenance of bank, investment and brokerage accounts, (e) financial aspects of insurance and risk management, (f) tax planning and compliance, (g) dividend policy, (h) plans and strategies for managing foreign currency exchange exposure and other exposures to economic risks, including plans and strategies with respect to the use of derivatives, and (i) reviewing and making recommendations to the Board with respect to any proposal by ION to divest any asset, investment, real or personal property, or business interest if such divestiture is required to be approved by the Board. The Finance Committee does not have oversight responsibility with respect to ION's financial reporting, which is the responsibility of the Audit Committee. The Board of Directors has determined that a majority of the members of the Finance Committee (including its co-Chairmen) satisfies the definition of "independent" as established under the NYSE corporate governance listing standards.

Stock Ownership Requirements

        The Board has adopted stock ownership requirements for ION's directors. The Board adopted these requirements in order to align the economic interests of the directors with those of our stockholders and further focus our emphasis on enhancing stockholder value. Under these requirements, each non-employee director is expected to own at least 36,000 shares of ION common stock, which, at the $6.51 closing price per share of our common stock on the NYSE on December 31, 2012, equates to more than five times the $46,000 annual retainer fee we pay to our non-employee directors. New and current directors will have three years to acquire and increase the director's ownership of ION common stock to satisfy the requirements. The stock ownership requirements are subject to modification by the Board in its discretion. The Board has also adopted stock ownership requirements for senior management of ION. See "Executive Compensation — Compensation Discussion and Analysis — Elements of Compensation — Stock Ownership Requirements; Hedging Policy" below.

        The Governance Committee and the Board regularly review and evaluate ION's directors' compensation program on the basis of current and emerging compensation practices for directors, emerging legal, regulatory and corporate compliance developments and comparisons with director compensation programs of other similarly-situated public companies.

Certain Transactions and Relationships

        The Board of Directors has adopted a written policy and procedures to be followed prior to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, between ION and a "Related Party" where the aggregate amount involved is expected to exceed $120,000 in any calendar year. Under the policy, "Related Party" includes (a) any person who is or was an executive officer, director or nominee for election as a director (since the beginning of the last fiscal year); (b) any person or group who is a greater-than-5% beneficial owner of ION voting securities; or (c) any immediate family member of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and anyone residing in the home of an executive officer, director or nominee for election as a director (other than a tenant or employee). Under the policy, the Governance Committee of the Board is responsible for reviewing the material facts of any Related Party transaction and approve or ratify the transaction. In making its determination to approve or ratify, the Governance Committee is required to consider such factors as (i) the extent of the Related Party's interest in the transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the Related Party transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (iv) the benefit to ION and (v) the aggregate value of the Related Party transaction.

        Mr. Lapeyre is the President and Chief Executive Officer and a significant equity owner of Laitram, L.L.C. and has served as President of Laitram and its predecessors since 1989. Laitram is a privately-owned, New Orleans-based manufacturer of food processing equipment and modular conveyor belts. Mr. Lapeyre and Laitram together owned approximately 6.4% of our outstanding common stock as of March 1, 2013.

        We acquired DigiCourse, Inc., our marine positioning products business, from Laitram in 1998. In connection with that acquisition, we entered into a Continued Services Agreement with Laitram under which Laitram agreed to provide us certain bookkeeping, software, manufacturing, and maintenance services. Manufacturing services consist primarily of machining of parts for our marine positioning systems. The term of this agreement expired in September 2001 but we continue to operate under its terms. In addition, from time to time, when we have requested, the legal staff of Laitram has advised us on certain intellectual property matters with regard to our marine positioning systems. Under an amended lease of commercial property dated February 1, 2006, between Lapeyre Properties, L.L.C. (an affiliate of Laitram) and ION, we have leased certain office and warehouse space from Lapeyre Properties through January 2014, with the right to terminate the lease sooner upon 12 months' notice. During 2012, we paid Laitram and its affiliates a total of approximately $4.1 million, which consisted of approximately $3.2 million for manufacturing services, $0.6 million for rent and other pass-through third party facilities charges, and $0.3 million for reimbursement for costs related to providing administrative and other back-office support services in connection with our Louisiana marine operations. In the opinion of our management, the terms of these services are fair and reasonable and as favorable to us as those that could have been obtained from unrelated third parties at the time of their performance.

        Mr. Hao is Chief Geophysicist of BGP. BGP has been a customer of our products and services for many years. For our fiscal years ended December 31, 2012 and 2011, BGP accounted for approximately 2.6% and 7.6% of our consolidated net sales, respectively. During 2012, we recorded revenues from sales to BGP of approximately $13.7 million. Trade receivables due from BGP at December 31, 2012 were $1.6 million. For 2012, we paid BGP approximately $2.0 million for seismic acquisition services provided on one of our new venture projects. At December 31, 2012, we owed BGP $9.3 million for unpaid services received for that project.

        In March 2010, prior to Mr. Hao being appointed to the Board, we entered into certain transactions with BGP that resulted in the commercial relationships between our company and BGP as described below:

  •
  We issued and sold 23,789,536 shares of our common stock to BGP for an effective purchase price of $2.80 per share pursuant to (i) a Stock Purchase Agreement we entered into with BGP and (ii) the conversion of the principal balance of indebtedness outstanding under a Convertible Promissory Note dated as of October 23, 2009. As of March 1, 2013, BGP held beneficial ownership of approximately 15.1% of our outstanding shares of common stock. The shares of our common stock acquired by BGP are subject to the terms and conditions of an Investor Rights Agreement that we entered into with BGP in connection with its purchase of our shares. Under the Investor Rights Agreement, for so long as BGP owns as least 10% of our outstanding shares of common stock, BGP will have the right to nominate one director to serve on our Board. The appointment of Mr. Hao to our Board was made pursuant to this agreement. The Investor Rights Agreement also provides that whenever we may issue shares of our common stock or other securities convertible into, exercisable or exchangeable for our common stock, BGP will have certain pre-emptive rights to subscribe for a number of such shares or other securities as may be necessary to retain its proportionate ownership of our common stock that would exist before such issuance. These pre-emptive rights are subject to usual and customary exceptions, such as issuances of securities as equity compensation to our directors, employees and consultants, under employee stock purchase plans and under our currently outstanding convertible and exercisable securities.

  •
  We formed a joint venture with BGP, owned 49% by us and 51% by BGP, to design, develop, manufacture and sell land-based seismic data acquisition equipment for the petroleum industry. The name of the joint venture company is INOVA Geophysical Equipment Limited. Under the terms of the joint venture transaction, INOVA Geophysical was initially formed as a wholly-owned direct subsidiary of ION, and BGP acquired its interest in the joint venture by paying us aggregate consideration of (i) $108.5 million in cash and (ii) 49% of certain assets owned by BGP relating to the business of the joint venture. In addition, INOVA Geophysical provided a bank stand-by letter of credit as credit support for our obligations under our commercial bank revolving and term loans.

        During 2012, our Board approved our making a charitable matching donation to the University of Kansas Foundation to fund either a scholarship in engineering for the benefit of a graduate student of a KIPP (Knowledge Is Power Program) charter school, a series of open-enrollment college-preparatory public charter schools in underserved communities, or another form of scholarship or financial aid on terms to be approved by our President and Chief Executive Officer, in an amount equal to the amount of a donation made to the University of Kansas Foundation by Robert P. Peebler, in his individual capacity, not to exceed $250,000. Mr. Peebler served during 2012 as our Executive Chairman until December 31, 2012, and as our Chief Executive Officer from 2003 until December 31, 2011. We expect to pay the matching donation before the end of 2013.

        We entered into a Consulting Services Agreement, dated effective January 1, 2013, with The Peebler Group LLC, a company owned and controlled by Mr. Peebler. The parties entered into the Consulting Services Agreement in accordance with the terms of Mr. Peebler's employment agreement, which expired by its terms on December 31, 2012. Under the Consulting Services Agreement, Mr. Peebler will provide consulting services for a period of up to five years to assist the Board of Directors and our Chief Executive Officer on our strategic projects. Under the agreement, the consultant will be paid an annual fee of $275,000 during the first year of the agreement, and an annual fee of $150,000 for each succeeding year of the agreement. We and the consultant also agreed that, if the frequency and extent of the services under the consulting services agreement during any year after the first year materially exceeds the current expectations of the parties, the annual fee for such exceeding year may increase to an amount not to exceed $275,000, subject to the mutual agreement of the parties.

Director Compensation

        ION employees who are also directors do not receive any fee or remuneration for services as members of our Board of Directors. We currently have seven non-employee directors who qualify for compensation as directors. In addition to being reimbursed for all reasonable out-of-pocket expenses that the director incurs attending Board meetings and functions, our outside directors receive an annual retainer fee of $46,000. In addition, commencing in 2013, our Chairman of the Board receives an annual retainer fee of $25,000, our Chairman of the Audit Committee receives an annual retainer fee of $20,000, our Chairman of the Compensation Committee receives an annual retainer fee of $15,000, our Chairman of the Governance Committee receives an annual retainer fee of $10,000 and each co-Chairman of the Finance Committee receives an annual retainer fee of $5,000. Our non-employee directors also receive, in cash, $2,000 for each Board meeting attended and $2,000 for each committee meeting attended (unless the committee meeting is held in conjunction with a Board meeting, in which case the fee for committee meeting attendance is $1,000) and $1,000 for each Board or committee meeting attended via teleconference.

        Each non-employee director also receives an initial grant of 8,000 vested shares of our common stock on the first quarterly grant date after joining the Board and, commencing in 2013, follow-on grants each year of a number of shares of our common stock equal in market value to $110,000, up to an annual grant of 25,000 shares per director.

        The following table summarizes the compensation earned by ION's non-employee directors in 2012:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David H. Barr	69,000	74,640	—	—	—	143,640
Hao Huimin	59,000	74,640	—	—	—	133,640
Michael C. Jennings	70,000	74,640	—	—	—	144,640
James M. Lapeyre, Jr.	80,000	74,640	—	—	—	154,640
Franklin Myers	87,000	74,640	—	—	—	161,640
S. James Nelson, Jr.	86,500	74,640	—	—	—	161,140
Robert P. Peebler(3)	—	—	—	—	250,000	250,000
John N. Seitz	67,000	74,640	—	—	—	141,640

(1)
R. Brian Hanson, our President and Chief Executive Officer, is not included in this table because he was an employee of ION during 2012, and therefore received no compensation for his services as director. The compensation received by Mr. Hanson as an employee of ION during 2012 is shown in the Summary Compensation Table contained in " — Executive Compensation" below.

(2)
All of the amounts shown represent the value of common stock granted under our 2004 Long-Term Incentive Plan ("2004 LTIP"). On December 1, 2012, each of our non-employee directors was granted an award of 12,000 shares of ION common stock. The values contained in the table are based on the grant-date fair value of awards of stock during the fiscal year.

  As of December 31, 2012, our non-employee directors held the following unvested and unexercised ION equity awards:

Name	Unvested Stock Awards(#)	Unexercised Option Awards(#)
David H. Barr	—	—
Hao Huimin	—	—
Michael C. Jennings	—	—
James M. Lapeyre, Jr.	—	50,000
Franklin Myers	—	25,000
S. James Nelson, Jr.	—	70,000
Robert P. Peebler (former director)	—	180,000
John N. Seitz	—	80,000
(3)
Mr. Peebler resigned from the Board effective on December 31, 2012. During 2012, Mr. Peebler served as an employee of ION and therefore received no compensation for his services as director. During 2012, our Board approved our making a charitable matching donation to the University of Kansas Foundation to fund a scholarship in engineering for the benefit of a graduate student of a KIPP (Knowledge Is Power Program) charter school, or another form of scholarship or financial aid on terms to be approved by our President and Chief Executive Officer. The donation, which will be made in 2013, will be in an amount equal to the amount of a donation made to the University of Kansas Foundation by Mr. Peebler, in his individual capacity, not to exceed $250,000. See " — Certain Transactions and Relationships" above.

 OWNERSHIP OF EQUITY SECURITIES OF ION

        Except as otherwise set forth below, the following table sets forth information as of March 1, 2013, with respect to the number of shares of common stock owned by (i) each person known by us to be a beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers named in the 2012 Summary Compensation Table included in this proxy statement and (iv) all of our directors and executive officers as a group. Except where information was otherwise known by us, we have relied solely upon filings of Schedules 13D and 13G to determine the number of shares of our common stock owned by each person known to us to be the beneficial owner of more than 5% of our common stock as of such date.

Name of Owner	Common Stock(1)	Rights to Acquire(2)	Restricted Stock(3)	Percent of Common Stock(4)
BGP Inc., China National Petroleum Corporation(5)	23,789,536	—	—	15.1%
Invesco Ltd.(6)	15,103,774	—	—	9.6%
James M. Lapeyre, Jr.(7)	9,998,538	70,000	—	6.4%
BlackRock, Inc.(8)	9,744,766	—	—	6.2%
St. Denis J. Villere & Company, L.L.C.(9)	9,175,000	—	—	5.8%
Wells Fargo & Company(10)	9,165,184	—	—	5.8%
Wellington Management Company, LLP(11)	8,976,135	—	—	5.7%
Laitram, L.L.C.(12)	7,605,345	—	—	4.8%
David H. Barr	44,000	—	—	*
R. Brian Hanson	—	235,000	118,076	*
Hao Huimin	30,100	—	—	*
Michael C. Jennings	44,000	—	—	*
Franklin Myers	72,000	25,000	—	*
S. James Nelson, Jr.	64,000	70,000	—	*
John N. Seitz	73,895	80,000	—	*
Gregory J. Heinlein	7,037	43,000	24,132	*
David L. Roland	71,426	120,000	11,665	*
Christopher T. Usher	—	—	50,000	*
Ken Williamson	57,832	242,500	28,333	*
All directors and executive officers as a group (14 Persons)	10,490,968	1,199,700	253,537	7.5%

*
Less than 1%

(1)
Represents shares for which the named person (a) has sole voting and investment power or (b) has shared voting and investment power. Excluded are shares that (i) are unvested restricted stock holdings or (ii) may be acquired through stock option exercises.

(2)
Represents shares of common stock that may be acquired upon the exercise of stock options held by our officers and directors that are currently exercisable or will be exercisable on or before April 30, 2013.

(3)
Represents unvested shares subject to a vesting schedule, forfeiture risk and other restrictions. Although these shares are subject to risk of forfeiture, the holder has the right to vote the unvested shares unless and until they are forfeited.

(4)
Assumes shares subject to outstanding stock options that such person has rights to acquire upon exercise, presently and on or before April 30, 2013, are outstanding.

(5)
The address for BGP Inc., China National Petroleum Corporation is No. 189 Fanyang Middle Road, ZhuoZhou City, HeBei Province 072750 P.R. China.

(6)
The address for Invesco Ltd. is 1555 Peachtree Street NE, Atlanta, Georgia, 30309.

(7)
These shares of common stock include 950,580 shares that Mr. Lapeyre holds as a custodian or trustee for the benefit of his children, 7,605,345 shares owned by Laitram, and 10,500 shares that Mr. Lapeyre holds as a co-trustee with his wife for the benefit of his children, in all of which Mr. Lapeyre disclaims any beneficial interest. Please read note 12 below. Mr. Lapeyre has sole voting power over only 1,432,113 of these shares of common stock.

(8)
The address for BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(9)
The address for St. Denis J. Villere & Company L.L.C. is 601 Poydras Street, Suite 1808, New Orleans, Louisiana 70130.

(10)
Wells Fargo & Company filed its Schedule 13G with the SEC on behalf of itself and the following subsidiaries: Wells Capital Management Incorporated, Wells Fargo Bank, N.A., Wells Fargo Funds Management, LLC, Wells Fargo Investment Group, Inc. and Wells Fargo Advisors, LLC. The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104.

(11)
The address for Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210. Wellington Management Company, LLP reported that it has shared voting power with respect to 4,876,827 shares and shared dispositive power with respect to 8,976,135 shares.

(12)
The address for Laitram, L.L.C. is 220 Laitram Lane, Harahan, Louisiana 70123. Mr. Lapeyre is the President and Chief Executive Officer of Laitram. Please read note 7 above. Mr. Lapeyre disclaims beneficial ownership of any shares held by Laitram.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires directors and certain officers of ION, and persons who own more than 10% of ION's common stock, to file with the SEC and the NYSE initial statements of beneficial ownership on Form 3 and changes in such ownership on Forms 4 and 5. Based on our review of the copies of such reports, we believe that, during 2012 our directors, executive officers and stockholders holding greater than 10% of our outstanding shares complied with all applicable filing requirements under Section 16(a) of the Exchange Act, and that all of their filings were timely made.

 EXECUTIVE OFFICERS

        Our executive officers are as follows:

Name	Age	Position with ION
R. Brian Hanson	48	President and Chief Executive Officer and Director
Christopher T. Usher	52	Executive Vice President and Chief Operating Officer, GeoScience Division
Ken Williamson	48	Executive Vice President and Chief Operating Officer, GeoVentures Division
Gregory J. Heinlein	49	Senior Vice President and Chief Financial Officer
David Moffat	56	Senior Vice President, Marine Imaging Systems Division
David L. Roland	51	Senior Vice President, General Counsel and Corporate Secretary
Michael L. Morrison	42	Vice President and Corporate Controller

        For a description of the business background of Mr. Hanson, please see "Item 1 — Election of Directors — Class I Incumbent Directors — Term Expiring in 2015" above.

        Mr. Usher has been our Executive Vice President and Chief Operating Officer, GeoScience Division, since November 2012. Prior to joining our company, Mr. Usher served as the Senior Vice President, Data Processing, Analysis and Interpretation and Chief Technology Officer of Global Geophysical Services, Inc., a NYSE-listed seismic products and services company, since January 2010. Prior to joining Global, Mr. Usher served from October 2005 to January 2010 as Senior Director at Landmark Software and Services, a division of Halliburton Company, an oilfield services company. From 2004 to 2005, he was Senior Corporate Vice President, Integrated Services, at Paradigm Geotechnology, an exploration and production software company. From 2000 to 2003, Mr. Usher served as President of the global data processing division of Petroleum Geo-Services (PGS), a marine geophysical contracting company. He began his career at Western Geophysical. Mr. Usher holds a Bachelor of Science degree in geology and geophysics from Yale University.

        Mr. Williamson joined ION as Vice President of our GeoVentures business unit in September 2006, became a Senior Vice President in January 2007, and became Executive Vice President and Chief Operating Officer, GeoVentures Division, in November 2012. Between 1987 and 2006, Mr. Williamson was employed by Western Geophysical, which in 2000 became part of WesternGeco, a seismic solutions and technology subsidiary of Schlumberger, Ltd., a global oilfield and information services company. While at WesternGeco, Mr Williamson served as Vice President, Marketing from 2001 to 2003, Vice President, Russia and Caspian Region, from 2003 to 2005 and Vice President, Marketing, Sales & Commercialization of WesternGeco's electromagnetic services and technology division from 2005 to 2006. Mr. Williamson holds a Bachelor of Science degree in geophysics from Cardiff University in Wales.

        Mr. Heinlein has been our Senior Vice President and Chief Financial Officer since November 2011. Prior to joining ION, Mr. Heinlein served as the Chief Operating and Financial Officer of Genprex, Inc., a clinical-stage biopharmaceutical company. Prior to joining Genprex in 2011, Mr. Heinlein worked as an independent financial consultant and held a variety of senior management positions at Freescale Semiconductor, Inc., a NYSE-listed designer and manufacturer of embedded semiconductors for the automotive, consumer, industrial and networking markets, including Vice President and Treasurer from 2005 to 2008 and Vice President, Global Sales and Marketing, from 2008 to 2010. From 2001 to 2004, Mr. Heinlein served as Vice President and Treasurer of Fisher Scientific International Inc., a NYSE-listed manufacturer and supplier of scientific and healthcare products and services. From 1999 to 2001, he served as Vice President, Treasurer at Great Lakes Chemical Company, a NYSE-listed chemical research, production, sales and distribution company. Mr. Heinlein began his career in 1987 at The Dow Chemical Company, where he worked for more than 12 years in progressively challenging financial management positions, in both the treasury and control functions. Mr. Heinlein received a Bachelor of Business Administration degree from Saginaw Valley State University and a Master of Business Administration degree from Michigan State University.

        Mr. Moffat has been Senior Vice President of our Marine Imaging Systems Division since June 2007. In 1989, he joined Concept Systems, Ltd., a Scotland-based supplier of advanced real-time navigation and data integration software and services to the E&P industry, and served in various engineering and managerial roles, including after ION's acquisition of Concept in 2004. From 2006 to 2007, Mr. Moffat was the Vice President and Managing Director of Concept. Prior to joining Concept in 1989, Mr. Moffat was employed in various engineering design and development positions within the electronics defense and data security industry in the United Kingdom. Between 1973 and 1981, he served as an officer in the British Merchant Navy. Mr. Moffat holds a Bachelor of Science degree with Distinction in electronic and communication engineering from Edinburgh Napier University.

        Mr. Roland joined ION as Vice President, General Counsel and Corporate Secretary in April 2004 and became a Senior Vice President in January 2007. Prior to joining ION, Mr. Roland held several positions within the legal department of Enron Corp., a multi-national energy trading and infrastructure development business, most recently as Vice President and Assistant General Counsel. Prior to joining Enron in 1998, Mr. Roland was an attorney with Caltex Corporation, an international oil and gas marketing and refining company. Mr. Roland was an attorney with the law firm of Gardere & Wynne (now Gardere Wynne Sewell LLP) from 1988 until 1994, when he joined Caltex. Mr. Roland holds a Bachelor of Business Administration degree from the University of Houston and a Juris Doctorate degree with Distinction from St. Mary's University.

        Mr. Morrison joined ION in June 2002 as our Assistant Controller, became our Controller and Director of Accounting in November 2002 and Vice President and Corporate Controller in January 2007. Prior to joining ION, Mr. Morrison held several positions at Enron Corp., most recently as Director of Transaction Support. Mr. Morrison had held a variety of positions at Deloitte & Touche, LLP, a public accounting firm, from January 1994 until he joined Enron in June 2000. Mr. Morrison holds a Bachelor of Business Administration degree in accounting from Texas A&M University.

EXECUTIVE COMPENSATION

        Introductory note: The following discussion of executive compensation contains descriptions of various employee benefit plans and employment-related agreements. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the plans and agreements, which are filed or incorporated by reference as exhibits to our annual report on Form 10-K for the year ended December 31, 2012. In this discussion, the terms "ION," "we," "our" and "us" refer to ION Geophysical Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

 Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides an overview of the Compensation Committee of our Board of Directors, a discussion of the background and objectives of our compensation programs for our senior executives, and a discussion of all material elements of the compensation of each of the executive officers identified in the following table, whom we refer to as our named executive officers:

Name	Title
R. Brian Hanson	President and Chief Executive Officer (our principal executive officer and former principal financial officer)
Christopher T. Usher	Executive Vice President and Chief Operating Officer, GeoScience Division
Ken Williamson	Executive Vice President and Chief Operating Officer, GeoVentures Division
Gregory J. Heinlein	Senior Vice President and Chief Financial Officer (our principal financial officer)
David L. Roland	Senior Vice President, General Counsel and Corporate Secretary

Executive Summary

        General.    The objectives and major components of our executive compensation program did not materially change from 2012 to 2013. While we regularly review and fine-tune our compensation programs, we believe consistency in our compensation program and philosophy is important to effectively motivate and reward top-level management performance and for the creation of stockholder value. We continue to provide our named executive officers with total annual compensation that includes three principal elements: base salary, performance-based annual incentive cash compensation and long-term equity-based incentive awards. Elements of our compensation program continue to be performance-based, and a significant portion of each executive's total annual compensation is at risk and dependent upon our company's achievement of specific, measurable performance goals. Our performance-based pay is designed to align our executive officers' interests with those of our stockholders and to promote the creation of stockholder value, without encouraging excessive risk-taking. In addition, our equity programs, combined with our executive share ownership requirements, are designed to reward long-term stock performance.

        Base salaries for several of our named executive officers were increased in January 2013, consistent with our usual base salary review process and practice. Payments under our annual bonus incentive plan for 2012 reflected our company's performance and the level of achievement of our 2012 plan performance goals. As discussed further in this proxy statement under the heading "Bonus Incentive Plan," our 2012 adjusted operating income increased 40% over 2011 and slightly exceeded our target consolidated financial performance criteria under our 2012 bonus plan. As a result, all of our eligible named executive officers received cash bonus payments under the 2012 plan.

        Grants made under our long-term stock incentive plan during 2012 also reflected our company's successful performance in 2012. The annual grants made to our named executive officers on December 1, 2012 were generally consistent with grants made to named executive officers in previous years.

        Principal Changes in Compensation during 2012.    At our 2012 Annual Meeting of Stockholders held on May 23, 2012, our stockholders approved all of our director nominees and proposals, including a non-binding advisory ("say-on-pay") vote to approve the compensation of our executive officers. In the advisory executive compensation vote, over 96% of the votes cast on the proposal voted in favor of our compensation practices and policies. Our general goal since our 2012 Annual Meeting has been to continue to act consistently with the established practices that were overwhelmingly approved by our stockholders. We believe that we have accomplished that goal. In addition, because our stockholders voted in a non-binding advisory vote held at our 2011 Annual Meeting in favor of our holding an advisory ("say-on-frequency") vote on executive compensation every year, we will continue to hold an annual advisory vote to approve the compensation of our named executive officers. When and if our Board determines that it is in the best interest of our company to hold our say-on-pay vote with a different frequency, we will propose such a change to our stockholders at the next annual meeting of stockholders to be held following the Board's determination. Presently, under SEC rules, we are not required to hold another say-on-frequency vote again until our 2016 annual meeting of stockholders.

Introduction/Corporate Governance

Compensation Committee

        The Compensation Committee of our Board of Directors reviews and approves, or recommends to the Board for approval, all salary and other remuneration for our executive officers and oversees matters relating to our employee compensation and benefit programs. No member of the committee is an employee of ION. The Board has determined that each member of the committee satisfies the definition of "independent" as established in the NYSE corporate governance listing standards.

        The committee operates pursuant to a written charter that sets forth its functions and responsibilities. A copy of the charter can be viewed on our website at http://ir.iongeo.com/phoenix.zhtml?c=101545&p=irol-govhighlights. For a description of the responsibilities of the committee, see "Item 1. — Election of Directors — Committees of the Board — Compensation Committee" above.

        During 2012, the committee met in person or by conference call three times. In addition, the committee took action by unanimous written consent, as permitted under Delaware law and our Bylaws, four times during 2012, primarily to approve individual non-executive employee grants of restricted stock and stock options. We believe that each of these individual grants made by unanimous written consent of the committee complied with the applicable grant date requirements under Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic (ASC) 718, "Compensation — Stock Compensation" ("ASC Topic 718").

Compensation Consultants

        The Compensation Committee has the authority and necessary funding to engage, terminate and pay compensation consultants, independent legal counsel and other advisors in its discretion. Prior to retaining any such compensation consultant or other advisor, the committee evaluates the independence of such advisor and also evaluates whether such advisor has a conflict of interest. During 2010, the committee engaged ISS Corporate Services, Inc., a wholly-owned subsidiary of RiskMetrics Group, Inc., to provide the company with benchmarking and modeling services related to its 2010 annual meeting proposals to (i) amend ION's 2004 LTIP to increase the total number of shares of ION's common stock available for issuance under the plan and (ii) approve a proposed employee stock purchase plan. During 2011, the committee engaged Performensation Consulting, an equity compensation consulting firm, to provide advisory services with regard to the preparation of our 2011 proxy statement and to provide the committee with analysis on the number of shares to propose to stockholders to add to our stock plan at our 2011 Annual Meeting for future grants to employees and directors. During 2011, the committee also engaged Aon Hewitt as its consultant in connection with the promotion of Mr. Hanson to Chief Executive Officer. During 2012 and 2013, the committee engaged Performensation Consulting to provide advisory services with regard to the preparation of our 2012 and 2013 proxy statements, respectively.

        In addition, when reviewing benchmark compensation data in connection with our annual review of employee salaries, in October 2011 our Human Resources department reviewed market survey data from Towers Watson, Mercer, Radford and Frost. See " — Objectives of Our Executive Compensation Programs — Benchmarking" below.

        From 2010 to date, none of ISS, Performensation Consulting, Aon Hewitt, Towers Watson, Mercer, Radford or Frost has received compensation, or advised our company or our executive officers, on matters outside the scope of their respective engagements by the Compensation Committee.

        The Compensation Committee has considered the independence of Performensation Consulting in light of SEC rules and proposed NYSE listing standards. Among the factors considered by the committee were the following:

  •
  other services provided to our company by Performensation Consulting;

  •
  fees paid by us as a percentage of Performensation Consulting's total revenues;

  •
  policies or procedures maintained by Performensation Consulting that are designed to prevent a conflict of interest;

  •
  any business or personal relationships between the individual consultants involved in the engagement and any member of the committee;

  •
  any of our common stock owned by the individual consultants involved in the engagement; and

  •
  any business or personal relationships between our executive officers and Performensation Consulting or the individual consultants involved in the engagement.

The committee discussed these considerations and concluded that the work of Performensation Consulting did not raise any conflict of interest.

Role of Management in Establishing and Awarding Compensation

        On an annual basis, our Chief Executive Officer, with the assistance of our Human Resources department, recommends to the Compensation Committee any proposed increases in base salary, bonus payments and equity awards for our executive officers other than himself. No executive officer is involved in determining his own salary increase, bonus payment or equity award. When making officer compensation recommendations, our Chief Executive Officer takes into consideration compensation benchmarks, which include industry standards for similar sized organizations serving similar markets, as well as comparable positions, the level of inherent importance and risk associated with the position and function, and the executive's job performance over the previous year. See " — Objectives of Our Executive Compensation Programs — Benchmarking" and " — Elements of Compensation — Base Salary" below.

        Our Chief Executive Officer, with the assistance of our Human Resources department and input from our executive officers and other members of senior management, also formulates and proposes to the Compensation Committee an employee bonus incentive plan for the ensuing year. For a description of our process for formulating the employee bonus incentive plan and the factors that we consider, see " — Elements of Compensation — Bonus Incentive Plan" below.

        The committee reviews and approves all compensation and awards to executive officers and all bonus incentive plans. With respect to equity compensation awarded to employees other than executive officers, the Compensation Committee reviews and approves all grants of restricted stock and stock options above 5,000 shares, generally based upon the recommendation of the Chief Executive Officer, and has delegated option and restricted stock granting authority to the Chief Executive Officer as permitted under Delaware law for grants to non-executive officers of up to 5,000 shares.

        On its own initiative, at least once a year, the Compensation Committee reviews the performance and compensation of our Chief Executive Officer and, following discussions with the Chief Executive Officer and other members of the Board of Directors, establishes his compensation level. Where it deems appropriate, the Compensation Committee will also consider market compensation information from independent sources. See " — Objectives of Our Executive Compensation Programs — Benchmarking" below.

        Certain members of our senior management generally attend most meetings of the Compensation Committee, including our Chief Executive Officer, our Senior Vice President — Global Human Resources, and our General Counsel/Corporate Secretary. However, no member of management votes on items being considered by the Compensation Committee. The Compensation Committee and Board of Directors do solicit the views of our Chief Executive Officer on compensation matters, particularly as they relate to the compensation of the other named executive officers and the other members of senior management reporting to the Chief Executive Officer. The committee often conducts an executive session during each meeting, during which members of management are not present.

Objectives of Our Executive Compensation Programs

General Compensation Philosophy and Policy

        Through our compensation programs, we seek to achieve the following general goals:

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  attract and retain qualified and productive executive officers and key employees by providing total compensation competitive with that of other executives and key employees employed by companies of similar size, complexity and industry of business;

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  encourage our executives and key employees to achieve strong financial and operational performance;

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  structure compensation to create meaningful links between corporate performance, individual performance and financial rewards;

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  align the interests of our executives with those of our stockholders by providing a significant portion of total pay in the form of stock-based incentives;

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  encourage long-term commitment to our company; and

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  limit corporate perquisites to seek to avoid perceptions both within and outside of our company of "soft" compensation.

        Our governing principles in establishing executive compensation have been:

        Long-Term and At-Risk Focus.    Compensation opportunities should be composed of long-term, at-risk pay to focus our management on the long-term interests of our company. Base salary, annual incentives and employee benefits should be close to competitive levels when compared to similarly-situated companies.

        Equity Orientation.    Equity-based plans should comprise a major part of the at-risk portion of total compensation to instill ownership thinking and to link compensation to corporate performance and stockholder interests.

        Competitive.    We emphasize total compensation opportunities consistent on average with our peer group of companies. Competitiveness of annual base pay and annual incentives is independent of stock performance. However, overall competitiveness of total compensation is generally contingent on long-term, stock-based compensation programs.

        Focus on Total Compensation.    In making decisions with respect to any element of an executive officer's compensation, the Compensation Committee considers the total compensation that may be awarded to the executive officer, including salary, annual bonus and long-term incentive compensation. These total compensation reports are prepared by our Human Resources department and present the dollar amount of each component of the named executive officers' compensation, including current cash compensation (base salary, past bonus and eligibility for future bonus), equity awards and other compensation. The overall purpose of these total compensation reports is to bring together, in one place, all of the elements of actual and potential compensation of our named executive officers so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation. In its most recent review of total compensation reports, the committee determined that annual compensation amounts for our Chief Executive Officer and our other named executive officers remained generally consistent with the committee's expectations. However, the committee reserves the right to make changes that it believes are warranted.

        Internal Pay Equity.    Our core compensation philosophy is to pay our executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to our company, while providing incentives to achieve our business and financial objectives. While comparisons to compensation levels at other companies (discussed below) are helpful in assessing the overall competitiveness of our compensation program, we believe that our executive compensation program also must be internally consistent and equitable in order for our company to achieve our corporate objectives. Each year our Human Resources department reports to the Compensation Committee the total compensation paid to our Chief Executive Officer and all other senior executives, which includes a comparison for internal pay equity purposes. Over time, there have been variations in the comparative levels of compensation of executive officers and changes in the overall composition of the management team and the overall accountabilities of the individual executive officers; however, we and the committee are satisfied that total compensation received by executive officers reflects an appropriate differential for executive compensation.

        These principles apply to compensation policies for all of our executive officers and key employees. We do not follow the principles in a mechanistic fashion; rather, we apply experience and judgment in determining the appropriate mix of compensation for each individual. This judgment also involves periodic review of discernible measures to determine the progress each individual is making toward agreed-upon goals and objectives.

Benchmarking

        When making compensation decisions, we also look at the compensation of our Chief Executive Officer and other executive officers relative to the compensation paid to similarly-situated executives at companies that we consider to be our industry and market peers — a practice often referred to as "benchmarking." We believe, however, that a benchmark should be just that — a point of reference for measurement — but not the determinative factor for our executives' compensation. The purpose of the comparison is not to supplant the analyses of internal pay equity, total wealth accumulation and the individual performance of the executive officers that we consider when making compensation decisions.

Because the comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains, the committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

        In most years, at least once each year, our Human Resources department, under the oversight of the Compensation Committee, reviews data from market surveys, independent consultants and other sources to assess our competitive position with respect to base salary, annual incentives and long-term incentive compensation. When reviewing compensation data in October 2012, we utilized data primarily from Radford salary surveys, the Mercer U.S. Compensation Planning Survey, TowersWatson executive salary surveys and Frost's 2012 Oilfield Manufacturing and Services Industry Executive Compensation Survey ("OFMS Survey"). The survey information from most of these resources covered a broad range of industries and companies. However, the 2012 OFMS Survey compiled proxy compensation data from 53 oilfield services companies and survey results from the following 19 oilfield services companies:

Baker Hughes, Inc.	ION Geophysical Corporation
Bristow Group, Inc.	National Oilwell Varco, Inc.
Calfrac Well Services Ltd.	Newpark Resources, Inc.
Cameron International Corp.	Oil States International, Inc.
Core Laboratories NV	Pioneer Energy Services Corp.
Ensco PLC	Superior Energy Services, Inc.
Exterran Holdings, Inc.	TETRA Technologies, Inc.
Forum Energy Technologies, Inc.	Vantage Drilling Company
Gulfmark Offshore, Inc.	Weir Specialty Products Manufacturing
Helmerich & Payne, Inc.

        Each year, the administrators of the OFMS Survey in their discretion make adjustments to the list of companies included in the survey. As a result, the above list of companies included in the 2012 OFMS Survey is slightly different from the list of companies included in the OFMS Survey for 2011 and previous years and will likely be different from the list of companies to be included in future OFMS Surveys.

        The overall results of the compensation surveys provide the starting point for our compensation analysis. We believe that the surveys contain relevant compensation information from companies that are representative of the sector in which we operate, have relative size as measured by market capitalization and experience relative complexity in the business and the executives' roles and responsibilities. Beyond the survey numbers, we look extensively at a number of other factors, including our estimates of the compensation at our most comparable competitors and other companies that were closest to our company in size, profitability and complexity. We also consider an individual's current performance, the level of corporate responsibility, and the employee's skills and experience, collectively, in making compensation decisions.

        In the case of our Chief Executive Officer and some of our other executive officers, we also consider our company's performance during the person's tenure and the anticipated level of compensation that would be required to replace the person with someone of comparable experience and skill.

        In addition to our periodic review of compensation, we also regularly monitor market conditions and will adjust compensation levels from time to time as necessary to remain competitive and retain our most valuable employees. When we experience a significant level of competition for retaining current employees or hiring new employees, we will typically reevaluate our compensation levels within that employee group in order to ensure our competitiveness.

 Elements of Compensation

        The primary components of our executive compensation program are as follows:

        Below is a summary of each component:

Base Salary

        General.    The general purpose of base salary for our executive officers is to create a base of cash compensation for the officer that is consistent on average with the range of base salaries for executives in similar positions and with similar responsibilities at comparable companies. In addition to salary norms for persons in comparable positions at comparable companies, base salary amounts may also reflect the nature and scope of responsibility of the position, the expertise of the individual employee and the competitiveness of the market for the employee's services. Base salaries of executives other than our Chief Executive Officer may also reflect our Chief Executive Officer's evaluation of the individual executive officer's job performance. As a result, the base salary level for each individual may be above or below the target market value for the position. The Compensation Committee also recognizes that the Chief Executive Officer's compensation should reflect the greater policy- and decision-making authority that he holds and the higher level of responsibility he has with respect to our strategic direction and our financial and operating results. As of January 2013, our Chief Executive Officer's annual base salary was 27% higher than the annual base salary for the next highest-paid named executive officer and 32% higher than the average annual base salary for all of our other currently-serving named executive officers. The committee does not intend for base salaries to be the vehicle for long-term capital and value accumulation for our executives.

        2012 and 2013 Actions.    In typical years, base salaries are reviewed at least annually and may also be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities and changes in responsibilities, performance and contribution to ION, experience, impact on total compensation, relationship of compensation to other ION officers and employees, and changes in external market levels. Salary increases for executive officers do not follow a preset schedule or formula but do take into account changes in the market and individual circumstances.

        Certain of our named executive officers received an increase in base salary in January 2013, as described below:

Named Executive Officer	Action
R. Brian Hanson	When Mr. Hanson was promoted to President and Chief Executive Officer on January 1, 2012, his annual base salary was $450,000. In recognition of Mr. Hanson's performance during his first year as CEO, in January 2013, the Compensation Committee increased Mr. Hanson's base salary to $490,000. The 2012 OFMS Survey indicated that the weighted average 50th percentile for CEO base salary for surveyed companies having annual revenues of less than $1 billion was $584,000.
Christopher T. Usher	On November 30, 2012, Mr. Usher was hired as Executive Vice President and Chief Operating Officer, GeoScience Division, at an annual base salary of $350,000. Compensation surveys from 2012 OFMS Survey indicated that the weighted average 50th percentile for COO base salary for surveyed companies having annual revenues of less than $1 billion was $425,801.
Ken Williamson	Compensation surveys from the 2012 OFMS Survey indicated that the weighted average 50th percentile for COO base salary for surveyed companies with revenues less than $1 billion was $425,801. On December 3, 2012, Mr. Williamson was promoted from Senior Vice President, GeoVentures, to Executive Vice President and Chief Operating Officer, GeoVentures Division. In recognition of his promotion and his expertise, capabilities and performance as the leader of the GeoVentures Division that contributed significantly to the company's overall financial results during 2012, in January 2013 the Compensation Committee increased Mr. Williamson's annual base salary from $340,000 to $358,000.
Gregory J. Heinlein	Compensation surveys from Radford, TowersWatson and the 2012 OFMS Survey indicated that the weighted average 50th percentile for Chief Financial Officer base salary for surveyed companies having annual revenues of less than $1 billion was $333,879. In recognition of Mr. Heinlein's job performance and experience and expertise in restructuring and managing the finance and accounting departments during 2012, in January 2013 the Compensation Committee increased Mr. Heinlein's annual base salary from $300,000 to $312,000.
David L. Roland	Compensation surveys from TowersWatson and the 2012 OFMS Survey indicated that the weighted average 50th percentile for Chief Legal Officer base salary for surveyed companies having annual revenues of less than $1 billion was $302,500. In recognition of Mr. Roland's experience and expertise in effectively handling a wide variety of legal issues for the company during 2012, including responsibility for leading the Company's litigation efforts, in January 2013 the Compensation Committee increased Mr. Roland's annual base salary from $300,000 to $315,000.

Bonus Incentive Plan

        Our employee annual bonus incentive plan is intended to promote the achievement each year of company performance objectives and performance objectives of the employee's particular business unit, and to recognize those employees who contributed to the company's achievements. The plan provides cash compensation that is at-risk on an annual basis and is contingent on achievement of annual business and operating objectives and individual performance. The plan provides all participating employees the opportunity to share in the company's performance through the achievement of established financial and individual objectives. The financial and individual objectives within the plan are intended to measure an increase in the value of our company and, in turn, our stock.

        In recent years, we have adopted a bonus incentive plan with regard to each year. Performance under the annual bonus incentive plan is measured with respect to the designated plan fiscal year. Payments under the plan are paid in cash in an amount reviewed and approved by the Compensation Committee and are ordinarily made in the first quarter following the completion of a fiscal year, after the financial results for that year have been determined.

        Our annual bonus incentive plan is usually consistent with our operating plan for the same year. In late 2011, we prepared a consolidated company operating budget for 2012 and individual operating budgets for each operating unit. The budgets took into consideration our views on market opportunities, customer and sale opportunities, technology enhancements for new products, product manufacturing and delivery schedules and other operating factors. The Board of Directors analyzed the proposed budgets with management extensively and, after analysis and consideration, the Board approved the consolidated 2012 operating plan. During late 2011 and early 2012, our Chief Executive Officer worked with our Human Resources department and members of senior management to formulate our 2012 bonus incentive plan, consistent with the 2012 operating plans approved by the Board.

        At the beginning of 2012, the Compensation Committee approved our 2012 bonus incentive plan for executives and certain designated non-executive employees. The computation of awards generated under the plan is required to be approved by the committee. In February 2013, the committee reviewed the company's actual performance against each of the plan performance goals established at the beginning of 2012 and evaluated the individual performance during the year of each participating named executive officer. The results of operations of the company for 2012 and individual performance evaluations determined the appropriate payouts under the annual bonus incentive plan.

        The Compensation Committee has discretion in circumstances it determines are appropriate to authorize discretionary bonus awards that might exceed amounts that would otherwise be payable under the terms of the bonus incentive plan. These discretionary awards can be payable in cash, stock options, restricted stock, restricted stock units, stock appreciation rights or a combination thereof. Any stock options, restricted stock or restricted stock units awarded would be granted under one of our existing long-term equity compensation plans. Any stock appreciation rights awarded would be granted under our Stock Appreciation Rights Plan. The committee also has the discretion, in appropriate circumstances, to grant a lesser bonus award, or no bonus award at all, under the bonus incentive plan.

        As described above, our bonus incentive plans are designed for payouts that generally track the financial performance of our company. The general intent of the plans is to reward key employees when the company and the employee perform well and not reward them when the company and the employee do not perform well. The graph shown below illustrates how the average amount of cash payments paid under our annual bonus incentive plans to named executive officers has varied over the years in relation to our financial performance. As demonstrated in the graph below, in most years when company financial performance is strong, cash bonus payments are generally higher. Likewise, when our financial performance is low as compared to our internal targets and plans, cash bonus payments are generally lower. There are occasionally exceptions to this general trend. For example, in 2008 we achieved an improved financial performance over the previous year, but average cash bonus awards under our 2008 annual bonus incentive plan were relatively lower because we did not achieve our internal financial and growth objectives for 2008. Likewise, in 2011 we grew adjusted operating income by 32% over 2010, but average cash bonus awards under our 2011 annual bonus incentive plan were lower than in 2010 because we did not achieve our internal financial objectives for 2011. In 2012, our adjusted operating income grew 40% over 2011 but our average bonus award paid to named executive officers remained at approximately the same level as 2011 because our internal financial objectives for 2012 were higher than in 2011. This history demonstrates a clear and consistent link between our executive officer bonus incentive compensation and our performance.

        Below are general descriptions of our 2012 bonus incentive plan and our company performance criteria applicable to the plan:

2012 Bonus Incentive Plan

        The purpose of the 2012 bonus incentive plan was to:

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  provide an incentive for our participating employees to achieve their highest level of individual and business unit performance in order to accomplish our company's 2012 strategic and financial goals and

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  reward the employees for those achievements and accomplishments.

        Designated employees, including our named executive officers, were eligible to participate in our 2012 bonus incentive plan. Under the 2012 plan, approximately 25% of the funds allocated for distribution were available for awards to eligible employees regardless of the company's 2012 financial performance, and approximately 75% of the funds allocated for distribution were available for distribution to eligible employees only to the extent the company satisfied the designated 2012 financial performance criteria. In addition, the 2012 plan was structured so that the total amount of funds available for distribution increased as the company's financial performance increased. As a result, the amount of total dollars available for distribution under the bonus incentive plan was largely dependent on the company's achievement of the pre-defined financial objectives.

        As reported in the chart below, our 2012 bonus incentive plan established a 2012 target consolidated operating income performance goal. Consolidated operating income was selected as the most appropriate performance goal for our 2012 plan because the committee believed that operating income was the best indicator of our company's overall business trends and performance and evidenced a direct correlation with the interests of our stockholders and our company performance. When determining annual operating income for purposes of the bonus incentive plan, the actual operating income number is adjusted as necessary to reflect the accounting impact of any special accounting events, such as write-offs, and also to reflect any other items that may have the effect of altering actual results, such as dispositions of business units. Under the plan, every participating named executive officer other than our Chief Executive Officer had the opportunity to earn up to 100% of his base salary depending on performance of our company against the designated performance goal and performance of the executive against personal criteria determined at the beginning of 2012 by our Chief Executive Officer. Under separate terms approved by the Compensation Committee and contained in his employment agreement, Mr. Hanson, who served as our Chief Executive Officer during 2012, participated in the plan with potential to earn a target incentive payment of 75% of his base salary, depending on achievement of the company's target consolidated performance goal and pre-designated personal critical success factors, and a maximum of 150% of his base salary upon achievement of the maximum consolidated performance goal and his personal goals. Our Chief Executive Officer typically carries a higher target and maximum bonus incentive plan percentage as compared to our other named executive officers as a result of his leadership role in setting company policy and strategic planning.

        Performance Criteria.    In early 2012, the Compensation Committee approved the following corporate consolidated operating income performance criteria for consideration of bonus awards to the named executive officers and other covered employees under the 2012 bonus incentive plan:

Threshold Operating Income	Target Operating Income	Maximum Operating Income
$77.9 million	$97.4 million	$158.8 million

        Where an employee is primarily involved in a particular business unit, the financial performance criteria under our bonus incentive plan are weighted toward the operational performance of the employee's business unit rather than consolidated company performance. The "Non-Equity Incentive Plan Compensation" column of our 2012 Summary Compensation Table below reflects the payments that our named executive officers earned and received under our 2012 bonus incentive plan, and the "Bonus" column of the same table reflects any discretionary cash bonus payments received by our named executive officers during 2012. During 2012, on a consolidated basis, we achieved adjusted consolidated operating income of $97.42 million. Our 2012 adjusted operating income represented a 40% improvement over 2011 and we slightly exceeded our target consolidated financial performance criteria under our 2012 bonus incentive plan. As a result, our eligible named executive officers and many other eligible executives and employees received a cash bonus award under the plan.

        In addition to overall company performance, when considering the 2012 bonus incentive plan awards paid to our named executive officers, the Compensation Committee also considered the individual performances and accomplishments of each officer. For example, when considering the bonus award paid to Mr. Hanson, among the factors the Committee took into consideration was Mr. Hanson's effective leadership in the company's achievement of its strong 2012 results, in re-focusing the strategies and organization of the company through its new GeoVentures and GeoScience divisions, and in achieving a smooth transition of the CEO duties from Mr. Peebler. When considering the bonus award paid to Mr. Williamson, among the factors the Committee took into consideration were the strong 2012 financial performance of his GeoVentures Division and his involvement and leadership in successful several cross-business unit projects during 2012. When considering the bonus awards paid to Mr. Heinlein and Mr. Roland, among the factors the Committee took into consideration was their leadership and participation in pursuing a number of important projects during 2012. Mr. Usher did not join our company until November 2012, so he was not eligible for a 2012 bonus plan award.

        In February 2013, the Compensation Committee approved our 2013 bonus incentive plan. The general structure of our 2013 bonus incentive plan is similar to that of our 2012 plan. The particular performance goals designated under our 2013 plan are higher than those designated for our 2012 plan, but reflect our confidential strategic plans, and cannot be disclosed at this time because it would provide our competitors with confidential information regarding our market and segment outlook and strategies. We are currently unable to determine how difficult it will be for our company to meet the designated performance goals under our 2013 plan. Generally, the committee attempts to establish the threshold, target and maximum levels such that the relative difficulty of achieving each level is approximately consistent from year to year.

        The Compensation Committee reviews the annual bonus incentive plan each year to ensure that the key elements of the plan continue to meet the objectives described above.

Long-Term Stock-Based Incentive Compensation

        We have structured our long-term incentive compensation to provide for an appropriate balance between rewarding performance and encouraging employee retention and stock ownership. There is no pre-established policy or target for the allocation between either cash or non-cash or short-term and long-term incentive compensation; however, at executive management levels, the Compensation Committee strives for compensation to increasingly focus on longer-term incentives. In conjunction with the Board, executive management is responsible for setting and achieving long-term strategic goals. In support of this responsibility, compensation for executive management, and most particularly our Chief Executive Officer, tends to be weighted towards rewarding long-term value creation for stockholders. The below table illustrates the mix of total compensation received by Mr. Hanson, our CEO, and our other current named executive officers during 2012 other than Mr. Usher, who was hired by the company on November 30, 2012:

        For 2012, there were three forms of long-term equity incentives utilized for executive officers and key employees: stock options, restricted stock, and restricted stock units. For 2013, we have again recommended that stock options, restricted stock and restricted stock units be the principal forms of long-term equity-based incentives to be utilized for executive officers and key employees. Our long-term incentive plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our company.

        Of the total stock option or restricted stock employee awards made by ION during 2012, 70% were in the form of stock options and 30% were in the form of restricted stock or restricted stock units.

        Stock Options.    Under our equity plans, stock options may be granted having exercise prices equal to either the closing price of our stock on the date before the date of grant or the average of the high and low sale prices of our stock on the date of grant, depending on the terms of the particular stock option plan that governs the award. In any event, all awards of stock options are made at or above the market price at the time of the award. The Compensation Committee will not grant stock options having exercise prices below the market price of our stock on the date of grant, and will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events, as required by the relevant plan) without the consent of our stockholders. Our stock options generally vest ratably over four years, based on continued employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. New option grants normally have a term of ten years.

        The purpose of stock options is to provide equity compensation with value that has been traditionally treated as entirely at-risk, based on the increase in our stock price and the creation of stockholder value. Stock options also allow our executive officers and key employees to have equity ownership and to share in the appreciation of the value of our stock, thereby aligning their compensation directly with increases in stockholder value. Stock options only have value to their holder if the stock price appreciates in value from the date options are granted.

        Stock option award decisions are generally based on past business and individual performance. In determining the number of options to be awarded, we also consider the grant recipient's qualitative and quantitative performance, the size of stock option and other stock based awards in the past, and expectations of the grant recipient's future performance. In 2012, a total of 138 employees received option awards, covering 1,544,000 shares of common stock. In 2012, the named executive officers received option awards for a total of 225,000 shares, or approximately 15% of the total options awarded in 2012.

        Restricted Stock and Restricted Stock Units.    We use restricted stock and restricted stock units to focus executives on our long-term performance and to help align their compensation more directly with stockholder value. Vesting of restricted stock and restricted stock units typically occurs ratably over three years, based solely on continued employment of the recipient-employee. In 2012, 158 employees received restricted stock or restricted stock unit awards, covering an aggregate of 667,000 shares of restricted stock and shares underlying restricted stock units. The named executive officers received awards totaling 120,000 shares of restricted stock in 2012, or approximately 18% of the total shares of restricted stock awarded to employees in 2012.

        Awards of restricted stock units have been made to certain of our foreign employees in lieu of awards of restricted stock. Restricted stock units provide certain tax benefits to our foreign employees as the result of foreign law considerations, so we expect to continue to award restricted stock units to designated foreign employees for the foreseeable future.

        Cash-Settled Stock Appreciation Rights.    No stock appreciation rights have been awarded since 2008.

        The Compensation Committee reviews the long-term incentive program each year to ensure that the key elements of this program continue to meet the objectives described above.

        Approval and Granting Process.    As described above, the Compensation Committee reviews and approves all stock option, restricted stock, restricted stock unit and stock appreciation right awards made to executive officers, regardless of amount. With respect to equity compensation awarded to employees other than executive officers, the committee reviews and approves all grants of restricted stock, stock options and restricted stock units above 5,000 shares, generally based upon the recommendation of our Chief Executive Officer. Committee approval is required for any grant to be made to an executive officer in any amount. The committee has granted to our Chief Executive Officer the authority to approve grants to any employee other than an executive officer of (i) up to 5,000 shares of restricted stock and (ii) stock options for not more than 5,000 shares. Our Chief Executive Officer is also required to provide a report to the committee of all awards of options and restricted stock made by him under this authority. We believe that this policy is beneficial because it enables smaller grants to be made more efficiently. This flexibility is particularly important with respect to attracting and hiring new employees, given the increasingly competitive market for talented and experienced technical and other personnel in locales in which our employees work.

        All grants of restricted stock, restricted stock units, stock options and stock appreciation rights to employees or directors are granted on one of four designated quarterly grant dates during the year: March 1, June 1, September 1 or December 1. The Compensation Committee approved these four dates because they are not close to any dates on which earnings announcements or other announcements of material events would normally be made by us. For an award to a current employee, the grant date for the award is the first designated quarterly grant date that occurs after approval of the award. For an award to a newly hired employee who is not yet employed by us at the time the award is approved, the grant date for the award is the first designated quarterly grant date that occurs after the new employee commences work. We believe that this process of fixed quarterly grant dates is beneficial because it serves to remove any perception that the grant date for an award could be capable of manipulation or change for the benefit of the recipient. In addition, having all grants occur on a maximum of four days during the year simplifies certain fair value accounting calculations related to the grants, thereby minimizing the administrative burden associated with tracking and calculating the fair values, vesting schedules and tax-related events upon vesting of restricted stock and also lessening the opportunity for inadvertent calculation errors.

        With the exception of significant promotions, new hires or unusual circumstances, we generally make most awards of equity compensation on December 1 of each year. This date was selected because (i) it enables us to consider individual performance eleven months into the fiscal year, (ii) it simplifies the annual budget process by having the expense resulting from the equity award occur late in the year, (iii) the date is approximately three months before the date that we normally pay any annual incentive bonuses and (iv) generally speaking, December 1 is not close to any dates on which an earnings announcement or other announcement of a material event would normally be made by us.

Clawback Policy

        We have a Compensation Recoupment Policy (commonly referred to as a "clawback" policy), which provides that, in the event of a restatement of our financial results due to material noncompliance with applicable financial reporting requirements, the Board will, if it determines appropriate and subject to applicable laws and the terms and conditions of our applicable stock plans, programs or arrangements, seek reimbursement of the incremental portion of performance-based compensation, including performance-based bonuses and long term incentive awards, paid to current or former executive officers within three years of the restatement date, in excess of the compensation that would have been paid had the compensation amount been based on the restated financial results.

Personal Benefits, Perquisites and Employee Benefits

        Our Board of Directors and executives have concluded that we will not offer most perquisites traditionally offered to executives of similarly-sized companies. As a result, perquisites and any other similar personal benefits offered to our executive officers are substantially the same as those offered to our general salaried employee population. These offered benefits include medical and dental insurance, life insurance, disability insurance, a vision plan, charitable gift matching (up to designated limits), a 401(k) plan with a company match of certain levels of contributions, flexible spending accounts for healthcare and dependent care and other customary employee benefits. Business-related relocation benefits may be reimbursed on a case-by-case basis. We intend to continue applying our general policy of not providing specific personal benefits and perquisites to our executives; however, we may, in our discretion, revise or add to any executive's personal benefits and perquisites if we deem it advisable.

Risk Management Considerations

        The Compensation Committee believes that our company's bonus and equity programs create incentives for employees to create long-term stockholder value. The committee has considered the concept of risk as it relates to the company's compensation programs and has concluded that the company's compensation programs do not encourage excessive or inappropriate risk-taking. Several elements of the compensation programs are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive risk:

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  The compensation programs consist of both fixed and variable compensation. The fixed (or salary) portion is designed to provide a steady income regardless of the company's stock price performance so that executives do not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short- and long-term corporate performance. The Compensation Committee believes that the variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce positive short- and long-term corporate results, while the fixed element is also sufficiently high such that the executives are not encouraged to take unnecessary or excessive risks in doing so.

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  The financial metrics used to determine the amount of an executive's bonus are measures the committee believes drive long-term stockholder value and ensure the continued viability of the company. Moreover, the committee attempts to set ranges for these measures that encourage success without encouraging excessive risk taking to achieve short-term results. In addition, the overall maximum bonus for each participating named executive officer other than our Chief Executive Officer is not expected to exceed 100% of the executive's base salary under the bonus plan, and the overall bonus for our Chief Executive Officer under his employment agreement will not exceed 150% of his base salary under the bonus plan, in each case no matter how much the company's financial performance exceeds the ranges established at the beginning of the year.

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  We have strict internal controls over the measurement and calculation of the financial metrics that determine the amount of an executive's bonus, designed to keep it from being susceptible to manipulation by an employee, including our executives.

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  Stock options generally become exercisable over a four-year period and remain exercisable for up to ten years from the date of grant, encouraging executives to look to long-term appreciation in equity values.

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  Restricted stock generally becomes exercisable over a three-year period, again encouraging executives to look to long-term appreciation in equity values.

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  Senior executives, including our named executive officers, are required to acquire over time and hold shares of our company's stock having a value of between one and four times the executive's annual base salary, depending on the level of the executive. The Compensation Committee believes that the stock ownership guidelines provide a considerable incentive for management to consider the company's long-term interests, since a portion of their personal investment portfolio consists of company stock.

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  In addition, we do not permit any of our executive officers or directors to enter into any derivative or hedging transactions involving our stock, including short sales, market options, equity swaps and similar instruments, thereby preventing executives from insulating themselves from the effects of poor company stock price performance. Please refer to " — Stock Ownership Requirements; Hedging Policy" below.

  •
  We have a compensation recoupment (clawback) policy that provides, in the event of a restatement of our financial results due to material noncompliance with financial reporting requirements, for reimbursement of the incremental portion of performance-based compensation, including performance-based bonuses and long term incentive awards, paid to current or former executive officers within three years of the restatement date, in excess of the compensation that would have been paid had such compensation amount been based on the restated financial results. Please refer to " — Clawback Policy" above.

Indemnification of Directors and Executive Officers

        Our Bylaws provide certain rights of indemnification to our directors and employees (including our executive officers) in connection with any legal action brought against them by reason of the fact that they are or were a director, officer, employee or agent of our company, to the full extent permitted by law. Our Bylaws also provide, however, that no such obligation to indemnify exists as to proceedings initiated by an employee or director against us or our directors unless (a) it is a proceeding (or part thereof) initiated to enforce a right to indemnification or (b) was authorized or consented to by our Board of Directors.

        As discussed below, we have also entered into employment agreements with certain of our executive officers that provide for us to indemnify the executive to the fullest extent permitted by our Certificate of Incorporation and Bylaws. The agreements also provide that we will provide the executive with coverage under our directors' and officers' liability insurance policies to the same extent as provided to our other executives.

Stock Ownership Requirements; Hedging Policy

        We believe that broad-based stock ownership by our employees (including our executive officers) enhances our ability to deliver superior stockholder returns by increasing the alignment between the interests of our employees and our stockholders. Accordingly, the Board has adopted stock ownership requirements applicable to each of our senior executives, including our named executive officers. The policy requires each executive to retain direct ownership of at least 50% of all shares of our company's stock received upon exercise of stock options and vesting of awards of restricted stock or restricted stock units until the executive owns shares having an aggregate value equal to the following multiples of the executive's annual base salary:

President and Chief Executive Officer — 4x

Executive Vice President — 2x

Senior Vice President — 1x

        As of the date of this proxy statement, all of our senior executives were in compliance with the stock ownership requirements. In addition, we do not permit any of our executive officers or directors to enter into any derivative or hedging transactions with respect to our stock, including short sales, market options, equity swaps and similar instruments.

 Impact of Regulatory Requirements and Accounting Principles on Compensation

        The financial reporting and income tax consequences to our company of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Under Section 162(m) of the Internal Revenue Code and the related federal treasury regulations, we may not deduct annual compensation in excess of $1 million paid to certain employees — generally our Chief Executive Officer and our four other most highly compensated executive officers — unless that compensation qualifies as "performance-based" compensation. Overall, the committee seeks to balance its objective of ensuring an effective compensation package for the executive officers with the need to maximize the immediate deductibility of compensation — while ensuring an appropriate (and transparent) impact on reported earnings and other closely followed financial measures.

        In making its compensation decisions, the Compensation Committee has considered the limitations on deductibility within the requirements of Internal Revenue Code Section 162(m) and its related Treasury regulations. As a result, the committee has designed much of the total compensation packages for the executive officers to qualify for the exemption of "performance-based" compensation from the deductibility limit. However, the committee does have the discretion to design and use compensation elements that may not be deductible within the limitations under Section 162(m), if the committee considers the tax consequences and determines that those elements are in our best interests. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, we have not adopted a policy that all compensation must be deductible.

        Certain payments to our named executive officers under our 2012 annual incentive plan may not qualify as performance-based compensation under Section 162(m) because the awards are calculated and paid in a manner that may not meet the requirements under Section 162(m) and the related Treasury regulations. Given the rapid changes in our business and industry that have occurred during recent years and those that may occur in 2013 and subsequent years, we believe that we are better served in implementing a plan that provides for adjustments and discretionary elements for our senior executives' incentive compensation, rather than ensuring that we implement all of the requirements and limitations under Section 162(m) into these incentive plans.

        Likewise, the impact of Section 409A of the Internal Revenue Code is taken into account, and our executive compensation plans and programs are, in general, designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from non-compliance.

        For accounting purposes, we apply the guidance in ASC Topic 718 to record compensation expense for our equity-based compensation grants. ASC Topic 718 is used to develop the assumptions necessary and the model appropriate to value the awards as well as the timing of the expense recognition over the requisite service period, generally the vesting period, of the award.

        Executive officers will generally recognize ordinary taxable income from stock option awards when a vested option is exercised. We generally receive a corresponding tax deduction for compensation expense in the year of exercise. The amount included in the executive officer's wages and the amount we may deduct is equal to the common stock price when the stock options are exercised less the exercise price, multiplied by the number of shares under the stock options exercised. We do not pay or reimburse any executive officer for any taxes due upon exercise of a stock option. We have not historically issued any tax-qualified incentive stock options under Section 422 of the Internal Revenue Code.

        Executives will generally recognize taxable ordinary income with respect to their shares of restricted stock at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant). Restricted stock unit awards are generally subject to ordinary income tax at the time of payment or issuance of unrestricted shares of stock. We are generally entitled to a corresponding federal income tax deduction at the same time the executive recognizes ordinary income.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management of ION. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into ION's annual report on Form 10-K for the year ended December 31, 2012.

Franklin Myers, Chairman David H. Barr James M. Lapeyre, Jr. John N. Seitz

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation paid to or earned by our named executive officers at December 31, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
R. Brian Hanson	2012	450,000	—	279,900	260,100	450,000	4,284	1,444,284
President, Chief Executive Officer	2011	353,000	—	766,628	1,130,500	300,000	8,058	2,558,186
and Director	2010	327,000	150,000	35,376	—	327,000	6,200	845,576
Christopher T. Usher	2012	21,538	125,000	311,000	173,400	—	326	631,264
Executive Vice President and COO,
GeoScience Division
Ken Williamson	2012	340,000	—	93,300	173,408	300,000	7,454	914,154
Executive Vice President and COO,	2011	300,000	—	87,150	192,700	300,000	8,250	888,100
GeoVentures Division	2010	272,712	—	71,900	355,550	272,712	5,978	978,852
Gregory J. Heinlein	2012	300,000	—	31,100	86,700	150,000	5,192	572,992
Senior Vice President and	2011	23,077	—	166,747	662,888	—	692	853,404
Chief Financial Officer
David L. Roland	2012	300,000	—	31,100	86,700	200,000	7,615	625,415
Senior Vice President, General	2011	286,000	—	29,050	96,350	130,000	8,250	549,650
Counsel and Corporate Secretary	2010	270,000	125,000	71,900	106,000	185,000	5,919	763,819

Discussion of Summary Compensation Table

        Stock Awards Column.    All of the amounts in the "Stock Awards" column reflect the grant-date fair value of awards of restricted stock made during the applicable fiscal year (excluding any impact of assumed forfeiture rates) under our 2004 LTIP. While unvested, a holder of restricted stock is entitled to the same voting rights as all other holders of common stock. In each case, unless stated otherwise below, the awards of shares of restricted stock vest in one-third increments each year, over a three-year period. The values contained in the Summary Compensation Table under the Stock Awards column are based on the grant date fair value of all stock awards (excluding any impact of assumed forfeiture rates). In addition to the grants and awards in 2012 described in the "2012 Grants of Plan-Based Awards" table below:

  •
  On June 1, 2010, Mr. Hanson received an award of 6,515 shares of restricted stock. These shares of restricted stock will vest on June 1, 2013.

  •
  Pursuant to his prior employment agreement then in effect, on March 1, 2011, Mr. Hanson received an award of 38,561 shares of restricted stock, which is equal to $327,000 (the amount of cash incentive plan compensation that Mr. Hanson earned for fiscal 2010) divided by $8.48, which was the average of the closing sales price per share on the NYSE of our shares of common stock for the last ten business days of 2010. The shares of restricted stock will vest on March 1, 2014.

  •
  At the beginning of 2011, Mr. Hanson was serving as our Executive Vice President and Chief Financial Officer. In August 2011, Mr. Hanson was promoted to President and Chief Operating Officer in addition to his role as Chief Financial Officer. In November 2011, Mr. Heinlein was hired as our Senior Vice President and Chief Financial Officer and Mr. Hanson continued as President and Chief Operating Officer. On January 1, 2012, Mr. Hanson was appointed the President and Chief Executive Officer of the company. In connection with his promotion to

    President and Chief Operating Officer in August 2011, on September 1, 2011, Mr. Hanson received an award of 42,000 shares of restricted stock.

  •
  On December 1, 2010 and December 1, 2011, Mr. Williamson received awards of 10,000 shares and 15,000 shares, respectively, of restricted stock.

  •
  In connection with his hire on November 28, 2011 as Senior Vice President and Chief Financial Officer, on December 1, 2011, Mr. Heinlein received an award of 28,700 shares of restricted stock.

  •
  On December 1, 2010 and December 1, 2011, Mr. Roland received awards of 10,000 and 5,000 shares, respectively, of restricted stock.

        Option Awards Column.    All of the amounts shown in the "Option Awards" column reflect stock options granted under our 2004 LTIP. In each case, unless stated otherwise below, the options vest 25% each year over a four-year period. The values contained in the Summary Compensation Table under the Stock Options column are based on the grant date fair value of all option awards (excluding any impact of assumed forfeiture rates). For a discussion of the valuation assumptions for the awards, see Note 13, Stockholders' Equity and Stock-Based Compensation — Valuation Assumptions, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. All of the exercise prices for the options equal or exceed the fair market value per share of ION common stock on the date of grant. In addition to the grants and awards in 2012 described in the "2012 Grants of Plan-Based Awards" table below:

  •
  In connection with his promotion to President and Chief Operating Officer in August 2011, on September 1, 2011, Mr. Hanson received an award of nonqualified stock options to purchase 250,000 shares of the Company's common stock for an exercise price of $7.07 per share.

  •
  On March 1, 2010, Mr. Williamson received an award of options to purchase 75,000 shares of our common stock for an exercise price of $4.58 per share.

  •
  On December 1, 2010, Mr. Williamson received an award of options to purchase 35,000 shares of our common stock for an exercise price of $7.19 per share.

  •
  On December 1, 2011, Mr. Williamson received an award of options to purchase 50,000 shares of our common stock for an exercise price of $5.81 per share.

  •
  In connection with his hire on November 28, 2011 as Senior Vice President and Chief Financial Officer, on December 1, 2011, Mr. Heinlein received an award of options to purchase 172,000 shares of our common stock for an exercise price of $5.81 per share.

  •
  On December 1, 2010, Mr. Roland received an award of options to purchase 25,000 shares of our common stock for an exercise price of $7.19 per share.

  •
  On December 1, 2011, Mr. Roland received an award of options to purchase 25,000 shares of our common stock for an exercise price of $5.81 per share.

        Other Columns.    Mr. Usher was hired as Executive Vice President and Chief Operating Officer, GeoScience Division, on November 30, 2012. In connection with his hire, Mr. Usher received a sign-on bonus of $125,000.

        All payments of non-equity incentive plan compensation reported for 2012 were made in February 2013 with regard to the 2012 fiscal year and were earned and paid pursuant to our 2012 incentive plan. Also, on March 31, 2010, Messrs. Hanson and Roland each received discretionary bonus awards related to our successful and timely completion of various transactions related to our INOVA Geophysical land seismic equipment joint venture with BGP. In making the discretionary bonus awards, among the factors considered by the Compensation Committee was Mr. Hanson's critical involvement in the completion of the transactions and the related refinancing of most of our debt, and Mr. Roland's contributions to the completion of the transactions. See "Compensation Discussion and Analysis — Elements of Compensation — Bonus Incentive Plan" above.

        We do not sponsor for our employees (i) any defined benefit or actuarial pension plans (including supplemental plans), (ii) any non-tax-qualified deferred compensation plans or arrangements or (iii) any nonqualified defined contribution plans.

        Our general policy is that our executive officers do not receive any executive "perquisites," or any other similar personal benefits that are different from what our salaried employees are entitled to receive. We provide the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are not included in the "All Other Compensation" column in the Summary Compensation Table pursuant to SEC rules. The amounts shown in the "All Other Compensation" column solely consist of employer matching contributions to ION's 401(k) plan.

2012 GRANTS OF PLAN-BASED AWARDS

					All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)		Grant Date Fair Value of Stock and Option Awards ($)(5)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)					Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maxi- mum ($)
R. Brian Hanson	—	—	337,500	675,000	—	—	—	—
	12/1/12	—	—	—	45,000	75,000	5.96	540,000
Christopher T. Usher(6)	12/1/12	—	—	—	50,000	50,000	5.96	484,400
Ken Williamson	—	85,000	170,000	340,000	—	—	—	—
	12/1/12	—	—	—	15,000	50,000	5.96	266,700
Gregory J. Heinlein	—	75,000	150,000	300,000	—	—	—	—
	12/1/12	—	—	—	5,000	25,000	5.96	117,800
David L. Roland	—	75,000	150,000	300,000	—	—	—	—
	12/1/12	—	—	—	5,000	25,000	5.96	117,800

(1)
Reflects the estimated threshold, target and maximum award amounts for payouts under our 2012 incentive plan to our named executive officers. Under the plan, every participating executive other than Mr. Hanson, who served as our President and Chief Executive Officer during 2012, had the opportunity to earn a maximum of 100% of his base salary depending on performance of the company against the designated performance goal, and performance of the executive against personal performance criteria. Under separate terms approved by the Compensation Committee and contained in his employment agreement, Mr. Hanson participated in the plan with the potential to earn a target incentive payment of 75% of his base salary, depending on achievement of the company's target consolidated performance goal and pre-designated personal critical success factors, and a maximum of 150% of his base salary upon achievement of the maximum consolidated performance goal and the personal critical success factors. Mr. Hanson's employment agreement does not specify that he will earn a bonus upon achievement of a threshold consolidated performance goal. Because award determinations under the plan were based in part on outcomes of personal evaluations of employee performance by our Chief Executive Officer and the Compensation Committee, the computation of actual awards generated under the plan upon achievement of threshold and target company performance criteria differed from the above estimates. See "— Compensation Discussion and Analysis — Elements of Compensation — Bonus Incentive Plan" above. For actual payout amounts to our named executive officers under our 2012 bonus incentive plan, see the "Non-Equity Incentive Plan Compensation" column in the "Summary Compensation Table" above.

(2)
Our company does not offer or sponsor any "equity incentive plans" (as that term is defined in Item 402(a) of Regulation S-K) for employees.

(3)
All stock awards reflect the number of shares of restricted stock granted under our 2004 LTIP. While unvested, a holder of restricted stock is entitled to the same voting rights as all other holders of common stock. In each case, unless stated otherwise below, the awards of shares of restricted stock vest in one-third increments each year, over a three-year period.

(4)
All amounts reflect awards of stock options granted under our 2004 LTIP. In each case, unless stated otherwise below, the options vest 25% each year over a four-year period. All of the exercise prices for the options reflected in the above chart equal or exceed the fair market value per share of ION common stock on the date of grant (on November 30, 2012, the last completed trading day prior to the December 1, 2012 grant date, the closing price per share on the NYSE was $5.96).

(5)
The values contained in the table are based on the grant date fair value of the award computed in accordance with ASC Topic 718 for financial statement reporting purposes, but exclude any impact of assumed forfeiture rates. For a discussion of valuation assumptions, see Note 13, Stockholders' Equity and Stock-Based Compensation — Valuation Assumptions, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(6)
On November 30, 2012, Mr. Usher was hired as the Company's Executive Vice President and Chief Operating Officer, GeoScience Division. In connection with his hire, on December 1, 2012, Mr. Usher received an award of 50,000 shares of restricted stock and nonqualified stock options to purchase 50,000 shares of the Company's common stock for an exercise price of $5.96 per share.

Employment Agreements

        In recent years we have not entered into employment agreements with employees other than our Chief Executive Officer and Chief Financial Officer. We have generally entered into employment agreements with employees only when the employee holds an executive officer position and the Compensation Committee has determined that an employment agreement is desirable for us to obtain a measure of assurance as to the executive's continued employment in light of prevailing market competition for the particular position held by the executive officer, or where the committee determines that an employment agreement is necessary and appropriate to attract an executive in light of market conditions, the prior experience of the executive or practices at ION with respect to other similarly situated employees.

        The following discussion describes the material terms of our existing executive employment agreements:

R. Brian Hanson

        In connection with his appointment as our President and Chief Executive Officer on January 1, 2012, Mr. Hanson entered into a new employment agreement. The agreement provides for Mr. Hanson to serve as our President and Chief Executive Officer for an initial term of three years, with automatic two-year renewals thereafter. Any change of control of our company after January 1, 2013 will cause the remaining term of Mr. Hanson's employment agreement to automatically adjust to a term of three years, which will commence on the effective date of the change of control.

        The agreement provides for Mr. Hanson to receive an initial base salary of $450,000 per year and be eligible to receive an annual performance bonus under our incentive compensation plan, with a target incentive plan bonus amount equal to 75% of his base salary and with a maximum incentive plan bonus amount equal to 150% of his base salary.

        Under the agreement, and as approved by the Compensation Committee, Mr. Hanson will be entitled to receive grants of (i) options to purchase shares of our common stock and (ii) shares of our restricted stock. Mr. Hanson will also be eligible to participate in other equity compensation plans that are established for our key executives, as approved by the Compensation Committee. In the agreement, we also agreed to indemnify Mr. Hanson to the fullest extent permitted by our Certificate of Incorporation and Bylaws, and to provide him coverage under our directors' and officers' liability insurance policies to the same extent as other company executives.

        We may at any time terminate our employment agreement with Mr. Hanson for "Cause" if Mr. Hanson (i) willfully and continuously fails to substantially perform his obligations, (ii) willfully engages in conduct materially and demonstrably injurious to our property or business (including fraud, misappropriation of funds or other property, other willful misconduct, gross negligence or conviction of a felony or any crime involving moral turpitude) or (iii) commits a material breach of the agreement. In addition, we may at any time terminate the agreement if Mr. Hanson suffers permanent and total disability for a period of at least 180 consecutive days, or if Mr. Hanson dies. Mr. Hanson may terminate his employment agreement for "Good Reason" if we breach any material provision of the agreement, we assign to Mr. Hanson any duties materially inconsistent with his position, we materially reduce his duties, functions, responsibilities, budgetary or other authority, or take other action that results in a diminution in his office, position, duties, functions, responsibilities or authority, we relocate his workplace by more than 50 miles, or we elect not to extend the term of his agreement.

        In his agreement, Mr. Hanson agrees not to compete against us, assist any competitor, attempt to solicit any of our suppliers or customers, or solicit any of our employees, in any case during his employment and for a period of two years after his employment ends. The employment agreement also contains provisions relating to protection of our confidential information and intellectual property. The agreement does not contain any tax gross-up benefits.

        For a discussion of the provisions of Mr. Hanson's employment agreement regarding compensation to Mr. Hanson in the event of a change of control affecting our company or his termination by us without cause or by him for good reason, see "— Potential Payments Upon Termination or Change of Control — R. Brian Hanson" below.

Gregory J. Heinlein

        In connection with his hire as our Senior Vice President and Chief Financial Officer in November 2011, Mr. Heinlein entered into an employment agreement that will remain in effect for the duration that Mr. Heinlein serves in such capacity. In his agreement, Mr. Heinlein agrees not to compete against us, assist any competitor, attempt to solicit any of our suppliers or customers, or solicit any of our employees, in any case during his employment and for a period of one year after his employment ends. The employment agreement also contains provisions relating to protection of our confidential information and intellectual property. The agreement does not contain any change-in control provisions or tax gross-up benefits. For a discussion of the provisions of Mr. Heinlein's employment agreement regarding compensation to Mr. Heinlein in the event of a change of control affecting our company or his termination by us without cause or by him for good reason, see "— Potential Payments Upon Termination or Change of Control — Gregory J. Heinlein" below.

David L. Roland

        In connection with his hire as our Senior Vice President, General Counsel and Corporate Secretary in 2004, we entered into an employment agreement with Mr. Roland. His employment agreement provides for an initial term of two years, with automatic one-year renewals thereafter. He will also be eligible to receive an annual performance bonus under our incentive compensation plan, with his target incentive compensation amount to be set at 50% of his annual base salary, and an opportunity under the plan to earn incentive compensation in an amount of up to 100% of his annual base salary. In the agreement, we also agreed to indemnify Mr. Roland to the fullest extent permitted by our Certificate of Incorporation and Bylaws, and to provide him coverage under our directors' and officers' liability insurance policies to the same extent as other company executives. The agreement does not contain any change-in control provisions or tax gross-up benefits. For a discussion of the provisions of Mr. Roland's employment agreement regarding compensation to him in the event of his termination without cause or for good reason, see "— Potential Payments Upon Termination or Change of Control — David L. Roland" below.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information concerning unexercised stock options (including outstanding stock appreciation rights, or SARs) and shares of restricted stock held by our named executive officers at December 31, 2012:

						Stock Awards(2)
	Option Awards(1)
							Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)
R. Brian Hanson	75,000		—	8.73	5/22/2016	118,076	768,675
	20,000		—	9.97	9/1/2016
	60,000		—	15.43	12/1/2017
	17,500		—	3.00	12/1/2018
	140,000	(4)	—	3.00	12/1/2018
	62,500		187,500	7.07	9/1/2021
	—		75,000	5.96	12/1/2022
Christopher T. Usher	—		50,000	5.96	12/1/2022	50,000	325,500
Ken Williamson	70,000		—	10.85	12/1/2016	28,333	184,448
	16,000		—	15.43	12/1/2017
	35,000		—	3.00	12/1/2018
	37,500		12,500	2.83	6/1/2019
	16,500		5,500	5.44	12/1/2019
	37,500		37,500	4.58	3/1/2020
	17,500		17,500	7.19	12/1/2020
	12,500		37,500	5.81	12/1/2021
	—		50,000	5.96	12/1/2022
Gregory J. Heinlein	43,000		129,000	5.81	12/1/2021	24,132	157,099
	—		25,000	5.96	12/1/2022
David L. Roland	30,000		—	9.97	9/1/2016	11,665	75,939
	30,000		—	15.43	12/1/2017
	22,500		—	3.00	12/1/2018
	18,750		6,250	5.44	12/1/2019
	12,500		12,500	7.19	12/1/2020
	6,250		18,750	5.81	12/1/2021
	—		25,000	5.96	12/1/2022

(1)
All stock option information in this table relates to nonqualified stock options granted under our various stock plans and employment inducement programs. All of the unvested options in this table vest 25% each year over a four-year period.

(2)
The amounts shown represent shares of restricted stock granted under our 2004 LTIP. While unvested, the holder is entitled to the same voting rights as all other holders of common stock. Except for certain shares of restricted stock held by Mr. Hanson, in each case the grants of shares of restricted stock vest in one-third increments each year, over a three-year period. See "— Discussion of Summary Compensation Table — Stock Awards Column" above.

(3)
Pursuant to SEC rules, the market value of each executive's shares of unvested restricted stock was calculated by multiplying the number of shares by $6.51 (the closing price per share of our common stock on the NYSE on December 31, 2012).

(4)
The amounts shown reflect awards of cash-settled SARs granted to Mr. Hanson on December 1, 2008 under our Stock Appreciation Rights Plan. Mr. Hanson's SARs vested in full on December 1, 2011. See "— Summary Compensation Table — Discussion of Summary Compensation Table" above.

We do not have outstanding any Equity Incentive Plan Awards as defined by the SEC rules. As a result, the above table omits the following columns:

  •
  Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options

  •
  Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested

  •
  Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

2012 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth certain information with respect to option and stock exercises by the named executive officers during the year ended December 31, 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
R. Brian Hanson(2)	—	—	39,000	250,420
Christopher T. Usher	—	—	—	—
Ken Williamson(3)	—	—	10,333	64,271
Gregory J. Heinlein(4)	—	—	9,568	59,513
David L. Roland(5)	—	—	15,001	93,306

(1)
The values realized upon vesting of stock awards contained in the table are based on the market value of our common stock on the date of vesting.

(2)
The value realized by Mr. Hanson on the vesting of his restricted stock awards was calculated by multiplying (a) 14,000 shares by $6.78 (the closing price per share of our common stock on the NYSE on September 4, 2012, the first NYSE trading date after his September 1, 2012 vesting date) and (b) 25,000 shares by $6.22 (the closing price per share of our common stock on the NYSE on December 3, 2012, the first NYSE trading date after his December 1, 2012 vesting date).

(3)
The value realized by Mr. Williamson on the vesting of his restricted stock awards was calculated by multiplying 10,333 shares by $6.22 (the closing price per share of our common stock on the NYSE on December 3, 2012, the first NYSE trading date after his December 1, 2012 vesting date).

(4)
The value realized by Mr. Heinlein on the vesting of his restricted stock awards was calculated by multiplying 9,568 shares by $6.22 (the closing price per share of our common stock on the NYSE on December 3, 2012, the first NYSE trading date after his December 1, 2012 vesting date).

(5)
The value realized by Mr. Roland on the vesting of his restricted stock awards was calculated by multiplying 15,001 shares by $6.22 (the closing price per share of our common on the NYSE on December 3, 2012, the first NYSE trading date after his December 1, 2012 vesting date).

 Potential Payments Upon Termination or Change of Control

        Under the terms of our equity-based compensation plans and our employment agreements, our Chief Executive Officer and certain of our other named executive officers are entitled to payments and benefits upon the occurrence of specified events including termination of employment (with and without cause) and upon a change in control of our company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of December 31, 2012, are described in detail below. In the case of each employment agreement, the terms of these arrangements were established through the course of arms-length negotiations with each executive officer, both at the time of hire and at the times of any later amendment. As part of these negotiations, the Compensation Committee analyzed the terms of the same or similar arrangements for comparable executives employed by companies in our industry group. This approach was used by the committee in setting the amounts payable and the triggering events under the arrangements. The termination of employment provisions of the employment agreements were entered into in order to address competitive concerns by providing those individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join our company. At the time of entering into these arrangements, the committee considered the aggregate potential obligations of our company in the context of the desirability of hiring the individual and the expected compensation upon joining us. However, these contractual severance and post-termination arrangements have not affected the decisions the committee has made regarding other compensation elements and the rationale for compensation decisions made in connection with these arrangements.

        The following summaries set forth estimated potential payments payable to each of our named executive officers upon termination of employment or a change of control of our company under their current employment agreements and our stock plans and other compensation programs as if his employment had so terminated for these reasons, or the change of control had so occurred, on December 31, 2012. The Compensation Committee may, in its discretion, agree to revise, amend or add to the benefits if it deems advisable. For purposes of the following summaries, dollar amounts are estimates based on annual base salary as of December 31, 2012, benefits paid to the named executive officer in fiscal 2012 and stock and option holdings of the named executive officer as of December 31, 2012. The summaries assume a price per share of ION common stock of $6.51 per share, which was the closing price per share on December 31, 2012, as reported on the NYSE. The actual amounts to be paid to the named executive officers can only be determined at the time of each executive's separation from the company.

        The amounts of potential future payments and benefits as set forth in the tables below, and the descriptions of the assumptions upon which such future payments and benefits are based and derived, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are estimates of payments and benefits to certain of our executives upon their termination of employment or a change in control, and actual payments and benefits may vary materially from these estimates. Actual amounts can only be determined at the time of such executive's actual separation from our company or the time of such change in control event. Factors that could affect these amounts and assumptions include the timing during the year of any such event, the company's stock price, unforeseen future changes in our company's benefits and compensation methodology and the age of the executive.

R. Brian Hanson

        Termination and Change of Control.    Mr. Hanson is entitled to certain benefits under his employment agreement upon the occurrence of any of the following events:

  •
  we terminate his employment other than for cause, death or disability;

  •
  Mr. Hanson resigns for "good reason"; or

  •
  a "change in control" involving our company occurs and, within 12 months following the change in control, (a) we or our successor terminate Mr. Hanson's employment or (b) Mr. Hanson terminates his employment after we or our successor (i) elect not to extend the term of his employment agreement, (ii) assign to Mr. Hanson duties inconsistent with his CEO position, duties, functions, responsibilities, authority or reporting relationship to the Board under his employment agreement, (iii) become a privately-owned company as a result of a transaction in which Mr. Hanson does not participate within the acquiring group, (iv) are rendered a subsidiary or division or other unit of another company; or (v) take any action that would constitute "good reason" under his employment agreement.

        Under Mr. Hanson's employment agreement, a "change in control" occurs upon any of the following:

  (1)
  the acquisition by a person or group of beneficial ownership of 40% or more of our outstanding shares of common stock other than any acquisitions directly from ION, acquisitions by ION or an employee benefit plan maintained by ION, or certain permitted acquisitions in connection with a "Merger" (as defined in sub-paragraph (3) below);

  (2)
  changes in directors on our board of directors such that the individuals that constitute the entire board cease to constitute at least a majority of directors of the board, other than new directors whose appointment or nomination for election was approved by a vote of at a majority of the directors then constituting the entire board of directors (except in the case of election contests);

  (3)
  consummation of a "Merger" — that is, a reorganization, merger, consolidation or similar business combination involving ION — unless (i) owners of ION common stock immediately following such business combination together own more than 50% of the total outstanding stock or voting power of the entity resulting from the business combination in substantially the same proportion as their ownership of ION voting securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of our board at the time of the execution of the initial agreement providing for the Merger; or

  (4)
  the sale or other disposition of all or substantially all of our assets.

        Upon the occurrence of any of the above events and conditions, Mr. Hanson would be entitled to receive the following (less applicable withholding taxes and subject to compliance with non-compete, non-solicit and no-hire obligations):

  •
  over a two-year period, a cash amount equal to two times his annual base salary and two times his target bonus amount in effect for the year of termination;

  •
  a prorated portion of any unpaid target incentive plan bonus for the year of termination; and

  •
  continuation of insurance coverage for Mr. Hanson as of the date of his termination for a period of two years at the same cost to him as prior to the termination.

        In addition, upon the occurrence of any of the above events or conditions, the vesting period for all of Mr. Hanson's unvested equity awards granted on or after January 1, 2012 having a remaining vesting period of two years or less as of the date of termination will immediately accelerate to vest in full. In such event, all restrictions on the awards will thereupon be immediately lifted and the exercise period of all outstanding vested stock options (including the option awards that have been so accelerated) granted on or after January 1, 2012 will continue in effect until the earlier of (a) two years after the date of termination or (b) the expiration of the full original term, as specified in each applicable stock option agreement.

        Change of Control Under Equity Compensation Plans.    Mr. Hanson and our other named executive officers currently hold outstanding awards under one or more of the following two equity compensation plans: our 2004 LTIP and our Stock Appreciation Rights Plan. Under these plans, a "change of control" will be deemed to have occurred upon any of the following (which we refer to in this section as a "Plan Change of Control"):

  (1)
  the acquisition by a person or group of beneficial ownership of 40% or more of the outstanding shares of common stock other than acquisitions directly from ION, acquisitions by ION or an employee benefit plan maintained by ION, or certain permitted acquisitions in connection with a business combination described in sub-paragraph (3) below;

  (2)
  changes in directors such that the individuals that constitute the entire board of directors cease to constitute at least a majority of directors of the board, other than new directors whose appointment or nomination for election was approved by a vote of at least a majority of the directors then constituting the entire board of directors (except in the case of election contests);

  (3)
  consummation of a reorganization, merger, consolidation or similar business combination involving ION, unless (i) owners of our common stock immediately following such transaction together own more than 50% of the total outstanding stock or voting power of the entity resulting from the transaction and (ii) at least a majority of the members of the board of directors of the entity resulting from the transaction were members of our board of directors at the time the agreement for the transaction is signed; or

  (4)
  the sale of all or substantially all of our assets.

        Upon any such "Plan Change of Control," all of Mr. Hanson's stock options granted to him under the 2004 LTIP will become fully exercisable, and all restricted stock awards granted to him under the 2004 LTIP will automatically accelerate and become fully vested. In addition, any change of control of our company will cause the remaining term of Mr. Hanson's employment agreement to automatically adjust to two years, commencing on the effective date of the change of control.

        We believe the double-trigger change-of-control benefit referenced above maximizes stockholder value because it motivates Mr. Hanson to remain in his position for a sufficient period of time following a change of control to ensure a smoother integration and transition for the new owners. Given his experience with our company and within the seismic industry as our CFO and CEO, we believe Mr. Hanson's severance structure is in our best interest because it ensures that for a two-year period after leaving our employment, Mr. Hanson will not be in a position to compete against us or otherwise adversely affect our business.

        Death, Disability or Retirement.    Upon his death or disability, all options and restricted stock that Mr. Hanson holds would automatically accelerate and become fully vested. Upon his retirement, (a) all options that Mr. Hanson holds would automatically accelerate and become fully vested and (b) all shares of restricted stock that Mr. Hanson was granted prior to August 30, 2011 would automatically accelerate and become fully vested. On August 30, 2011, we amended the 2004 LTIP by deleting the provision that provided for the acceleration of vesting of restricted stock and restricted stock units granted under the 2004 LTIP after August 30, 2011 by reason of the retirement of a plan participant.

        Termination by Us for Cause or by Mr. Hanson Other Than for Good Reason.    Upon any termination by us for cause or any resignation by Mr. Hanson for any reason other than for "good reason" (as defined in his employment agreement), Mr. Hanson is not entitled to any payment or benefit other than the payment of unpaid salary and possibly accrued and unused vacation pay.

        Mr. Hanson's currently-held vested stock options and SARs will remain exercisable after his termination of employment, death, disability or retirement for periods of between 180 days and one year following such event, depending on the event and the terms of the applicable plan and grant agreement. If Mr. Hanson is terminated for cause, all of his vested and unvested stock options and unvested restricted stock will be immediately forfeited. We have not agreed to provide Mr. Hanson any additional payments in the event any payment or benefit under his employment agreement is determined to be subject to the excise tax for "excess parachute payments" under U.S. federal income tax rules, or any other "tax gross-ups" under this employment agreement.

        Assuming Mr. Hanson's employment was terminated under each of these circumstances or a change of control occurred on December 31, 2012, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):

Scenario	Cash Severance ($)(1)	Bonus ($)(2)	Insurance Continuation ($)(3)	Tax Gross-Ups ($)	Value of Accelerated Equity Awards ($)(4)
Without Cause or For Good Reason	900,000	675,000	15,755	—	—
Termination after Change in Control	900,000	675,000	15,755	—	809,925
Change of Control (if not terminated), Death or Disability	—	—	—	—	809,925
Retirement	—	—	—	—	334,695
Voluntary Termination	—	—	—	—	—

(1)
Payable over a two-year period. In addition to the listed amounts, if Mr. Hanson resigns or his employment is terminated for any reason, he may be paid for his unused vacation days. Mr. Hanson is currently entitled to 20 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)
Represents two times the estimate of the target bonus payment Mr. Hanson would be entitled to receive pursuant to our 2012 bonus incentive plan. The actual bonus payment he would be entitled to receive upon his termination may be different from the estimated amount, depending on the achievement of payment criteria under the bonus plan.

(3)
The value of insurance continuation contained in the above table is the total cost of COBRA continuation coverage for Mr. Hanson, maintaining his same levels of medical, dental and other insurance as in effect on December 31, 2012, less the amount of premiums to be paid by Mr. Hanson for such coverage.

(4)
As of December 31, 2012, Mr. Hanson held 45,076 unvested shares of restricted stock that were granted prior to August 30, 2011, 73,000 unvested shares of restricted stock that were granted after August 30, 2011, and unvested stock options to purchase 262,500 shares of common stock. The value of accelerated unvested options was calculated by multiplying 75,000 shares underlying Mr. Hanson's unvested options by $6.51 (the closing price per share on December 31, 2012) and then deducting the aggregate exercise price for those shares (equal to $5.96 per share). Options held by Mr. Hanson having an exercise price greater than $6.51 were calculated as having a zero value. The value of unvested restricted stock to accelerate in the event of Change in Control, death or disability was calculated by multiplying 118,076 shares by $6.51. The value of unvested restricted stock to accelerate in the event of retirement was calculated by multiplying 45,076 shares by $6.51.

Christopher T. Usher

        Mr. Usher is not entitled to receive any contractual severance pay if we terminate his employment without cause. Upon a "Plan Change of Control" (see "— R. Brian Hanson — Change of Control

Under Equity Compensation Plans" above), all of his unvested stock options granted to him under the 2004 LTIP will become fully exercisable and all restricted stock awards granted to him under the 2004 LTIP will automatically accelerate and become fully vested. Upon his death or disability, all options and restricted stock that Mr. Usher holds would automatically accelerate and become fully vested. Upon his retirement, all options that Mr. Usher holds would automatically accelerate and become fully vested. No shares of restricted stock held by Mr. Usher would automatically accelerate and become fully vested upon his retirement.

        The vested stock options held by Mr. Usher will remain exercisable after his termination of employment, death, disability or retirement for periods of between 180 days and one year following such event, depending on the event and the terms of the applicable stock plan and grant agreement. If Mr. Usher is terminated for cause, all of his vested and unvested stock options and unvested restricted stock will be immediately forfeited.

        Assuming his employment was terminated under each of these circumstances or a change of control occurred on December 31, 2012, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):

Scenario	Cash Severance ($)(1)	Value of Accelerated Equity Awards ($)(2)
Without Cause	—	—
Change of Control (regardless of termination), Death or Disability	—	353,000
Retirement	—	27,500
Voluntary Termination	—	—

(1)
If Mr. Usher resigns or his employment is terminated for any reason, he may be paid for his unused vacation days. Mr. Usher is currently entitled to 20 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)
As of December 31, 2012, Mr. Usher held 50,000 unvested shares of restricted stock and unvested options to purchase 50,000 shares of our common stock. The value of accelerated unvested options was calculated by multiplying 50,000 shares underlying Mr. Usher's unvested options by $6.51 (the closing price per share on December 31, 2012) and then deducting the aggregate exercise prices for those shares (equal to $5.96 per share). The value of unvested restricted stock that would accelerate and fully vest in the event of a Change in Control, death or disability was calculated by multiplying 50,000 shares by $6.51.

Ken Williamson

        Mr. Williamson is not entitled to receive any contractual severance pay if we terminate his employment without cause. Upon a "Plan Change of Control" (see "— R. Brian Hanson — Change of Control Under Equity Compensation Plans" above), all of his unvested stock options granted to him under the 2004 LTIP will become fully exercisable and all restricted stock awards granted to him under the 2004 LTIP will automatically accelerate and become fully vested. Upon his death or disability, all options and restricted stock that Mr. Williamson holds would automatically accelerate and become fully vested. Upon his retirement, (a) all options that Mr. Williamson holds would automatically accelerate and become fully vested and (b) all shares of restricted stock that Mr. Williamson was granted prior to August 30, 2011 would automatically accelerate and become fully vested.

        The vested stock options held by Mr. Williamson will remain exercisable after his termination of employment, death, disability or retirement for periods of between 180 days and one year following such event, depending on the event and the terms of the applicable stock plan and grant agreement. If Mr. Williamson is terminated for cause, all of his vested and unvested stock options and unvested restricted stock will be immediately forfeited.

        Assuming his employment was terminated under each of these circumstances or a change of control occurred on December 31, 2012, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):

Scenario	Cash Severance ($)(1)	Value of Accelerated Equity Awards ($)(2)
Without Cause	—	—
Change of Control (regardless of termination), Death or Disability	—	362,458
Retirement	—	199,708
Voluntary Termination	—	—

(1)
If Mr. Williamson resigns or his employment is terminated for any reason, he may be paid for his unused vacation days. Mr. Williamson is currently entitled to 20 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)
As of December 31, 2012, Mr. Williamson held 3,333 unvested shares of restricted stock that were granted prior to August 30, 2011, 25,000 unvested shares of restricted stock that were granted after August 30, 2011, and unvested options to purchase 160,500 shares of our common stock. The value of accelerated unvested options was calculated by multiplying 143,000 shares underlying Mr. Williamson's unvested options by $6.51 (the closing price per share on December 31, 2012) and then deducting the aggregate exercise prices for those shares ($2.83 per share for 12,500 options, $5.44 per share for 5,500 options, $4.58 per share for 37,500 options, $5.81 per share for 37,500 options and $5.96 for 50,000 options). Options held by him having an exercise price greater than $6.51 were calculated as having a zero value. The value of unvested restricted stock that would accelerate and fully vest in the event of a Change in Control, death or disability was calculated by multiplying 28,333 shares by $6.51. The value of unvested restricted stock to accelerate in the event of retirement was calculated by multiplying 3,333 shares by $6.51.

Gregory J. Heinlein

        Termination and Change of Control.    Mr. Heinlein is entitled to certain benefits under his employment agreement upon any of the following events:

  •
  we terminate his employment for reasons other than for cause, death or disability; or

  •
  Mr. Heinlein resigns for "good reason."

        In the above scenarios, Mr. Heinlein would be entitled to receive the following (less applicable withholding taxes):

  •
  over a two-year period, a cash amount equal to two times his annual base salary; and

  •
  any unpaid incentive plan bonuses earned by him pursuant to the terms of the relevant incentive compensation plan with respect to the year of termination.

        Upon a "Plan Change of Control" (see "— R. Brian Hanson — Change of Control Under Equity Compensation Plans" above), all of Mr. Heinlein's unvested stock options granted to him under the 2004 LTIP will become fully exercisable, and all restricted stock granted to him under the 2004 LTIP will automatically accelerate and become fully vested. Mr. Heinlein's employment agreement contains no change-of-control severance payment rights.

        Death, Disability or Retirement.    Upon his death or disability, all options and restricted stock that Mr. Heinlein currently holds would automatically accelerate and become fully vested. Upon his retirement, all stock options that Mr. Heinlein holds would automatically accelerate and become fully vested.

        Termination by Us for Cause or by Mr. Heinlein Other Than for Good Reason.    Upon any termination by us for cause or any resignation by Mr. Heinlein for any reason other than "good reason" (as defined in his employment agreement), Mr. Heinlein is not entitled to any payment or benefit other than the payment of unpaid salary and possibly accrued and unused vacation pay.

        Mr. Heinlein's vested stock options will remain exercisable after his termination of employment, death, disability or retirement for periods of between 180 days and one year following such event, depending on the event. If Mr. Heinlein is terminated for cause, all of his vested and unvested stock options and unvested restricted stock will be immediately forfeited.

        Assuming Mr. Heinlein's employment was terminated under each of these circumstances or a change of control occurred on December 31, 2012, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):

Scenario	Cash Severance ($)(1)	Value of Accelerated Equity Awards ($)(2)
Without Cause or For Good Reason	600,000	—
Change of Control (regardless of termination), Death or Disability	—	261,149
Retirement	—	104,050
Voluntary Termination	—	—

(1)
Payable over a two-year period. In addition to the listed amounts, if Mr. Heinlein resigns or his employment is terminated for any reason, he may be entitled to be paid for his unused vacation days. Mr. Heinlein is currently entitled to 20 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)
As of December 31, 2012, Mr. Heinlein held unvested stock options to purchase 154,000 shares of common stock. The value of accelerated unvested options was calculated by multiplying 154,000 shares underlying Mr. Heinlein's unvested options by $6.51 (the closing price per share on December 31, 2012) and then deducting the aggregate exercise price for those shares (equal to $5.81 per share for 129,000 options and $5.96 per share for 25,000 options).

David L. Roland

        Termination and Change of Control.    Mr. Roland is entitled to certain benefits under his employment agreement upon any of the following events:

  •
  we terminate his employment other than for cause, death or disability; or

  •
  Mr. Roland resigns for "good reason."

        In the above scenarios, Mr. Roland would be entitled to receive the following (less applicable withholding taxes):

  •
  over a one-year period, a cash amount equal to his annual base salary;

  •
  all incentive plan bonuses then due to him under the terms of the relevant incentive compensation plan in effect for any previous year and a prorated portion of the target incentive plan bonus that he would have been eligible to receive under any incentive compensation plan in effect with respect to the current year; and

  •
  continuation of insurance coverage for Mr. Roland as of the date of his termination for a period of one year at the same cost to him as prior to the termination.

        Upon a "Plan Change of Control" (see "— R. Brian Hanson — Change of Control Under Equity Compensation Plans" above), all of Mr. Roland's unvested stock options granted to him under the 2004 LTIP will become fully exercisable, and all restricted stock granted to him under the 2004 LTIP will automatically accelerate and become fully vested. Mr. Roland's employment agreement contains no change-of-control severance payment rights.

        Death, Disability or Retirement.    Upon his death or disability, all options and restricted stock that Mr. Roland holds would automatically accelerate and become fully vested. Upon his retirement, (a) all options that Mr. Roland holds would automatically accelerate and become fully vested and (b) all shares of restricted stock that Mr. Roland was granted prior to August 30, 2011 would automatically accelerate and become fully vested.

        Termination by Us for Cause or by Mr. Roland Other Than for Good Reason.    Upon any termination by us for cause or any resignation by Mr. Roland for any reason other than "good reason" (as defined in his employment agreement), Mr. Roland is not entitled to any payment or benefit other than the payment of unpaid salary and possibly accrued and unused vacation pay.

        Mr. Roland's vested stock options will remain exercisable after his termination of employment, death, disability or retirement for periods of between 180 days and one year following such event, depending on the event and the terms of the applicable stock plan and grant agreement. If Mr. Roland is terminated for cause, all of his vested and unvested stock options and unvested restricted stock will be immediately forfeited.

        Assuming Mr. Roland's employment was terminated under each of these circumstances or a change of control occurred on December 31, 2012, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):

Scenario	Cash Severance ($)(1)	Bonus ($)(2)	Insurance Continuation ($)(3)	Value of Accelerated Equity Awards ($)(4)
Without Cause or For Good Reason	300,000	150,000	15,711	—
Change of Control (regardless of termination), Death or Disability	—	—	—	109,502
Retirement	—	—	—	55,260
Voluntary Termination	—	—	—	—

(1)
Payable over a one-year period. In addition to the listed amounts, if Mr. Roland resigns or his employment is terminated for any reason, he may be entitled to be paid for his unused vacation days. Mr. Roland is currently entitled to 20 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)
Represents an estimate of the target bonus payment Mr. Roland would be entitled to receive pursuant to our 2012 incentive plan. The actual bonus payment he would be entitled to receive upon his termination may be different from the estimated amount, depending on the achievement of payment criteria under the bonus plan.

(3)
The value of insurance continuation contained in the above table is the total cost of COBRA continuation coverage for Mr. Roland, maintaining his same levels of medical, dental and other insurance in effect as of December 31, 2012, less the amount of premiums to be paid by Mr. Roland for such coverage.

(4)
As of December 31, 2012, Mr. Roland held 3,333 unvested shares of restricted stock that were granted prior to August 30, 2011, 8,332 unvested shares of restricted stock that were granted after August 30, 2011, and unvested options to purchase 62,500 shares of our common stock. The value of accelerated unvested options was calculated by multiplying 50,000 shares underlying Mr. Roland's unvested options by $6.51 (the closing price per share on December 31, 2012) and then deducting the aggregate exercise prices for those shares (equal to $5.44 per share for 6,250 options, $5.81 per share for 18,750 options, and $5.96 per share for 25,000 options). Options held by Mr. Roland having an exercise price greater than $6.51 were calculated as having a zero value. The value of unvested restricted stock that would accelerate and vest in full in the event of a Change in Control, death or disability was calculated by multiplying 11,665 shares by $6.51. The value of unvested restricted stock to accelerate in the event of retirement was calculated by multiplying 3,333 shares by $6.51.

2012 Pension Benefits And Nonqualified Deferred Compensation

        None of our named executive officers participates or has account balances in (i) any qualified or non-qualified defined benefit plans or (ii) in any non-qualified defined contribution plans or other deferred compensation plans maintained by us.

 Equity Compensation Plan Information
(as of December 31, 2012)

        The following table provides certain information regarding our equity compensation plans under which equity securities are authorized for issuance, categorized by (i) the equity compensation plans previously approved by our stockholders and (ii) the equity compensation plans not previously approved by our stockholders:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders
Amended and Restated 1996 Non-Employee Director Stock Option Plan	125,000	$7.00	—
2000 Long-Term Incentive Plan	39,500	$3.73	—
2003 Stock Option Plan	57,500	$12.82	79,250
2004 Long-Term Incentive Plan ("2004 LTIP")	7,413,475	$7.07	2,859,678
2010 Employee Stock Purchase Plan	—	—	1,265,311

Subtotal	7,635,475		4,204,239
Equity Compensation Plans Not Approved by Stockholders
ARAM Systems Employee Inducement Stock Option Program	113,000	$14.10	—
Concept Systems Employment Inducement Stock Option Program	29,000	$6.42	—
GX Technology Corporation Employment Inducement Stock Option Program	150,875	$7.09	—

Subtotal	292,875		—

Total	7,928,350		4,204,239

        Following are brief descriptions of the material terms of each equity compensation plan that was not approved by our stockholders:

        ION Geophysical Corporation — ARAM Systems Employee Inducement Stock Option Program.    In connection with our acquisition of all of the capital stock of ARAM Systems, Ltd and its affiliates in September 2008, we entered into employment inducement stock option agreements with 48 key employees of ARAM as material inducements to their joining ION. The terms of these stock options are for 10 years, and the options become exercisable in four equal installments each year with respect to 25% of the shares each on the first, second, third and fourth consecutive anniversary dates of the date of grant. The options may be sooner exercised upon the occurrence of a "change of control" of ION. The number of shares of common stock covered by each option is subject to adjustment to prevent dilution resulting from stock dividends, stock splits, recapitalizations or similar transactions.

        ION Geophysical Corporation — Concept Systems Employment Inducement Stock Option Program.    In connection with our acquisition of the share capital of Concept Systems Holding Limited in February 2004, we entered into employment inducement stock option agreements with 12 key employees of Concept as material inducements to their joining ION. The terms of these stock options are for 10 years, and the options became exercisable in four equal installments each year with respect to 25% of the shares on the first, second, third and fourth consecutive anniversary dates of the date of grant. The number of shares of common stock covered by each option is subject to adjustment to prevent dilution resulting from stock dividends, stock splits, recapitalizations or similar transactions.

        ION Geophysical Corporation — GX Technology Corporation Employment Inducement Stock Option Program.    In connection with our acquisition of all of the capital stock of GX Technology Corporation in June 2004, we entered into employment inducement stock option agreements with 29 key employees of GXT as material inducements to their joining ION. The terms of these stock options are for 10 years, and the options became exercisable in four equal installments each year with respect to 25% of the shares each on the first, second, third and fourth consecutive anniversary dates of the date of grant. The number of shares of common stock covered by each option is subject to adjustment to prevent dilution resulting from stock dividends, stock splits, recapitalizations or similar transactions.

        A description of our Stock Appreciation Rights Plan has not been provided in this sub-section because awards of SARs made under that plan may be settled only in cash.

ITEM 2 — VOTE TO APPROVE THE 2013 LONG-TERM INCENTIVE PLAN

Introduction

        Since 2004, the 2004 Long-Term Incentive Plan (the "2004 LTIP") has been in effect and has enabled the company to award non-employee directors and selected key employees with grants of restricted stock, stock options and other forms of equity compensation. The 2004 LTIP will expire in May 2014, and no awards may be granted under the 2004 LTIP after that date. Our Board of Directors believes it is desirable to continue to have an equity compensation plan in effect in order to (i) continue to promote stockholder value by providing appropriate incentives to key employees and certain other individuals who perform services for our company and (ii) continue awarding our non-employee directors with equity compensation as a means to retain capable directors and attract and recruit qualified new directors in a manner that promotes ownership of a proprietary interest in our company. As a result, in February 2013, our Compensation Committee and our Board approved a new equity compensation plan, called the 2013 Long-Term Incentive Plan (the "2013 LTIP"), subject to stockholder approval. Because the 2004 LTIP was part of our overall executive compensation program that was approved by holders of more than 96% of the shares voting on the proposal at our 2012 Annual Meeting, the 2013 LTIP is generally consistent with the terms of the 2004 LTIP, and contains substantially similar terms. We have summarized the principal terms of the 2013 LTIP below, as well as the principal differences between the two plans.

Description of the 2013 LTIP

        The material features of the 2013 LTIP are described below. The complete text of the 2013 LTIP is included as Exhibit 1 to this proxy statement. The following summary is qualified by reference to the copy of the 2013 LTIP that is attached as Exhibit 1.

        General.    The 2013 LTIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is not a "qualified plan" within the meaning of section 401 of the Internal Revenue Code. The primary objective of the 2013 LTIP is to promote the long-term financial success of our company and to increase stockholder value by: (a) encouraging the commitment of directors and key employees and consultants, (b) motivating superior performance of key employees and consultants by means of long-term performance related incentives, (c) encouraging and providing directors and key employees and consultants with a program for obtaining ownership interests in our company that link and align their personal interests to those of our stockholders, (d) attracting and retaining directors and key employees and consultants by providing competitive incentive compensation opportunities and (e) enabling directors and key employees and consultants to share in the long-term growth and success of our company.

        The 2013 LTIP will be administered by the Compensation Committee. The 2013 LTIP provides for the granting of stock options, stock appreciation rights, performance share awards, performance units, restricted stock, restricted stock units and other equity-based awards that provide similar benefits. Certain awards under the 2013 LTIP may be paid in cash or common stock, as determined by the committee. The committee has discretion to select the participants who will receive awards and to determine the type, size and terms of each award. Eligible participants under the plan include our non-employee directors, key employees and independent consultants. The committee will also make all other determinations that it decides are necessary or desirable in the interpretation and administration of the plan. At the present time, all members of our Board of Directors other than R. Brian Hanson are considered non-employee directors for purposes of the 2013 LTIP.

        Shares Subject to the 2013 LTIP.    If our stockholders approve the 2013 LTIP, the Compensation Committee will be able to grant awards covering at any one time up to 3,730,000 shares of common stock, with a maximum of 1,300,000 of such shares being granted in the form of full-value awards, such as restricted stock, restricted stock units or other awards in which the recipient receives the entire value of each share that vests. The number of shares of common stock authorized under the 2013 LTIP and any awards outstanding under the 2013 LTIP is subject to adjustment to prevent the dilution of rights of plan participants resulting from stock dividends, stock splits, recapitalizations or similar transactions. The approval by stockholders of the 2013 LTIP authorizing the grant of up to 3,730,000 shares and the subsequent grant of awards under the plan will have a dilutive impact on the company's stockholders. In determining the number of shares reserved for issuance under the 2013 LTIP, we were mindful of the dilutive impact it will have on stockholders and determined this was the appropriate amount to reserve to fund future equity grants to employees and directors over the next several years. This number of shares will constitute 2.4% of the total number of shares of our common stock outstanding as of February 12, 2013. As of February 12, 2013, there were outstanding options and other equity awards with respect to 8,887,299 shares of our common stock, which represents 5.7% of the total number of shares of common stock outstanding as of that date. Of our outstanding stock options, options to purchase 5,846,650 shares are in-the-money as of February 12, 2013, and have a weighted average exercise price of $5.57 per share. For further information regarding our equity compensation plans, please see the information set forth above in "Executive Compensation — Compensation Discussion and Analysis — Long-Term Stock-Based Incentive Compensation."

        Awards under the 2013 LTIP.    Under the 2013 LTIP, the Compensation Committee may grant awards in the form of Incentive Stock Options (ISOs), as defined in section 422 of the Internal Revenue Code, "nonstatutory" stock options (NSOs), shares of restricted stock, restricted stock units, stock appreciation rights (SARs), performance shares, performance units and other stock-based awards. ISOs and NSOs together are referred to as "options" for purposes of this description of the 2013 LTIP. The terms of each award are reflected in an incentive agreement between our company and the participant.

        Options.    Generally, options must be exercised within 10 years of the grant date, except with respect to ISO grants to a 10% or greater stockholder, which are required to be exercised within five years. The exercise price of each option may not be less than 100% of the fair market value of a share of common stock on the date of grant, or 110% in the case of an ISO grant to a 10% or greater stockholder. To the extent the aggregate fair market value of shares of common stock for which ISOs are exercisable for the first time by any employee during any calendar year exceeds $100,000, those options must be treated as NSOs. The exercise price of each option is payable in cash or, in the Compensation Committee's discretion, by the delivery of shares of common stock owned by the optionee, or by any combination of these methods. No option issued under the 2013 LTIP may be repriced, replaced or regranted through cancellation or by lowering the option exercise price of a previously granted option.

        Restricted Stock/Restricted Stock Units.    Included in this category of awards are nonperformance-based grants of shares of restricted stock and restricted stock units that vest over a period of time based on the participant's continuing employment with ION or its subsidiaries. Unless the Compensation Committee determines otherwise at the date of grant, shares of restricted stock will carry full voting rights. Certificates for unrestricted shares of common stock will be delivered electronically to the participant when the restrictions on the restricted stock lapse. The committee may also grant restricted stock units under the 2013 LTIP, which entitle the participant to the issuance of shares of our common stock when the restrictions on the units awarded lapse.

        SARs.    Upon the exercise of a SAR, the holder will receive cash, common stock, or a combination thereof, the aggregate value of which equals the amount by which the fair market value per share of the common stock on the exercise date exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. SARs are subject to such conditions and are exercisable at such times as determined by the Compensation Committee, but the exercise price per share must at least be equal to the fair market value of a share of common stock on the date of grant.

        Performance Shares.    Performance shares are awards of common stock contingent upon the degree to which performance objectives selected by the Compensation Committee are achieved during a specified period, subject to adjustment by the committee. The committee establishes performance objectives that may be based upon company, business segment, participant or other performance objectives as well as the period during which such performance objectives are to be achieved. Examples of performance criteria include, but are not limited to, pre-tax or after-tax profit levels, including: earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total shareholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; levels of operating expense and maintenance expense or measures of customer satisfaction and customer service as determined from time to time, including the relative improvement therein. The committee may make such adjustments in the computation of any performance measure, provided that any such modification does not prevent an award from qualifying for the "Performance-Based Exception" under section 162(m) of the Internal Revenue Code, which is described below. Performance shares may be awarded alone or in conjunction with other awards. Payment of performance shares may be made only in shares of common stock.

        Performance Units.    Performance units are awards of a right to receive shares of common stock contingent upon the degree to which performance objectives selected by the Compensation Committee are achieved during a specified period, subject to adjustment by the committee. The establishment and types of performance objectives with regard to performance units is the same as described above with regard to performance shares. Performance units may be awarded alone or in conjunction with other awards. Payment on performance units may be made in shares of common stock or in cash.

        Other Stock-Based Awards.    Other stock-based awards are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of common stock. Other types of stock-based awards include, without limitation, deferred stock, purchase rights, shares of common stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into shares, incentive awards valued by reference to the value of securities of or the performance of a specified subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored or maintained by our company or any subsidiary, or in which our company or any subsidiary participated. Subject to the terms of the 2013 LTIP, the Compensation Committee may determine the terms and conditions of any stock-based awards, and those terms are to be set forth in the incentive agreement with the participant.

        Supplemental Payments.    The Compensation Committee, either at the time of grant or at the time of exercise of an NSO or SAR or the time of vesting of performance shares, may provide for a supplemental payment by our company to the participant in an amount specified by the committee. The supplemental payment amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to the exercise of the NSO or SAR, the vesting of the performance shares and the receipt of a supplemental payment in connection therewith, assuming the participant is taxed at either the maximum effective income tax rate or at a lower tax rate, as deemed appropriate by the committee. The committee shall have the discretion to grant supplemental payments that are payable in common stock or cash, determined by the committee at the time of the payment.

        Termination of Employment and Change in Control.    Except as otherwise provided in the applicable incentive agreement, if a participant's employment or other service is terminated other than due to his death, disability, retirement or for cause, any non-vested portion of stock options or other applicable awards will terminate and no further vesting will occur. In such event, the then-exercisable options and awards will remain exercisable until the earlier of the expiration date set forth in the incentive agreement or three months after the date of termination of employment. If termination of employment is due to disability or death, (a) any restrictions on stock-based awards will be deemed satisfied and all outstanding options will accelerate and become immediately exercisable and (b) the participant's then exercisable options will remain exercisable until the earlier of the expiration date of such options or one year following termination. If termination of employment is due to retirement with at least five years of service, (a) all non-vested shares of restricted stock, restricted stock units and other awards other than stock options will terminate and no further vesting will occur, (b) all outstanding non-vested stock options will accelerate and become immediately exercisable and (c) the participant's then exercisable options will remain exercisable until the earlier of the expiration date of such options or one year following termination. Upon termination for cause, all vested and non-vested options and unvested restricted stock will expire at the effective date of termination. Upon a "change in control" (as defined below), any restrictions on stock-based awards will be deemed satisfied, all outstanding options and SARs will accelerate and become immediately exercisable and all the performance shares and any other stock-based awards will become fully vested and deemed earned in full.

        Under the 2013 LTIP, a "change in control" will be deemed to have occurred upon any one or more of the following:

  (1)
  the acquisition by a person or group of beneficial ownership of 40% or more of the outstanding shares of common stock other than acquisitions directly from ION, acquisitions by ION or an employee benefit plan maintained by ION, or certain permitted acquisitions in connection with a business combination described in sub-paragraph (3) below;

  (2)
  changes in directors such that the individuals that constitute the entire Board of Directors cease to constitute at least a majority of directors of the Board, other than new directors whose appointment or nomination for election was approved by a vote of at least a majority of the directors then constituting the entire Board of Directors (except in the case of election contests);

  (3)
  consummation of a reorganization, merger, consolidation or similar business combination involving ION, unless (i) owners of our common stock immediately following such transaction together own more than 50% of the total outstanding stock or voting power of the entity resulting from the transaction and (ii) at least a majority of the members of the Board of Directors of the entity resulting from the transaction were members of our Board of Directors at the time the agreement for the transaction is signed; or

  (4)
  the sale of all or substantially all of the company's assets.

        Transferability.    Awards granted under the 2013 LTIP are not transferable or assignable and cannot be pledged, or otherwise encumbered other than by will or the laws of descent and distribution. However, with respect to awards that are not Incentive Stock Options, the Compensation Committee may, in its discretion, authorize all or a portion of the award to be granted on terms that permit transfer by the participant to (i) the members of the participant's immediate family, (ii) a trust or trusts for the exclusive benefit of immediate family members, (iii) a partnership in which immediate family members are the only partners, (iv) any other entity owned solely by immediate family members or (v) pursuant to a qualified domestic relations order. Following any permitted transfer, the award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment as set out in the plan shall continue to be applied with respect to the original grantee, and the award shall be exercisable by the transferee only to the extent, and for the periods, specified in the incentive agreement.

        Except as provided above, shares of restricted stock and/or restricted stock units may not be sold, transferred, pledged or assigned until the end of the applicable period of restriction established by the Compensation Committee and specified in the incentive agreement (and in the case of restricted stock units, until the date of delivery or other payment), and performance shares and performance units may not be sold, transferred, pledged or assigned until the end of the applicable performance period established by the committee and specified in the incentive agreement (and, in the case of performance units, until the date of delivery or other payment), and the performance criteria have been met and confirmed by the committee. All rights with respect to restricted stock, restricted stock units, performance shares and performance units shall be available during the grantee's lifetime only to the grantee, except as otherwise provided in the applicable incentive agreement.

        Performance-Based Exception.    Under section 162(m) of the Internal Revenue Code, we may deduct, for federal income-tax purposes, compensation paid to our chief executive officer and our four other most highly compensated executive officers only to the extent that such compensation does not exceed $1,000,000 for any such individual during any year, excluding compensation that qualifies as "performance-based compensation." The 2013 LTIP includes features necessary for certain awards under the plan to qualify as "performance-based compensation." To qualify, stock options granted under the 2013 LTIP to covered individuals must have an exercise price per share that is not less than the fair market value of a share of the common stock on the date of grant. Performance shares may qualify for the exemption only if the Compensation Committee establishes in writing objective performance goals for such awards no later than 90 days after the commencement of the performance period and no payments are made to participants pursuant to the awards until the committee certifies in writing that the applicable performance goals have been met.

        Federal Tax Consequences.    The U.S. federal income tax discussion that follows is intended for general information only and is based on current regulations. State and local income tax consequences are not discussed, and may vary from locality to locality.

        NSOs.    An optionee who is granted an NSO will not realize taxable income at the time the stock option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price, and, subject to section 162(m) of the Internal Revenue Code and the requirement of reasonableness, ION will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee's basis in the shares so acquired equal the exercise price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the optionee will realize long- or short-term capital gain or loss, depending upon the length of time the shares are held after the option is exercised.

        ISOs.    An optionee is not taxed at the time an ISO is granted. The tax consequences upon exercise and later disposition depend upon whether the optionee was an employee of ION or a subsidiary at all times from the date of grant until three months preceding exercise, or one year in the case of death or disability, and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the option. If the optionee satisfies both the employment rule and the holding rule, then, for regular federal income tax purposes, the optionee will not realize income upon exercise of the option and we will not be allowed an income tax deduction. The difference between the option exercise price and the amount realized upon sale or disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be. Neither the employment rule nor the holding rule will apply to the exercise of an option by the estate of an optionee, provided that the optionee satisfied the employment rule as of the date of such optionee's death. If the optionee meets the employment rule but fails to observe the holding rule, a sale of the shares would be considered to be a "disqualifying disposition," in which case the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option exercise price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as long-term or short-term capital gain, depending on the length of time the stock was held after the option was exercised. If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option exercise price. In both situations, our tax deduction will be limited to the amount of ordinary income recognized by the optionee. Different consequences apply for an optionee who is subject to the alternative minimum tax under the Internal Revenue Code.

        Restricted Stock and Restricted Stock Units.    Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient has previously elected to accelerate recognition income as of the date of grant. Restricted stock unit awards are generally subject to ordinary income tax at the time of the issuance of unrestricted shares. Unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing instances, we will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

        SARs.    Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then-current market value and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of SARs. However, upon the settlement of a SAR, we will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

        Performance Shares and Performance Units.    A participant is not taxed upon the grant of performance shares or performance units. Upon receipt of the shares or cash underlying the award, the participant will be taxed at ordinary income tax rates on the amount of cash received or the current fair market value of stock received, and we will be entitled to a corresponding tax deduction. The participant's basis in any shares acquired pursuant to the settlement of performance shares or performance units will be equal to the amount of ordinary income on which he was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

        Withholding.    We have the right to reduce the number of shares of common stock deliverable pursuant to the 2013 LTIP by an amount that would have a fair market value equal to the amount of all federal, state or local taxes to be withheld, based on the tax rates then in effect or the tax rates that we reasonably believe will be in effect for the applicable tax year, or to deduct the amount of such taxes from any cash payment to be made to the participant, pursuant to the 2013 LTIP or otherwise.

The foregoing is only a summary of the effects of U.S. federal income taxation upon plan participants and the company with respect to the grant and exercise of awards under the 2013 Plan based on the U.S. federal income tax laws in effect as of the date of this proxy statement. It does not intend to be exhaustive and does not discuss the tax consequences arising in the context of the employee's death or the income tax laws of any municipality, state or foreign country in which the employee's income or gain may be taxable or the gift, estate, excise (including application of Section 409A of the Internal Revenue Code), or any tax law other than U.S. federal income tax law. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2013 Plan.

        New Plan Benefits.    It is not possible to predict the individuals who will receive future awards under the 2013 LTIP or the number of shares of common stock covered by any future award because such awards are wholly within the discretion of the Compensation Committee. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the "2012 Grants of Plan-Based Awards" table above. Grants made to our non-employee directors in the last fiscal year are described under "Director Compensation" above.

        Termination or Amendment of the 2013 LTIP.    The Board may amend, alter or discontinue the 2013 LTIP at any time. The Board or the Compensation Committee may amend the terms of any award previously granted; however, no amendment or discontinuance may impair the existing rights of any participant without the participant's consent. The Board may not amend the 2013 LTIP without stockholder approval if the amendment would (i) materially increase the benefits received by participants, (ii) materially increase the maximum number of shares that may be issued under the plan, (iii) materially modify the plan's eligibility requirements or (iv) require stockholder approval as a matter of law or under rules of the NYSE.

        The 2013 LTIP also provides that stock options granted under the plan will not be (i) repriced by lowering the exercise price after grant or (ii) replaced or regranted through cancellation. In addition, we will seek the approval of our stockholders for any amendment if approval is necessary to comply with the Internal Revenue Code, federal or state securities laws or any other applicable rules or regulations. Unless sooner terminated, the 2013 LTIP will expire on May 21, 2023, if approved by the stockholders, and no awards may be granted under the 2013 LTIP after that date.

Principal Differences between the 2004 LTIP and the 2013 LTIP

        The 2013 LTIP generally contains terms similar to our 2004 LTIP; however, we changed certain terms in the 2013 LTIP to reflect evolving good corporate governance practice. The below table summarizes the principal differences in terms between the two plans:

Addition of Performance Units	The 2004 LTIP did not specifically provide for the issuance of performance units. The 2013 LTIP describes the terms and conditions that will be applicable to performance unit awards under the plan.
Change to definition of Retirement
The 2004 LTIP defined retirement as a voluntary termination of employment after reaching the age of 65 or such other age determined by the Compensation Committee. The 2013 LTIP adds the additional requirement of at least five continuous years of service with the company or its subsidiaries.

Addition of Non-Employee Director Awards	In the past, awards of equity to our non-employee directors had been approved and directed by the Governance Committee of the Board, but had not been expressly provided for in or governed by the 2004 LTIP. The 2013 LTIP contains provisions specifically providing for non-employee director awards.
Addition of limit on number of full-value awards
Although in practice we had historically limited our number of full-value awards, such as restricted stock and restricted stock units, the 2004 LTIP did not provide a definite limit. The 2013 LTIP requires that we limit our number of full-value awards to 1,300,000 (out of the 3,730,000 total shares available under the plan).
Reduction in exercise period for vested stock options held by former employees
Our 2004 LTIP provided that if an employee's employment is terminated other than due to his death, disability, retirement or for cause, any non-vested portion of stock options or other applicable awards will terminate and no further vesting will occur and the exercisable options will remain exercisable until the earlier of the expiration date set forth in the incentive agreement or 180 days after the date of termination of employment. The 2013 LTIP reduces the survival period for exercise of options from 180 days to three months.
Deletion of Tandem SARs awards
Our 2004 LTIP provided the authority to grant awards of Tandem SARs to participants. We have not granted such awards in the past and have no intention of granting such awards in the future, so the 2013 LTIP does not include authority for awarding Tandem SARs.

Stockholder Approval

        The proposal to approve the 2013 LTIP requires a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% of the total number of outstanding shares of our common stock.

The Board of Directors recommends that stockholders vote "FOR" the proposal to approve the 2013 LTIP.

ITEM 3 — ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

        As required by Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as we have described it in the "Executive Compensation" section of this proxy statement. This advisory vote is sometimes referred to as "Say on Pay." While this vote is not binding on our company, management and the Compensation Committee will review the voting results for purposes of obtaining information regarding investor sentiment about our executive compensation philosophy, policies and practices. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the negative votes, and consider them in making decisions about our executive compensation programs in the future. At our 2012 Annual Meeting, our stockholders approved our non-binding advisory vote to approve the compensation of our named executive officers, with more than 96% of the votes cast on the proposal voting in favor of its approval.

        We believe that the information we have provided within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure management's interests are aligned with our stockholders' interests to support long-term value creation. As described above in detail under "Compensation Discussion and Analysis," our compensation program reflects a balance of short-term incentives (including performance-based cash bonus awards), long-term incentives (including equity awards that vest over up to four years), and protective measures, such as clawback and anti-hedging policies and stock ownership guidelines, that are designed to support our long-term business strategies and drive creation of stockholder value. We believe that our program is (i) aligned with the competitive market for talent, (ii) sensitive to our financial performance and (iii) oriented to long-term incentives, in order to maintain and improve our long-term profitability. We believe our program delivers reasonable pay that is strongly linked to our performance over time relative to peer companies and rewards sustained performance that is aligned with long-term stockholder interests. Our executive compensation program is also designed to attract and to retain highly-talented executive officers who are critical to the successful implementation of our company's strategic business plan.

        We routinely evaluate the individual elements of our compensation program in light of market conditions and governance requirements and make changes as appropriate for our business. For example, in 2009 we reduced base salaries for most company employees, with the largest percentage reductions borne by our executives, including our named executive officers. In addition, our employment contract with our Chief Executive Officer does not contain tax gross-ups or single trigger change of control provisions. As described above under "Item 2 — Vote to Approve the 2013 Long-Term Incentive Plan," we are continuously seeking to improve our executive compensation programs and align our programs with stockholder interests. We believe that our executive compensation program continues to drive and promote superior financial performance for our company and our stockholders over the long term through a variety of business conditions.

        We have regularly sought approval from our stockholders regarding portions of our compensation program that we have used to motivate, retain and reward our executives. Since 2000, our stockholders have voted on and approved our equity compensation plans (and amendments to those plans) ten times, in addition to approving our overall executive compensation program over the last three years.

Those incentive plans make up a significant portion of the overall compensation that we provide to our executives. Over the years, we have made numerous changes to our executive compensation program in response to stockholder input. Because the vote is advisory, however, it will not be binding upon our Board of Directors or the Compensation Committee, and neither our Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will carefully evaluate the outcome of the vote when considering future executive compensation arrangements. After our Annual Meeting in May 2013, our next say-on-pay vote will occur at our next Annual Meeting scheduled to be held in May 2014.

        Accordingly, the Board of Directors strongly endorses the Company's executive compensation program and recommends that stockholders vote in favor of the following advisory resolution:

    RESOLVED, that the stockholders approve the compensation paid to the named executive officers of the Company, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Stockholders.

        We encourage our stockholders to closely review the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure before voting on this proposal. The Compensation Discussion and Analysis describes and explains our executive compensation policies and practices and the process that was used by the Compensation Committee of our Board of Directors to reach its decisions on the compensation of our named executive officers for 2012. It also contains a discussion and analysis of each of the primary components of our executive compensation program — base salary, annual cash incentive awards and long-term incentive awards — and the various post-employment arrangements that we have entered into with certain of our named executive officers.

        The Board of Directors recommends that stockholders vote "FOR" the advisory (non-binding) vote to approve the compensation of our named executive officers, as described in this proxy statement.

ITEM 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        We have appointed Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2013. Services provided by Ernst & Young LLP to our company in 2012 included the audit of our consolidated financial statements, review of our quarterly financial statements, statutory audits of our foreign subsidiaries, internal control audit services, review of our registration statements filed under the Securities Act of 1933, as amended (the "Securities Act"), during 2012 and consultations on various tax, accounting and due diligence matters.

        The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as our independent auditors for 2013.

        In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Regardless of the outcome of the vote, however, the Audit Committee at all times has the authority within its discretion to recommend and approve any appointment, retention or dismissal of our independent auditors.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings under the Securities Act or the Exchange Act, except to the extent ION specifically incorporates this Report by reference therein.

        ION's management is responsible for ION's internal controls, financial reporting process, compliance with laws, regulations and ethical business standards and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. ION's independent registered public accounting firm is responsible for performing an independent audit of ION's financial statements in accordance with generally accepted auditing standards and the effectiveness of ION's internal control over financial reporting, and issuing an opinion thereon. The Board of Directors of ION appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the Audit Committee. Each year the Audit Committee reviews its Charter and reports to the Board on its adequacy in light of applicable rules of the NYSE. In addition, each year ION furnishes a written affirmation to the NYSE relating to Audit Committee membership, the independence and financial management expertise of the Audit Committee and the adequacy of the Charter of the Audit Committee.

        The Charter of the Audit Committee specifies that the primary purpose of the Audit Committee is to assist the Board in its oversight of: (1) the integrity of the financial statements of ION; (2) compliance by ION with legal and regulatory requirements; (3) the independence, qualifications and performance of ION's independent registered public accountants; and (4) the performance of ION's internal auditors and internal audit function. In carrying out these responsibilities during 2012, and early in 2013 in preparation for the filing with the SEC of ION's Annual Report on Form 10-K for the year ended December 31, 2012, the Audit Committee, among other things:

  •
  reviewed and discussed the audited financial statements with management and ION's independent registered public accounting firm;

  •
  reviewed the overall scope and plans for the audit and the results of the examinations of ION's independent registered public accounting firm;

  •
  met with ION management periodically to consider the adequacy of ION's internal control over financial reporting and the quality of its financial reporting and discussed these matters with its independent registered public accounting firm and with appropriate ION financial personnel and internal auditors;

  •
  discussed with ION's senior management, independent registered public accounting firm and internal auditors the process used for ION's Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the Form 10-K and other periodic filings with the SEC;

  •
  reviewed and discussed with ION's independent registered public accounting firm (1) their judgments as to the quality (and not just the acceptability) of ION's accounting policies, (2) the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm's communication with the Audit Committee concerning independence, and the independence of the independent registered public accounting firm, and (3) the matters required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 114, "Communication with Audit Committees;"

  •
  based on these reviews and discussions, as well as private discussions with ION's independent registered public accounting firm and internal auditors, recommended to the Board of Directors the inclusion of the audited financial statements of ION and its subsidiaries in the 2012 Form 10-K;

  •
  recommended the selection of Ernst & Young LLP as ION's independent registered public accounting firm for the fiscal year ending December 31, 2013; and

  •
  determined that the non-audit services provided to ION by its independent registered public accounting firm (discussed below under "Principal Auditor Fees and Services") are compatible with maintaining the independence of the independent auditors.

        The Audit Committee met five times during 2012. The committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The committee's meetings include, whenever appropriate, executive sessions with ION's independent registered public accountants and with ION's internal auditor, in each case without the presence of ION's management. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by ION regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by ION's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee's consideration and discussions with management and the independent registered public accounting firm do not assure that ION's financial statements are presented in accordance with generally accepted accounting principles or that the audit of ION's financial statements has been carried out in accordance with generally accepted auditing standards.

S. James Nelson, Jr., Chairman Michael C. Jennings James M. Lapeyre, Jr.

 PRINCIPAL AUDITOR FEES AND SERVICES

        In connection with the audit of the 2012 financial statements, we entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP would perform audit services for our company. The following two tables show the fees billed to us or accrued by us for the audit and other services provided by Ernst & Young LLP, for 2012 and 2011:

	2012	2011
Audit Fees(a)	$1,744,000	$1,858,000
Audit-Related Fees(b)	252,000	2,000
Tax Fees	—	—
All Other Fees	—	—

Total	$1,996,000	$1,860,000

(a)
Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, the audit of the effectiveness of internal control over financial reporting, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

(b)
Audit-related fees for 2012 primarily relate to due diligence services. Also included for 2012 and 2011 are licensing fees related to accounting research software.

        Our Audit Committee Charter provides that all audit services and non-audit services must be approved by the committee or a member of the committee. The Audit Committee has delegated to the Chairman of the committee the authority to pre-approve audit, audit-related and non-audit services not prohibited by law to be performed by our independent auditors and associated fees, so long as (i) the estimate of such fees does not exceed $50,000, (ii) the Chairman reports any decisions to pre-approve those services and fees to the full Audit Committee at a future meeting and (iii) the term of any specific pre-approval given by the Chairman does not exceed 12 months from the date of pre-approval.

        All non-audit services were reviewed with the Audit Committee or the Chairman, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of such firm's independence in the conduct of its auditing functions.

Other Matters

        A representative of Ernst & Young LLP will be available at the annual meeting, will be afforded an opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions.

        This proxy statement has been approved by the Board of Directors and is being mailed and delivered to stockholders by its authority.

David L. Roland Senior Vice President, General Counsel and Corporate Secretary

Houston, Texas
April 16, 2013

        The 2012 Annual Report to Stockholders includes our financial statements for the fiscal year ended December 31, 2012. We have mailed the 2012 Annual Report to Stockholders with this proxy statement to all of our stockholders of record. The 2012 Annual Report to Stockholders does not form any part of the material for the solicitation of proxies.

2013 LONG-TERM INCENTIVE PLAN

SECTION 1

GENERAL PROVISIONS RELATING
TO PLAN GOVERNANCE, COVERAGE AND BENEFITS

        1.1   Purpose

        The purpose of the Plan is to foster and promote the long-term financial success of ION Geophysical Corporation, a Delaware corporation (including any successors-in-interest, the "Company") and its Subsidiaries and to increase stockholder value by: (a) encouraging the commitment of Directors and selected key Employees and Consultants, (b) motivating superior performance of Directors and key Employees and Consultants by means of long-term performance related incentives, (c) encouraging and providing Directors and selected key Employees and Consultants with a program for obtaining ownership interests in the Company that link and align their personal interests to those of the Company's stockholders, (d) attracting and retaining Directors and selected key Employees and Consultants by providing competitive incentive compensation opportunities, and (e) enabling Directors and selected key Employees and Consultants to share in the long-term growth and success of the Company.

        The Plan provides for payment of various forms of incentive compensation. Except as provided in Section 8.13, it is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, as such, the Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

        This Plan will become effective as of May 22, 2013 (the "Effective Date"). The Plan will commence on the Effective Date, and will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 8.6, until all Shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may any Incentive Award be granted under the Plan after ten (10) years from the Effective Date.

        1.2   Definitions

        The following terms shall have the meanings set forth below:

          (a)    Appreciation.    The difference between the Fair Market Value of a share of Common Stock on the date of exercise of a SAR and the option exercise price per share of the SAR.

          (b)    Authorized Officer.    The Chairman of the Board, the CEO, any Senior Vice President or Vice President or any other senior officer of the Company to whom any of them delegate the authority to execute any Incentive Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself.

          (c)    Board.    The Board of Directors of the Company.

          (d)    Cause.    Except as otherwise provided by the Committee or as otherwise provided in a Grantee's employment agreement, when used in connection with the termination of a Grantee's Employment or service, shall mean the termination of the Grantee's Employment or Grantee's services as a Director or Consultant by the Company or any Subsidiary by reason of (i) the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the proven commission by the Grantee of a material act of fraud upon the Company or any Subsidiary, or any customer or supplier thereof; (iii) the willful and proven misappropriation of any funds or property of the Company or any Subsidiary, or any customer or supplier thereof; (iv) the willful, continued and unreasonable failure by the Grantee to perform the material duties assigned to him which is not cured to the reasonable satisfaction of the Company within thirty (30) days after written or electronic notice of such failure is provided to Grantee by the Board or by a designated officer of the Company or a Subsidiary; (v) the knowing engagement by the Grantee in any direct and material conflict of interest with the Company or any Subsidiary without compliance with the Company's or Subsidiary's conflict of interest policy, if any, then in effect; or (vi) the knowing engagement by the Grantee, without the written approval of the Board, in any material activity which competes with the business of the Company or any Subsidiary or which would result in a material injury to the business, reputation or goodwill of the Company or any Subsidiary; or (vii) the material breach by a Consultant of such Grantee's contract with the Company.

          (e)    CEO.    The Chief Executive Officer of the Company.

          (f)    Change in Control.    Any of the events described in and subject to Section 7.7.

          (g)    Code.    The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

          (h)    Committee.    A committee appointed by the Board consisting of at least two directors, who fulfill the "outside directors" requirements of Section 162(m) of the Code, to administer the Plan. The Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

          (i)    Common Stock.    The common stock of the Company, $.01 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified, re-capitalized, or exchanged.

          (j)    Consultant.    An independent agent, consultant, attorney, an individual who has agreed to become an Employee within the next six months, or any other individual who is not a Director or employee of the Company (or any Parent or Subsidiary) and who, in the opinion of the Committee, is in a position to contribute to the growth or financial success of the Company (or any Parent or Subsidiary), (ii) is a natural person and (iii) provides bona fide services to the Company (or any Parent or Subsidiary), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

          (k)    Covered Employee.    A named executive officer who is one of the group of covered employees, as defined in Section 162(m) of the Code and Treasury Regulation § 1.162-27(c) (or its successor), during any such period that the Company is a Publicly Held Corporation.

          (l)    Deferred Stock.    Shares of Common Stock to be issued or transferred to a Grantee under an Other Stock-Based Award granted pursuant to Section 5 at the end of a specified deferral period, as set forth in the Incentive Agreement pertaining thereto.

          (m)    Director.    Any individual who is a member of the Board.

          (n)    Disability.    As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to disability income payments under the Company's long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan, "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to any reasonable examination by such physician upon request.

          (o)    Employee.    Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code who, in the opinion of the Committee, is in a position to contribute to the growth, development or financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

          (p)    Employment.    Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, government service or military leave, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement. Whether an authorized leave of absence shall constitute termination of Employment hereunder shall be determined by the Committee in its discretion. Unless otherwise provided in the Incentive Agreement, the term "Employment" for purposes of the Plan is also defined to include compensatory or advisory services performed by a Consultant for the Company (or any Parent or Subsidiary).

          (q)    Exchange Act.    The Securities Exchange Act of 1934, as amended.

          (r)    Fair Market Value.    While the Company is a Publicly Held Corporation, the Fair Market Value of one share of Common Stock on the date in question is deemed to be the closing sales price on the immediately preceding business day, or the nearest preceding business day on which there was a closing sales price, of a share of Common Stock as reported on the New York Stock Exchange or other principal securities exchange on which Shares are then listed or admitted to trading, or as quoted on any national interdealer quotation system, if such shares are not so listed. In the case of stock option exercise via the same-day sale or sell-to-cover, Fair Market Value for shares sold shall be deemed to be the sale price.

          (s)    Full-Value Award.    An award of Restricted Stock, Restricted Stock Units, unrestricted Common Stock, Performance Shares, Performance Units or other Incentive Award that entitles the Grantee to receive the entire value of each Share upon vesting at no cost to the Grantee. In contrast, Stock Options, Stock Appreciation Rights and similar appreciation awards are not Full-Value Awards.

          (t)    Grantee.    Any Employee, Director or Consultant who is granted an Incentive Award under the Plan.

          (u)    Immediate Family.    With respect to a Grantee, the Grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

          (v)    Incentive Agreement.    The written or electronic agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 7.1(a).

          (w)    Incentive Award.    A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Incentive Stock Option, Stock Appreciation Right, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award, as well as any Supplemental Payment.

          (x)    Incentive Stock Option or ISO.    A Stock Option granted by the Committee to an Employee under Section 2 that is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

          (y)    Insider.    While the Company is a Publicly Held Corporation, an individual who is, on the relevant date, an officer, director or 10% beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

          (z)    Non-Employee Director.    A Director who is not an Employee.

          (aa)    Non-Employee Director Award.    Any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award granted, whether singly or in combination, to a Grantee who is a Non-Employee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

          (bb)    Nonstatutory Stock Option.    A Stock Option granted by the Committee to a Grantee under Section 2 that is not designated by the Committee as an Incentive Stock Option or to which Section 421 of the Code does not apply.

          (cc)    Option Price.    The exercise price at which a Share may be purchased by the Grantee of a Stock Option.

          (dd)    Other Stock-Based Award.    An award granted by the Committee to a Grantee under Section 5 that is not a Nonstatutory Stock Option, SAR, Performance Share, Performance Unit, Restricted Stock or Restricted Stock Unit and is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

          (ee)    Parent.    Any corporation (whether now or hereafter existing) that constitutes a "Parent" of the Company, as defined in Section 424(e) of the Code.

          (ff)    Performance-Based Exception.    The performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Section 162(m) of the Code and Treasury Regulation § 1.162-27(e) (or its successor), which is applicable during such period that the Company is a Publicly Held Corporation.

          (gg)    Performance Period.    A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee's right to and the payment value of any Performance Share, Performance Unit or Other Stock-Based Award.

          (hh)    Performance Share.    An Incentive Award granted by the Committee to a Grantee under Section 3 representing a contingent right to receive Shares of Common Stock at the end of a Performance Period.

          (ii)    Performance Unit.    An Incentive Award granted by the Committee to a Grantee under Section 3 representing a contingent right to receive Shares of Common Stock at the end of a Performance Period, except no Shares are actually awarded to the Grantee on the date of grant.

          (jj)    Period of Restriction.    A period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 4.

          (kk)    Plan.    2013 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

          (ll)    Publicly Held Corporation.    A corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

          (mm)    Restricted Stock.    An Award granted to a Grantee pursuant to Section 4.

          (nn)    Restricted Stock Unit.    An Award granted to a Grantee pursuant to Section 4, except no Shares are actually awarded to the Grantee on the date of grant.

          (oo)    Retirement.    The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement on any date after the Employee has had at least five years of continuous service and has attained the normal retirement age of 65 years, or such other age as may be designated from time to time by the Committee.

          (pp)    Share.    A share of Common Stock of the Company.

          (qq)    Share Pool.    The number of Shares authorized for issuance under Section 1.4 as adjusted for awards and payouts under Section 1.5 and as adjusted for changes in corporate capitalization under Section 7.5.

          (rr)    Spread.    The difference between the exercise price per Share specified in any SAR grant and the Fair Market Value of a Share on the date of exercise of the SAR.

          (ss)    Stock Appreciation Right or SAR.    A Stock Appreciation Right described in Section 2.4.

          (tt)    Stock Option or Option.    Pursuant to Section 2 or Section 6, (i) an Incentive Stock Option granted to an Employee, or (ii) a Nonstatutory Stock Option granted to an Employee, Director or Consultant, whereunder such option the Grantee has the right to purchase Shares of Common Stock. In accordance with Section 422 of the Code, only an Employee of the Company, Parent or Subsidiary may be granted an Incentive Stock Option.

          (uu)    Subsidiary.    Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

          (vv)    Supplemental Payment.    Any amount, as described in Sections 2.5, 3.3 and/or 4.3, that is dedicated to payment of income taxes that are payable by the Grantee resulting from an Incentive Award.

        1.3   Plan Administration

        (a)    Authority of the Committee.    Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; (vi) authorize one or more executive officers of the Company to select Employees to participate in the Plan and to determine the type and size of each Incentive Award to be granted to such employees for awards of 5,000 Shares or less; and (vii) establish, amend, or waive rules for the Plan's administration. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. Notwithstanding the preceding, without the prior approval of the Company's shareholders, any Stock Option previously granted under the Plan shall not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted option, except as provided in Section 7.5.

        (b)    Meetings.    The Committee shall designate a chairman from among its members who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee, and the Committee may hold telephonic meetings.

        (c)    Decisions Binding.    All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, Employees, Directors, Grantees, and their estates and beneficiaries. The Committee's decisions and determinations with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

        (d)    Modification of Outstanding Incentive Awards.    Subject to the stockholder approval requirements of Section 8.6, if applicable, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) not adverse to the Grantee to whom such Incentive Award was granted or (ii) consented to by such Grantee; provided, however, no Stock Option issued under the Plan will be repriced, replaced or regranted through cancellation, or by lowering the Option Price of a previously granted Stock Option and the period during which a Stock Option may be exercised shall not be extended such that the compensation payable under the Stock Option would be subject to the excise tax applicable under Section 409A of the Code. With respect to an Incentive Award that is an incentive stock option (as described in Section 422 of the Code), no adjustment to such option shall be made to the extent constituting a "modification" within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing. Except as provided in this Plan in connection with a Change of Control or a Corporate Event, the language of this Section 1.3(d) prohibits all forms of repricing, including cash buyouts and Incentive Award exchanges, without stockholder approval.

        (e)    Delegation of Authority.    The Committee may delegate to designated officers or other employees of the Company any of its duties and authority under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time; provided, however, except as provided in Section 1.3(a), the Committee may not delegate to any person the authority to (i) grant Incentive Awards, or (ii) take any action that would contravene the requirements of Rule 16b-3 under the Exchange Act or the Performance-Based Exception under Section 162(m) of the Code.

        (f)    Expenses of Committee.    The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents, as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

        (g)    Indemnification.    Each person who is or was a member of the Committee, or of the Board, shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles or Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        (h)    Awards in Foreign Countries.    The Board shall have the authority to adopt modifications, procedures, sub-plans, and other similar plan documents as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its subsidiaries may operate to assure the viability of the benefits of Incentive Awards made to individuals employed or providing services in such countries and to meet the objectives of the Plan.

        1.4   Shares of Common Stock Available for Incentive Awards

        Subject to this Section 1.4 and subject to adjustment under Section 7.5, there shall be available for Incentive Awards that are granted wholly or partly in Common Stock (including rights or Options that may be exercised or settled in Common Stock) 3,730,000 Shares of Common Stock.

        The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder; provided, however, the aggregate number of Shares which may be issued upon exercise of ISOs shall in no event exceed 3,730,000 Shares (subject to adjustment pursuant to Section 7.5).

        Subject to adjustment under Section 7.5 and the limit set forth above, the following additional limits are imposed under the Plan:

          (a)   At no time shall the number of Shares issued pursuant to Full-Value Awards exceed 1,300,000 Shares.

          (b)   The maximum number of Shares that may be covered by Incentive Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 3,730,000 Shares during any one calendar-year period. To the extent required by Section 162(m) of the Code, Shares subject to the foregoing limit with respect to which the related Incentive Award described in Section 2 is forfeited, expires, or is canceled shall not again be available for grant under this limit.

          (c)   For Performance Shares and/or Performance Units that are intended to qualify for the Performance-Based Exception, no more than 3,730,000 Shares may be delivered to any one Grantee for Performance Periods beginning in any one calendar year, regardless of whether the applicable Performance Period during which the Performance Shares and/or Performance Units are earned ends in the same year in which it begins or in a later calendar year; provided that Performance Shares and/or Performance Units described in this paragraph (c) that are intended to qualify for the Performance-Based Exception shall be subject to the following: (i) If the Performance Shares and/or Performance Units are denominated in Shares but are settled in an equivalent amount of cash, the foregoing limit shall be applied as though the Incentive Award was settled in Shares; and (ii) If delivery of Shares or cash is deferred until after Performance Shares and/or Performance Units have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

          (d)   For Supplemental Payments that are intended to qualify for the Performance-Based Exception, no more than $2,000,000 may be paid to any one Grantee for Performance Periods beginning in any one calendar year, regardless of whether the applicable Performance Period during which the Supplemental Payment is earned ends in the same year in which it begins or in a later calendar year; provided that Supplemental Payments described in this paragraph (d) that are intended to qualify for the Performance-Based Exception shall be subject to the following: (i) If a Supplemental Payment is denominated in cash but an equivalent amount of Shares is delivered in lieu of delivery of cash, the foregoing limit shall be applied as though the Supplemental Payment was settled in cash; and (ii) if delivery of Shares or cash is deferred until after the Supplemental Payment has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Supplemental Payment is earned shall be disregarded.

        1.5   Share Pool Adjustments for Awards and Payouts

        The following Incentive Awards and payouts shall reduce, on a one-Share-for-one-Share basis, the number of Shares authorized for issuance under the Share Pool:

          (a)   Stock Option;

          (b)   SAR;

          (c)   A payout of a Performance Share in Shares;

          (d)   A payout of Performance Units in Shares;

          (e)   Restricted Stock or a payout of Restricted Stock Units in Shares; and

          (f)    A payout of an Other Stock-Based Award in Shares.

        The following transactions shall restore, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

          (A)  A payout of an SAR or Other Stock-Based Award in the form of cash;

          (B)  A payout of Performance Units in the form of cash;

          (C)  A payout of Restricted Stock Units in the form of cash;

          (D)  A cancellation, termination, expiration, forfeiture, or lapse for any reason of any Shares subject to an Incentive Award; and

          (E)  Payment of an Option Price with previously acquired Shares or by withholding Shares that otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the Option Price plus any Shares withheld to pay withholding taxes).

        1.6   Common Stock Available

        The Common Stock available for issuance or transfer under the Plan shall be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) are authorized but unissued or (c) to be purchased or acquired by the Company. No fractional Shares shall be issued under the Plan; any payment for fractional Shares shall be made in cash.

        1.7   Participation

        (a)    Eligibility.    Subject to Section 1.3(e), the Committee shall from time to time designate those key Employees, Directors or Consultants, if any, to be granted Incentive Awards under the Plan, the type and number of Incentive Awards granted, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent consistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

        (b)    Incentive Stock Option Eligibility.    No Consultant or Non-Employee Director shall be eligible for the grant of any Incentive Stock Option. In addition, no Employee shall be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least 110% of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Employee's percentage ownership in the Company or any Parent or Subsidiary. This paragraph shall be construed consistent with the requirements of Section 422 of the Code.

        1.8   Types of Incentive Awards

        The types of Incentive Awards under the Plan are Stock Options, Stock Appreciation Rights and Supplemental Payments as described in Section 2, Performance Shares, Performance Units and Supplemental Payments as described in Section 3, Restricted Stock, Restricted Stock Units and Supplemental Payments as described in Section 4, and Other Stock-Based Awards and Supplemental Payments as described in Section 5, and any combination of the foregoing.

SECTION 2

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        2.1   Grant of Stock Options

        The Committee is authorized to grant (a) Nonstatutory Stock Options to Employees, Directors or Consultants and (b) Incentive Stock Options to Employees only, in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee whether or not any Stock Option previously granted to such person remains unexercised.

        2.2   Stock Option Terms

        (a)    Agreement.    Each grant of a Stock Option shall be evidenced by a written or electronic Incentive Agreement. Among its other provisions, each Incentive Agreement shall set forth, subject to Section 422 of the Code, the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee's Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee's Incentive Agreement, and need not be uniform among all Stock Options issued pursuant to the Plan. In addition, Incentive Agreement shall state whether the Stock Option is intended to meet the requirements of Section 422 of the Code.

        (b)    Number of Shares.    Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

        (c)    Exercise Price.    The exercise price per Share of Common Stock under each Stock Option shall be determined by the Committee; provided, however, that in the case of a Stock Option, such exercise price shall not be less than 100% of the Fair Market Value per Share on the date the Stock Option is granted (110% in the case of an Incentive Stock Option for 10% or greater shareholders pursuant to Section 1.7(b)). Each Stock Option shall specify the method of exercise, which shall be consistent with the requirements of Section 2.3(a).

        (d)    Term.    In the Incentive Agreement, the Committee shall fix the term of each Stock Option, which shall be not more than ten (10) years from the date of grant (five years for ISO grants to 10%

or greater shareholders pursuant to Section 1.7(b)). In the event no term is fixed, such term shall be ten (10) years from the date of grant.

        (e)    Exercise.    The Committee may determine the time or times at which a Stock Option may be exercised in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the performance objectives to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated performance objectives, may specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives. All such terms and conditions shall be as set forth in the Incentive Agreement. If not otherwise designated in the applicable Incentive Agreement or determined by the Committee, and subject to the provisions of the Plan regarding accelerated vesting and termination, each award of Stock Options granted under this Section 2 shall become vested as to 25% of the total number of Shares subject thereto on each of the following dates: (i) the first anniversary of the date of grant, (ii) the second anniversary of the date of grant, (iii) the third anniversary of the date of grant, and (iv) the fourth anniversary of the date of grant.

        (f)    $100,000 Annual Limit on Incentive Stock Options.    Notwithstanding any contrary provision in the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year (under the Plan and any other stock option plans of the Company and its Subsidiaries or Parent) exceeds the sum of $100,000, such Incentive Stock Option shall be treated as a Nonstatutory Stock Option to the extent in excess of the $100,000 limit, and not an Incentive Stock Option, but all other terms and provisions of such Stock Option shall remain unchanged. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted and shall be construed in accordance with Section 422(d) of the Code. In the absence of such regulations or other authority, or if such regulations or other authority require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, then such Incentive Stock Options, only to the extent of such excess, shall automatically be deemed to be Nonstatutory Stock Options but all other terms and conditions of such Incentive Stock Options, and the corresponding Incentive Agreement, shall remain unchanged.

        2.3   Stock Option Exercises

        (a)    Method of Exercise and Payment.    Stock Options shall be exercised by the delivery of a signed written or company-approved electronic notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of Shares with respect to which the Option is to be exercised.

        The Option Price upon exercise of any Stock Option shall, pursuant to the exercise methods allowed by the Incentive Agreement, be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, or (iii) by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) by any combination of (i), (ii), and (iii) above. In the event of the absence of any specifically allowed exercise methods in the Incentive Agreement, the participant may, subject to applicable law, use any of the methods listed in this Section 2.3(a). Any payment in Shares shall be effected by surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised. The Company shall not withhold shares, and the Grantee shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

        While the Company is a Publicly Held Corporation, the Committee may also allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a "same-day sale" or "sell-to-cover" exercise with a broker or dealer), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

        As soon as practicable after receipt of a written or electronic notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option. Such delivery shall be effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the appropriate electronic shares transfer system or in the United States mail, addressed to Grantee or other appropriate recipient.

        Subject to Section 7.2 during the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee (or his legal guardian or personal representative in the event of his Disability) or by a broker or dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.3(a).

        (b)    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any stockholders' agreement, buy/sell agreement, right of first refusal, non-competition, and any other agreement between the Company and any of its securities holders or employees, (ii) any applicable federal securities laws, (iii) the requirements of any stock exchange or market upon which such Shares are then listed and/or quoted, or (iv) any blue sky or state securities law applicable to such Shares. Any certificate issued to evidence Shares issued upon the exercise of an Incentive Award may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

        Any Grantee or other person exercising an Incentive Award may be required by the Committee to give a written or electronic representation that the Incentive Award and the Shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its sole discretion, may release any person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of the Incentive Award.

        (c)    Notification of Disqualifying Disposition of Shares from Incentive Stock Options.    Notwithstanding any other provision of the Plan, a Grantee who disposes of Shares of Common Stock acquired upon the exercise of an Incentive Stock Option by a sale or exchange either (i) within two (2) years after the date of the grant of the Incentive Stock Option under which the Shares were acquired or (ii) within one (1) year after the transfer of such Shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and his adjusted basis in such Shares.

        (d)    Proceeds of Option Exercise.    The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

        (e)    Information Required in Connection with Exercise of Incentive Stock Option.    The Company shall provide the Grantee with a written statement required by Section 6039 of the Code no later than January 31 of the year following the calendar year during which the Grantee exercises an Option that is intended to be an Incentive Stock Option.

        2.4   Stock Appreciation Rights

        (a)    Grant.    The Committee may grant Stock Appreciation Rights ("SARs").

        (b)    General Provisions.    The terms and conditions of each SAR shall be evidenced by an Incentive Agreement. The exercise price per share of Common Stock shall be not less than 100% of the Fair Market Value of a Share of Common Stock on the date of grant of the SAR. The term of an SAR shall be determined by the Committee.

        (c)    Exercise.    SARs shall be exercisable at such time and subject to such terms and conditions as the Committee shall specify in the Incentive Agreement for the SAR grant.

        (d)    Settlement.    Upon exercise of an SAR, the holder shall receive, for each Share specified in the SAR grant, an amount equal to the Spread. The Spread shall be payable in cash, Common Stock, or a combination of both, as specified in the Incentive Agreement. The Spread shall be paid within thirty (30) calendar days of the exercise of the SAR. If the Spread is to be paid in Common Stock or cash only, the resulting shares or cash shall be determined by dividing (1) by (2), where (1) is the number of Shares as to which the SAR is exercised multiplied by the Spread in such Shares and (2) is the Fair Market Value of a Share on the exercise date. If a portion of the Spread is to be paid in Shares, the Share amount shall be determined by calculating the amount of cash payable pursuant to the preceding sentence then by dividing (1) as defined herein, minus the amount of cash payable, by (2) as defined herein.

        2.5   Supplemental Payment on Exercise of Nonstatutory Stock Options or Stock Appreciation Rights

        The Committee, either at the time of grant or as of the time of exercise of any Nonstatutory Stock Option or Stock Appreciation Right, may provide in the Incentive Agreement for a Supplemental Payment by the Company to the Grantee with respect to the exercise of any Nonstatutory Stock Option or Stock Appreciation Right. The Supplemental Payment shall be in the amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the exercise of the Nonstatutory Stock Option and/or Stock Appreciation Right and the receipt of the Supplemental Payment, assuming the holder is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as deemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

SECTION 3

PERFORMANCE SHARES AND PERFORMANCE UNITS

        3.1   Performance Based Awards

        The Committee is authorized to grant Performance Shares and/or Performance Units to selected Grantees who are Employees or Consultants. Each grant of Performance Shares and/or Performance Units shall be evidenced by an Incentive Agreement in such amounts and upon such terms as shall be determined by the Committee. The Committee may make grants of Performance Shares and/or Performance Units in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Shares and/or Performance Units and their contingent values which may vary depending on the degree to which performance criteria established by the Committee are met.

        3.2   Performance Share or Performance Unit Award Terms

        (a)    Agreement.    The terms and conditions of each grant of Performance Share and/or Performance Unit Award shall be evidenced by an Incentive Agreement that shall specify the

Performance Period(s), the Performance Criteria, the number of Performance Shares or the number of Performance Units granted, and such other provisions as the Committee shall determine.

        (b)    Transferability.    Except as provided in this Plan or an Incentive Agreement, Performance Shares and/or Performance Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Performance Period established by the Committee and specified in the Incentive Agreement (and, in the case of Performance Units, until the date of delivery or other payment), and the Performance Criteria have been met and confirmed by the Committee or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Incentive Agreement or otherwise at any time by the Committee. All rights with respect to the Performance Shares and/or Performance Units granted to a Grantee under the Plan shall be available during his lifetime only to such Grantee, except as otherwise provided in an Incentive Agreement or at any time by the Committee.

        (c)    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Performance Shares and/or Performance Units granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Grantees pay a stipulated purchase price for each Performance Share or Performance Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which Shares are listed or traded, or holding requirements or sale restrictions placed on Shares by the Company upon vesting of such Performance Shares and/or Performance Units.

        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Performance Shares in the Company's possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse.

        Except as otherwise provided in this Section 3, Shares covered by each Performance Share Award shall become freely transferable by the Grantee after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations) at the close of the Performance Period and after confirmation by the Committee (but no later than 2 1/2 months following the end of the year that contains the close of the Period of Restriction), or as soon as practicable thereafter. Performance Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

        (d)    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 7.1(c), each certificate representing Performance Shares granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

          the sale or transfer of shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the 2013 long-term incentive plan, and in the associated incentive agreement. a copy of the plan and such incentive agreement may be obtained from Ion Geophysical Corporation.

        (e)    Voting Rights.    Unless otherwise determined by the Committee or as otherwise set forth in a Grantee's Incentive Agreement, to the extent permitted or required by law, as determined by the Committee, Grantees holding Performance Shares granted hereunder may be granted the right to exercise full voting rights with respect to those shares during the Performance Period. A Grantee shall have no voting rights with respect to any Performance Units granted hereunder.

        (f)    Termination of Employment.    Each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to retain Performance Shares and/or Performance Units following termination of the Grantee's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Incentive Agreement entered into with each Grantee, need not be uniform among all Performance Shares and/or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        (g)    Section 83(b) Election.    The Committee may provide in an Incentive Agreement that the Award of Performance Shares is conditioned upon the Grantee making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Grantee makes an election pursuant to Section 83(b) of the Code concerning a Performance Share Award, the Grantee shall be required to file promptly a copy of such election with the Company.

        (h)    Performance Criteria.

            (i)  The grant of Performance Shares shall be subject to such conditions, restrictions and contingencies, as determined by the Committee.

           (ii)  The Committee may designate a grant of Performance Shares to any Grantee as intended to qualify for the Performance-Based Exception. To the extent required by Code section 162(m), any grant of Performance Shares so designated shall be conditioned on the achievement of one or more performance goals, subject to the following:

            (A)  The performance goals shall be based upon criteria in one or more of the following categories: performance of the Company as a whole, performance of a segment of the Company's business, and individual performance. Performance criteria for the Company shall relate to the achievement of predetermined financial objectives for the Company and its Subsidiaries on a consolidated basis. Performance criteria for a segment of the Company's business shall relate to the achievement of financial and operating objectives of the segment for which the Grantee is accountable.

            (B)  Performance criteria shall include pre-tax or after-tax profit levels, including: earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total shareholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; levels of operating expense and maintenance expense; or measures of customer satisfaction and customer service, as determined from time to time including the relative improvement therein.

            (C)  Individual performance criteria shall relate to a Grantee's overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. Performance goals may differ among Grantees.

        (i)    Modification.    If the Committee determines, in its discretion exercised in good faith, that the established performance measures or objectives are no longer suitable to the Company's objectives because of a change in the Company's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives to the extent it considers to be necessary. However, if any Performance Shares are designated as intended to qualify for the Performance-Based Exception, no such modification shall be made to the extent the modification would otherwise cause the Performance Shares to not qualify for the Performance-Based Exception.

        (j)    Payment.    The basis for payment of Performance Shares for a given Performance Period shall be the achievement of those performance objectives determined by the Committee at the beginning of the Performance Period as specified in the Grantee's Incentive Agreement. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the number of Performance Shares may be based on the degree to which actual performance exceeded the pre-established minimum performance standards.

The amount of payment shall be determined by multiplying the number of Performance Shares granted at the beginning of the Performance Period times the final Performance Share value. Payments shall be made in cash or Common Stock in the discretion of the Committee as specified in the Incentive Agreement.

        (k)    Special Rule for Covered Employees.    No later than the ninetieth (90th) day following the beginning of a Performance Period (or 25% of the Performance Period), the Committee shall establish performance goals applicable to Performance Shares and/or Performance Units awarded to Covered Employees in such a manner as shall permit payments with respect thereto to qualify for the Performance-Based Exception, if applicable. If a Performance Share granted to a Covered Employee is intended to comply with the Performance-Based Exception, the Committee in establishing performance goals shall comply with Treasury Regulation § 1.162-27(e)(2) (or its successor). As soon as practicable following the Company's determination of the Company's financial results for any Performance Period, the Committee shall certify in writing: (i) whether the Company achieved its minimum performance for the objectives for the Performance Period, (ii) the extent to which the Company achieved its performance objectives for the Performance Period, (iii) any other terms that are material to the grant of Performance Shares, and (iv) the calculation of the payments, if any, to be paid to each Grantee for the Performance Period.

        3.3   Supplemental Payment on Vesting of Performance Shares and/or Performance Units

        The Committee, either at the time of grant or at the time of vesting of Performance Shares and/or Performance Units, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of such Performance Shares and/or Performance Units and receipt of the Supplemental Payment, assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as seemed appropriate by the Committee. The Committee shall also have the discretion to grant Supplemental Payments that are payable in Common Stock.

SECTION 4

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        4.1   Grant of Restricted Stock or Restricted Stock Units

        Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to Grantees in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Grantee on the date of grant.

        4.2   Restricted Stock Award or Restricted Stock Unit Award Terms

        (a)    Agreement.    The terms and conditions of each grant of Restricted Stock Award and/or Restricted Stock Unit Award shall be evidenced by an Incentive Agreement that shall specify the Period(s) of Restriction, the number of shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine. If not otherwise designated in the applicable Incentive Agreement or determined by the Committee, and subject to the provisions of the Plan regarding accelerated vesting and termination, the Period of Restriction on each Restricted Stock Award and/or Restricted Stock Unit Award under this Section 4 shall lapse with respect to the number of Shares of the Restricted Stock Award or the number of Restricted Stock Units on the following dates: (i) 33% of the Shares or units on the first anniversary of the date of grant, (ii) 33% of the Shares or units on the second anniversary of the date of grant, and (iii) the remaining Shares or units on the third anniversary of the date of grant.

        (b)    Transferability.    Except as provided in this Plan or an Incentive Agreement, Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Incentive Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Grantee under the Plan shall be available during his lifetime only to such Grantee, except as otherwise provided in an Incentive Agreement or at any time by the Committee.

        (c)    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Grantees pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse.

        Except as otherwise provided in this Section 4, shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Grantee after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations) at the close of the Period of Restriction (but no later than 2 1/2 months following the end of the year that contains the close of the Period of Restriction), or as soon as practicable thereafter. Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

        (d)    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 7.1(c), each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

          the sale or transfer of shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the 2013 long-term incentive plan, and in the associated incentive agreement. a copy of the plan and such incentive agreement may be obtained from Ion Geophysical Corporation.

        (e)    Voting Rights.    Unless otherwise determined by the Committee or as otherwise set forth in a Grantee's Incentive Agreement, to the extent permitted or required by law, as determined by the Committee, Grantees holding shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those shares during the Period of Restriction. A Grantee shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

        (f)    Termination of Employment.    Each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Grantee's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Incentive Agreement entered into with each Grantee, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        (g)    Section 83(b) Election.    The Committee may provide in an Incentive Agreement that the Award of Restricted Stock is conditioned upon the Grantee making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Grantee makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Grantee shall be required to file promptly a copy of such election with the Company.

        4.3   Supplemental Payment on Vesting of Restricted Stock and Restricted Stock Units

        The Committee, either at the time of grant or at the time of vesting of Restricted Stock or Restricted Stock Units, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of such Restricted Stock or Restricted Stock Units and receipt of the Supplemental Payment, assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as seemed appropriate by the Committee. The Committee shall also have the discretion to grant Supplemental Payments that are payable in Common Stock.

SECTION 5

OTHER STOCK-BASED AWARDS

        5.1   Grant of Other Stock-Based Awards

        Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, Shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Other types of Stock-Based Awards include, without limitation, Deferred Stock, purchase rights, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the value of securities of or the performance of a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary. As is the case with other Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Incentive Awards.

        5.2   Other Stock-Based Award Terms

        (a)    Agreement.    The terms and conditions of each grant of an Other Stock-Based Award shall be evidenced by an Incentive Agreement.

        (b)    Purchase Price.    Except to the extent that an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered, or (ii) in the case of an Other Stock-Based Award in the nature of a purchase right, consideration (other than services rendered or to be rendered) at least equal to 50% of the Fair Market Value of the Shares covered by such grant on the date of grant (or such percentage higher than 50% that is required by any applicable tax or securities law).

        (c)    Performance Criteria and Other Terms.    In its discretion, the Committee may specify such criteria, periods or goals for vesting in Other Stock-Based Awards and payment thereof to the Grantee as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of Other Stock-Based Awards shall be determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide for a Supplemental Payment similar to such payment as described in Section 4.3.

        (d)    Payment.    Other Stock-Based Awards may be paid in Shares of Common Stock or other consideration related to such Shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Incentive Agreement.

        (e)    Dividends.    The Grantee of an Other Stock-Based Award may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Shares covered by the Other Stock-Based Award, as determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide in the Incentive Agreement that such amounts (if any) shall be deemed to have been reinvested in additional Shares of Common Stock.

SECTION 6

PROVISIONS RELATING TO NON-EMPLOYEE DIRECTOR AWARDS

        6.1   Generally

        Awards under this Section 6 shall be made only to Non-Employee Directors and such awards shall be evidenced by a written or electronic agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan.

        6.2   Grants

        (a)    Time of Initial Award.    Subject to Section 6.2(c), if any person who is not, immediately prior to his appointment or election, an officer or employee of the Company shall become a Non-Employee Director of the Company, the Company may grant to such person (without any action by the Board or Committee) Restricted Stock or Restricted Stock Units under the Plan representing the number of shares of Common Stock designated from time to time by the Governance Committee of the Board. The date of grant of each such award shall be as provided by the policies of the Company then in effect, or such other date as the Governance Committee shall designate from time to time.

        (b)    Subsequent Annual Awards.    Subject to Section 6.2(c), during the term of this Plan, each Non-Employee Director may be granted (without any action by the Committee or the Board) under the Plan the number of shares of Restricted Stock or Restricted Stock Units to be designated from time to time by the Governance Committee of the Board. The date of grant of each such award shall be as provided by the policies of the Company then in effect, or such other date as the Governance Committee shall designate from time to time.

        (c)    Maximum Number of Options/Shares.    Grants pursuant to this Section 6.2 that would otherwise exceed the maximum number of Shares or limitations under Section 1.4 shall be prorated within such limitation.

        6.3    Restriction and Vesting Period.    Unless otherwise designated in the applicable Incentive Agreement or unless otherwise designated by the Governance Committee of the Board from time to time, and subject to Sections 6.4 and 6.5, each award of Restricted Stock or Restricted Stock Units granted under Section 6.2(a) shall become vested as to one-third of the total number of Shares subject thereto on each of the following dates: (i) the first anniversary of the date of grant, (ii) the second anniversary of the date of grant, and (iii) the third anniversary of the date of grant. Unless otherwise designated in the applicable Incentive Agreement or unless otherwise designated by the Governance Committee of the Board from time to time, and subject to Sections 6.4 and 6.5, each award of Restricted Stock or Restricted Stock Units granted under Section 6.2(b) shall become vested as to 100% of the total number of Shares subject thereto on the first anniversary of the date of grant.

        6.4    Termination of Directorship.    If a Non-Employee Director's services as a member of the Board terminate for any reason other than upon or because of a Corporate Event (as defined in Section 7.5(e)), any portion of an award of Restricted Stock or Restricted Stock Units granted pursuant to this Section 6 that is not then vested shall terminate. If a Non-Employee Director's services as a member of the Board terminate upon or because of a Corporate Event, an award of Restricted Stock or Restricted Stock Units granted pursuant to this Section 6 and then held by such participant may (as provided in or pursuant to Section 6.5) immediately become vested.

        6.5    Adjustments; Acceleration; Termination.    Awards of Restricted Stock and Restricted Stock Units granted under this Section 6 will be subject to adjustments, acceleration and termination as provided in Section 7.5, but only to the extent that such adjustment and any Board or Committee action in respect thereof in the case of a Corporate Event is effected pursuant to the terms of a reorganization agreement approved by the stockholders of the Company or is otherwise consistent with adjustments to the Restricted Stock or Restricted Stock Units held by persons other than executive officers or Directors of the Company (or, if there are none, consistent in respect of the underlying Shares, with the effect on or rights offered to stockholders generally). To the extent that any award of Restricted Stock or Restricted Stock Unit granted under this Section 6 is not vested prior to a Corporate Event, and no provision is (or consistent with the provisions of this Plan can be) made for the assumption, conversion, substitution or exchange of the Restricted Stock or Restricted Stock Units in the Corporate Event, the Restricted Stock or Restricted Stock Units will terminate upon the consummation of the Corporate Event. The participant, however, shall be entitled to the benefits of any alternative settlement of the award of Restricted Stock or Restricted Stock Units in such circumstances, as contemplated by Section 7.5.

        6.6    Non-Citizen Non-Employee Directors.    Notwithstanding anything in Section 6.2 to the contrary, grants of Restricted Stock or Restricted Stock Units to Non-Employee Directors who are non-citizens and non-residents of the United States (a "Non-Citizen Non-Employee Director") shall not be automatic and shall be made only in accordance with this Section 6.6. Any Non-Citizen Non-Employee Director shall either be granted the same Restricted Stock or Restricted Stock Units by the Committee as are granted to Non-Employee Directors pursuant to Section 6.2, or the Committee or the Board shall authorize the Board of Directors of any Subsidiary to grant Restricted Stock or Restricted Stock Units for the purpose and on terms and conditions that are substantially equivalent to those provided in Section 6.2; provided, however, that the Board, Committee, or Board of Directors of a Subsidiary, as applicable, may determine that one or more grants of such Restricted Stock or Restricted Stock Units to a Non-Citizen Non-Employee Director shall be on terms that are more restrictive to the Director than the terms set forth above in this Section 6 with respect to Non-Employee Director Restricted Stock or Restricted Stock Unit grants generally (for example, and without limitation, awards of Restricted Stock or Restricted Stock Unit grants to a Non-Citizen Non-Employee Director may be granted with a longer vesting schedule than the schedule contemplated by Section 6.3 or may be granted with regard to a smaller number of Shares or units to reflect necessary tax withholding or other issues applicable to the award to the Non-Citizen Non-Employee Director).

SECTION 7

PROVISIONS RELATING TO PLAN PARTICIPATION

        7.1   Plan Conditions

        (a)    Incentive Agreement.    Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee's particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly-situated Grantees. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee's Incentive Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Incentive Award as determined by the Committee (including if terminated for Cause), (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, and (vii) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, a stockholders' agreement or other agreement restricting the transferability of Shares by Grantee. An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The Incentive Agreement shall be acknowledged electronically or in writing by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

        (b)    No Right to Employment.    Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights or right to serve on the Board (including without limitation, rights to continued Employment or to continue to provide services as a Director or Consultant) by any Grantee or affect the right of the Company to terminate the Employment or services of any Grantee at any time without regard to the existence of the Plan.

        (c)    Securities Requirements.    The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange or national quotation system on which Shares are traded or quoted. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares of Common Stock pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

        If the Shares issuable on exercise of an Incentive Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

          The shares of stock represented by this certificate have not been registered under the securities act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the corporation of an opinion of counsel satisfactory to the corporation, in form and substance satisfactory to the corporation, that registration is not required for such sale or transfer.

        7.2   Transferability

        Incentive Awards granted under the Plan shall not be transferable or assignable, pledged, or otherwise encumbered other than by will or the laws of descent and distribution. However, with respect to Incentive Awards that are not Incentive Stock Options, the Committee may, in its discretion, authorize all or a portion of the Incentive Award to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee's Immediate Family, (ii) a trust or trusts for the exclusive benefit of Immediate Family members, (iii) a partnership in which Immediate Family members are the only partners, (iv) any other entity owned solely by Immediate Family members, or (v) pursuant to a domestic relations order that would qualify under Code Section 414(p); provided that (A) the Incentive Agreement pursuant to which such Incentive Award is granted must expressly provide for transferability in a manner consistent with this Section 7.2, (B) the actual transfer must be approved in advance by the Committee, and (C) subsequent transfers of transferred Incentive Awards shall be prohibited except in accordance with the first sentence of this Section. Following any permitted transfer, the Incentive Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Grantee" (subject to the immediately succeeding paragraph) shall be deemed to refer to the transferee. The events of termination of employment, as set out in Section 7.6 and in the

Incentive Agreement, shall continue to be applied with respect to the original Grantee, and the Incentive Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Incentive Agreement.

        Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Nonstatutory Stock Option hereunder, the original Grantee shall remain subject to withholding taxes upon exercise. In addition, the Company and the Committee shall have no obligation to provide any notices to any Grantee or transferee thereof, including, for example, notice of the expiration of an Incentive Award following the original Grantee's termination of employment.

        The designation by a Grantee of a beneficiary of an Incentive Award shall not constitute a transfer of the Incentive Award. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee's enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 7.2 shall be void and ineffective. The Committee in its discretion shall make all determinations under this Section 7.2.

        7.3   Rights as a Stockholder

        (a)    No Stockholder Rights.    Except as otherwise set forth in Section 3 or Section 4, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate for such Shares.

        (b)    Representation of Ownership.    In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

        7.4   Listing and Registration of Shares of Common Stock

        The exercise of any Incentive Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange or quotation system on which Shares of Common Stock are traded or quoted. The Committee may, in its discretion, elect to suspend the right to exercise any Incentive Award during any Company-imposed employee "blackout" stock trading period that is necessary or desirable to comply with requirements of such laws, regulations or requirements. The Committee may also, in its discretion, elect to extend the period for exercise of any Incentive Award to reflect any such "blackout" period. The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares of Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Incentive Award.

        7.5   Change in Stock and Adjustments

        (a)    Changes in Law.    Subject to Section 7.7 (which only applies in the event of a Change of Control), in the event of any change in applicable law that warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Incentive Awards, (iii) the price per Share for outstanding Incentive Awards, and/or (iv) Performance Period and/or Performance Criteria for outstanding Incentive Awards. Any adjustment under this paragraph of an outstanding Incentive Stock Option shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing. The Committee shall give notice to each applicable Grantee of such adjustment, which shall be effective and binding.

        (b)    Exercise of Corporate Powers.    The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, re-capitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

        (c)    Recapitalization of the Company.    Subject to Section 7.7 (which only applies in the event of a Change in Control), in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), re-capitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (whether related to a Change in Control or not) affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Incentive Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Incentive Awards, (iii) the number of shares and type of Common Stock (or other securities or property) subject to the annual per-individual limitation under Section 1.4 of the Plan, (iv) the Option Price of each outstanding Incentive Award, and (v) the number of or Option Price of Shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate Option Price; provided, however, that the number of Shares of Common Stock (or other securities or property) subject to any Incentive Award shall always be a whole number. In lieu of the foregoing, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Incentive Award. Notwithstanding the foregoing, no such adjustment or cash payment shall be made or authorized to the extent that such adjustment or cash payment would cause the Plan or any Stock Option to violate Section 422 of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

        Upon the occurrence of any such adjustment or cash payment, the Company shall provide notice to each affected Grantee of its computation of such adjustment or cash payment, which shall be conclusive and shall be binding upon each such Grantee.

        (d)    Issue of Common Stock by the Company.    Except as otherwise provided in this Section 7.5 and subject to Section 7.7 in the event of a Change in Control, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards.

        (e)    Assumption of Incentive Awards by a Successor.    Unless otherwise determined by the Committee in its discretion pursuant to the next paragraph, but subject to the accelerated vesting and other provisions of Section 7.7 that apply in the event of a Change in Control, in the event of a Corporate Event (defined below), each Grantee shall be entitled to receive, in lieu of the number of Shares subject to Incentive Awards, such shares of capital stock (or other securities or property) as may be issuable or payable with respect to or in exchange for the number of Shares which Grantee would have received had he exercised the Incentive Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the Option Price and the number of Shares issuable on exercise of outstanding Stock Options). A "Corporate Event" means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof). The Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

        Subject to the accelerated vesting and other provisions of Section 7.7 that apply in the event of a Change in Control, in the event of a Corporate Event, the Committee in its discretion shall have the right and power to:

            (i)  cancel, effective immediately prior to the occurrence of the Corporate Event, each outstanding Incentive Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event over (B) the exercise price of such Incentive Award, if any; or

           (ii)  provide for the exchange or substitution of each Incentive Award outstanding immediately prior to such Corporate Event (whether or not then exercisable) for another award with respect to the Common Stock or other property for which such Incentive Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the exercise price of the Incentive Award, if any, or in the number of Shares or amount of property (including cash) subject to the Incentive Award; or

          (iii)  provide for the assumption of the Plan and such outstanding Incentive Awards by the surviving entity or its parent.

        The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Subsection (e).

        7.6   Termination of Employment, Death, Disability and Retirement

        (a)    Termination of Relationship.    Unless otherwise expressly provided in the Grantee's Incentive Agreement, if the Grantee's Employment or services as a Director or Consultant is terminated for any reason other than due to his death, Disability, Retirement, or for Cause, any non-vested portion of any Stock Option or other applicable Incentive Award at the time of such termination shall automatically expire and terminate and no further vesting shall occur after the termination date. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the Incentive Award that was vested as of the effective date of his termination of Employment or service. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his vested Stock Options for a period that shall end on the earlier of (i) the expiration date set forth in the Incentive Agreement for such Incentive Award and (ii) three (3) months after the effective date of his termination of Employment or service.

        (b)    Termination for Cause.    Unless otherwise expressly provided in the Grantee's Incentive Agreement, in the event of the termination of a Grantee's Employment, or service as a Consultant or Director, for Cause, all vested and non-vested Stock Options and other Incentive Awards (other than vested Restricted Stock or vested Restricted Stock Units) granted to such Grantee shall immediately expire, and shall not be exercisable to any extent, as of 12:01 a.m., Houston, Texas time, on the date of such termination of Employment or service for cause.

        (c)    Retirement.    Unless otherwise expressly provided in the Grantee's Incentive Agreement, upon the termination of Employment due to the Retirement (as defined in Section 1.2) of any Employee who is a Grantee:

            (i)  all of his Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable until the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award and (B) the expiration of twelve (12) months after the effective date of his termination of Employment due to his Retirement (in the case of any Incentive Award other than an Incentive Stock Option) or three (3) months after the effective date of his termination of Employment due to his Retirement (in the case of an Incentive Stock Option); and

           (ii)  all of the restrictions and conditions of any of his Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Period of Restriction with respect thereto shall be deemed to have expired, and each such Incentive Award shall thereupon become free of all restrictions and fully vested.

        (d)    Disability or Death.    Unless otherwise expressly provided in the Grantee's Incentive Agreement, upon the termination of Employment or service as a Director due to the Disability or death of any Employee or Non-Employee Director who is a Grantee:

            (i)  all of his Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable until the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award and (B) the expiration of twelve (12) months after the effective date of his termination of Employment or service due to his Disability or death;

           (ii)  any Period of Restriction with respect to any of his Restricted Stock or Restricted Stock Units shall be deemed to have expired and all restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and each such Incentive Award shall thereupon become free of all restrictions and fully vested; and

          (iii)  all of the restrictions and conditions of any of his Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Period of Restriction with respect thereto shall be deemed to have expired, and each such Incentive Award shall thereupon become free of all restrictions and fully vested.

        In the case of any vested Incentive Stock Option held by an Employee following termination of Employment, notwithstanding the definition of "Disability" in Section 1.2, whether the Employee has incurred a "Disability" for purposes of determining the length of the Option exercise period following termination of Employment under this Subsection (d) shall be determined by reference to Section 22(e)(3) of the Code to the extent required by Section 422(c)(6) of the Code. The Committee shall determine whether a Disability for purposes of this Subsection (d) has occurred.

        (e)    Continuation.    Subject to the conditions and limitations of the Plan and applicable law and regulation, in the event that a Grantee ceases to be an Employee or Consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Option or other Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award, (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Incentive Award, or (iii) to any other change in the terms and conditions of the Incentive Award. In the event of any such change to an outstanding Incentive Award, a written or electronic amendment to the Grantee's Incentive Agreement shall be required.

        7.7   Change in Control

        In the event of a Change in Control (as defined below), the following actions shall automatically occur as of the day immediately preceding the effective date of the Change in Control unless expressly provided otherwise in the Grantee's Incentive Agreement or otherwise designated in advance by the Committee:

        (a)   all of the Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable;

        (b)   any Period of Restriction with respect to any Restricted Stock or Restricted Stock Unit shall be deemed to have expired and all restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and thus each such Incentive Award shall become free of all restrictions and fully vested;

        (c)   all of the restrictions and conditions of any Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Period of Restriction with respect thereto shall be deemed to have expired, and thus each such Incentive Award shall become free of all restrictions and fully vested;

        (d)   all of the Restricted Stock, Restricted Stock Units and any Other Stock-Based Awards shall become fully vested, deemed earned in full, and promptly paid within thirty (30) days to the affected Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied; and

        (e)   all of the Incentive Awards subject to Performance Periods and/or Performance Criteria shall become fully vested at the higher of the current performance level or the Target Level, deemed earned in full, and promptly paid within two and a half (2 1/2) months to the affected Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied.

        Notwithstanding any other provision of this Plan, unless otherwise expressly provided in the Grantee's Incentive Agreement, the provisions of this Section 7.7 may not be terminated, amended, or modified to adversely affect any Incentive Award theretofore granted under the Plan without the prior written or electronic consent of the Grantee with respect to his outstanding Incentive Awards.

        For all purposes of this Plan, a "Change in Control" of the Company means the occurrence of any one or more of the following events:

          (A)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the

  Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a "Merger"), if, following such Merger, the conditions described in clauses (i) and (ii) of Section 7.7(c) are satisfied;

          (B)  Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (a solicitation by any person or group of persons for the purpose of opposing a solicitation of proxies or consents by the Board with respect to the election or removal of Directors at any annual or special meeting of stockholders) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (C)  Consummation of a Merger, unless immediately following such Merger, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than 50% of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger; or

          (D)  The sale or other disposition of all or substantially all of the assets of the Company.

        7.8   Exchange of Incentive Awards

        The Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.

SECTION 8

GENERAL

        8.1   Effective Date and Grant Period

        The Plan is adopted by the Board effective as of February 11, 2013, subject to the approval of the stockholders of the Company. No Incentive Award that is an Incentive Stock Option shall be granted under the Plan after ten (10) years from the Effective Date. Unless sooner terminated by action of the Board, this Plan will terminate at 5:00 p.m. Houston, Texas time, on May 21, 2023. Incentive Awards under this Plan may not be granted after that date, but any Incentive Award duly granted before that date will continue to be effective in accordance with its terms and conditions.

        8.2   Funding and Liability of Company

        No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

        8.3   Withholding Taxes

        (a)    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award hereunder.

        (b)    Share Withholding.    With respect to tax withholding required upon the exercise of Stock Options or SARs, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares or Units having a Fair Market Value on the date the tax is to be determined equal to the minimum withholding tax which could be imposed on the transaction or such other applicable withholding rate allowed by the Company and applicable law. All such elections shall be made in electronically or writing, acknowledged by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

        8.4   No Guarantee of Tax Consequences

        Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

        8.5   Designation of Beneficiary by Grantee

        Incentive Awards under the Plan will be subject to a beneficiary election filed with the Company. The election will be filed with, and subject to all rules defined by, the Company and will apply to all Incentive Awards under the Plan. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

        8.6   Amendment and Termination

        The Board shall have the power and authority to terminate or amend the Plan at any time. No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee under the Plan, without the written or electronic consent of such Grantee or other designated holder of such Incentive Award.

        In addition, to the extent that the Committee determines that (a) the listing or qualification requirements of any national securities exchange or quotation system on which the Company's Common Stock is then listed or quoted, if applicable, or (b) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing or quotation system requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company's stockholders.

        8.7   Governmental Entities and Securities Exchanges

        The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law, if applicable. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

        8.8   Successors to Company

        All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        8.9   Miscellaneous Provisions

        (a)   No Employee or Consultant, or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Director or Consultant, any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

        (b)   By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

        (c)   Performance-based awards granted under the Plan to a Grantee who is subject to the Company's Compensation Recoupment Policy, as may be amended from time to time, may be reduced or subject to recoupment pursuant to the terms and conditions of such policy.

        8.10 Severability

        In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

        8.11 Gender, Tense and Headings

        Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

        8.12 Governing Law

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States or applicable provisions of the Delaware General Corporation Law.

        8.13 Deferred Compensation

        This Plan and any Incentive Agreement issued under the Plan is intended to meet the requirements of Section 409A of the Code and shall be administered in a manner that is intended to meet those requirements and shall be construed and interpreted in accordance with such intent. To the extent that an Incentive Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, except as the Board otherwise determines in writing, the Incentive Award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to the excise tax applicable under Section 409A of the Code. Any provision of this Plan or any Incentive Agreement that would cause an Incentive Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan or the Incentive Agreement, as applicable) to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. In the event the Plan allows for a deferral of compensation, the Plan is intended to qualify for certain exemptions under Title I of ERISA provided for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees.

ion IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTIOM PORTION IN THE ENCLOSED ENVELOPE. T A The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals No. 2, No. 3 and No. 4. 1. Elect the following three (3) members to the Board of Directors to serve until the 2016 Annual Meeting of Stockholders or until their respective successors are elected and qualify: For Withhold For Withhold For Withhold 01 -David H. Barr 02 - Franklin Myers 03- S. James Nelson, Jr. For Against Abstain For Against Abstain our named executive officers. 4. Ratification of the appointment of Ernst & Young LLP as TON’s independent registered public accounting firm (independent auditors) for 2013. B Authorized Signatures Sign Here This section must be completed for your instructions to be executed. The undersigned hereby revokes all previous proxies given. This Proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement and Annual Report of the Company for the fiscal year ended December 31, 2012, is hereby acknowledged. Please sign exactly as your name(s) appears on this card. If shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares are held of record by a corporation, this Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date the Proxy. Date (mm/dd/yyyy) – Please print date below. Signature 1 U PX 1 5 2 3 0 3 2 01KHNC –Please keep signature within the box. Signature 2 – Please keep signature within the box. 2. Vote to approve our 2013 Long-Term incentive Plan. 3. Advisory (non-binding) vote to approve the compensation of

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTIOM PORTION IN THE ENCLOSED ENVELOPE. ion Proxy -ION Geophysical Corporation PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The afore signed hereby appoints James M. Lapeyre, Jr. and R. Brian Hanson, and each of them, with full power of substitution to represent the afore signed and to vote all of the shares of Common Stock in ION Geophysical Corporation (the “Company”), a Delaware corporation, that the afore signed is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 22, 2013, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company (the “Proxy Statement”) dated April 16, 2013, and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof. ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO.1 AND FOR PROPOSALS NO.2, NO. 3 and NO. 4. PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE!